Goldman Sachs Funds

SPECIAL FOCUS FIXED INCOME FUNDS	Annual Report October 31, 2006

8.23
9.17
9.39
9.76
108.88
8.92
6.86
7.08
99.50
8.96
104.50
9.07
9.35
91.88
9.99
102.00
103.00
101.00
99.00
NOM %
%CHG
%

Current income potential from portfolios that invest in a variety of fixed income securities.

Asset Management

Goldman Sachs Special Focus
Fixed Income Funds

■	GOLDMAN SACHS GLOBAL INCOME FUND
■	GOLDMAN SACHS HIGH YIELD FUND
■	GOLDMAN SACHS EMERGING MARKETS DEBT FUND
The Goldman Sachs Global Income Fund’s investments in fixed income securities are subject to the risks associated with debt securities including credit and interest rate risk. The Fund may invest in foreign and emerging market securities, which may be more volatile and less liquid than its investment in U.S. securities and will be subject to the risks of currency fluctuations and sudden economic or political developments. The Fund may also engage in foreign currency transactions for hedging purposes including cross hedging or for speculative purposes. Forward foreign currency exchange contracts are subject to the risk that the counterparty to the contract will default on its obligations. The Fund may make substantial investments in derivative instruments, including options, financial futures, Eurodollar futures contracts, swaps, options on swaps, structured securities and other derivative investments. Derivative instruments may involve a high degree of financial risk. These risks include the risk that a small movement in the price of the underlying security or benchmark may result in a disproportionately large movement, unfavorable or favorable, in the price of the derivative instrument; risks of default by a counterparty; and the risks that transactions may not be liquid. The Fund is nondiversified and may invest more of its assets in fewer issuers than diversified funds, may be more susceptible to adverse developments affecting any single issuer held in its portfolio and may be susceptible to greater losses because of these developments. At times, the Fund may be unable to sell certain of its portfolio securities without a substantial drop in price, if at all.
The Goldman Sachs High Yield Fund invests in high yield, fixed income securities that, at the time of purchase, are noninvestment grade. High yield, lower rated securities involve greater price volatility and present greater risks than higher rated fixed income securities. The Fund may also invest in foreign issuers who are denominated in currencies other than the U.S. dollar and in securities of issuers located in emerging countries denominated in any currency. The Fund’s foreign and emerging market investments may be more volatile and less liquid than its investment in U.S. securities and will be subject to the risks of currency fluctuations and sudden economic or political developments. At times, the Fund may be unable to sell certain of its portfolio securities without a substantial drop in price, if at all. The Fund may also engage in foreign currency transactions for hedging purposes including cross hedging or for speculative purposes. The Fund may make substantial investments in derivative instruments, including options, financial futures, Eurodollar futures contracts, swaps, options on swaps, structured securities and other derivative investments. Derivative instruments may involve a high degree of financial risk. These risks include the risk that a small movement in the price of the underlying security or benchmark may result in a disproportionately large movement, unfavorable or favorable, in the price of the derivative instrument; risks of default by a counterparty; and the risks that transactions may not be liquid.
The Goldman Sachs Emerging Markets Debt Fund’s investments in fixed income securities are subject to the risks associated with debt securities including credit and interest rate risk. The majority of the countries in which the Fund invests have sovereign ratings that are below investment grade or are unrated. High yield, lower rated securities involve greater price volatility and present greater risks than higher rated fixed income securities. Fixed income securities of emerging countries are less liquid and are subject to greater price volatility and will be subject to the risks of currency fluctuations and sudden economic or political developments. The securities markets of emerging countries have less government regulation and are subject to less extensive accounting and financial reporting requirements than the markets of more developed countries. The Fund may also engage in foreign currency transactions for hedging purposes including cross hedging or for speculative purposes. Forward foreign currency exchange contracts are subject to the risk that the counterparty to the contract will default on its obligations. The Fund is subject to concentration risk and it may subject the Fund to greater losses than if it were less concentrated in a particular country or region. The Fund is also subject to the risk that the issuers of sovereign debt or the government authorities that control the payment of debt may be unable or unwilling to repay principal or interest when due. The Fund may make substantial investments in derivative instruments, including options, financial futures, Eurodollar futures contracts, swaps, options on swaps, structured securities and other derivative investments. Derivative instruments may involve a high degree of financial risk. These risks include the risk that a small movement in the price of the underlying security or benchmark may result in a disproportionately large movement, unfavorable or favorable, in the price of the derivative instrument; risks of default by a counterparty; and the risks that transactions may not be liquid. The Fund is nondiversified and may invest more of its assets in fewer issuers than diversified funds, may be more susceptible to adverse developments affecting any single issuer held in its portfolio and may be susceptible to greater losses because of these developments. At times, the Fund may be unable to sell certain of its portfolio securities without a substantial drop in price, if at all.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
What Distinguishes Goldman Sachs’
Fixed Income Investment Process?
At Goldman Sachs Asset Management (“GSAM”), the goal of our fixed income investment process is to provide consistent, strong performance by actively managing our portfolios within a research-intensive, risk-managed framework.
A key element of our fixed income investment philosophy is to evaluate the broadest global opportunity set to capture relative value across sectors and instruments. Our globally integrated investment process involves managing dynamically along the risk/return spectrum, as we continue to develop value-added strategies through:

■	Assess relative value among securities and sectors
■	Leverage the vast resources of Goldman Sachs in selecting securities for each portfolio

■	Team approach to decision making
■	Manage risk by avoiding significant sector and interest rate bets
■	Careful management of yield curve strategies — while closely managing portfolio duration
Fixed Income portfolios that:

■	Include domestic and global investment options, income opportunities, and access to areas of specialization such as high yield
■	Capitalize on GSAM’s industry-renowned credit research capabilities
■	Use a risk-managed framework to seek total return, recognizing the importance of investors’ capital accumulation goals as well as their need for income

PORTFOLIO RESULTS
Global Income Fund
Dear Shareholder,
This report provides an overview on the performance of the Goldman Sachs Global Income Fund during the one-year reporting period that ended October 31, 2006.
  Performance Review

Over the one-year period that ended October 31, 2006, the Fund’s Class A, B, C, Institutional and Service Shares generated cumulative total returns, without sales charges, of 2.07%, 1.36%, 1.28%, 2.54% and 1.94%, respectively. These returns compare to the 4.33% cumulative total return of the Fund’s benchmark, the J.P. Morgan Global Government Bond Index (hedged), over the same time period.

The Fund generated a positive return during the reporting period but lagged its benchmark. This was largely due to the Fund’s currency strategy and duration positioning. This more than offset the positive contributions generated by several trades in our country strategy that were instituted during the period.
  Market Review

The markets reacted calmly to news of Ben Bernanke’s nomination to succeed Alan Greenspan when the Federal Reserve Board (the “Fed”) chairman stepped down at the end of January 2006. Mr. Bernanke was seen as a safe replacement and someone who was unlikely to deviate from the policies of his predecessor. In the first half of the reporting period, U.S. bonds fell across the yield curve due to strong economic data. Despite rising yields at the short-end of the curve, benign inflationary pressures kept long-end yields within a relatively narrow range. Treasuries then advanced as weaker economic data emerged and the yield curve shifted down as expectations for inflation and future interest rates were revised lower. The Fed raised rates at every meeting over the period before going on hold in June, August, September and October, with rates ending at 5.25%.

European bonds sold off in line with Treasuries in the first half of the period as strong economic data and further improvements in business sentiment surveys pointed to sustained growth within the region. In the second half of the period, European bonds followed Treasuries higher, despite more robust economic activity and domestic demand. The European Central Bank (ECB) maintained its stance and raised rates to 3.25%.

In the first half of the period, the sell-off in Japanese government bonds came amidst signs of real economic recovery and the Bank of Japan’s announcement that it would end its policy of quantitative easing, seen as the necessary first step to eventual rate increases. Japanese government bonds ended the second half of the period stronger as data weakened and inflationary concerns abated. The Bank of Japan raised rates to 0.25% in the second half of the period but then unanimously decided to keep rates on hold thereafter.

PORTFOLIO RESULTS
  Investment Objective

The Fund seeks a high total return, emphasizing current income, and, to a lesser extent, providing opportunities for capital appreciation.
  Investment Strategies

The Fund holds a global portfolio of high quality bonds that represents our best ideas in the world’s developed country bond markets. Strategies employed include the active management of interest rates, yield curve, country allocation, sector, security selection and currency management. To the extent we find them effective instruments to manage the duration of the portfolio, and not for speculative purposes, the Fund may employ the use of derivatives, including financial futures, Eurodollar futures contracts and swaps. The Fund also makes use of currency forwards for the purpose of hedging non U.S. dollar exposures, as well as implementing active currency views.

We believe that using derivatives, including both futures and swaps, in the portfolio has been an effective portfolio management tool. Futures have been efficiently employed to hedge duration (interest rate sensitivity) drift that may occur due to the passage of time, or changing interest rates. In addition, we believe that futures allowed us to optimize security selection by giving us the flexibility to select the most attractive securities for the portfolio, regardless of the securities’ maturity/duration. Finally, futures and swaps were important tools in implementing certain interest rate and spread views.
  Factors Affecting Performance

Overall, our duration strategy was a detractor from the Fund’s performance. Our short duration position in Japan and the U.S. added value in the first half of the period as U.S. Treasuries fell following continuous strong data releases for growth, inflation and employment. The Fed continued its tightening policy and Japanese government bonds weakened on the back of signs of an economic recovery and the Bank of Japan’s announcement that it will end its policy of quantitative easing. However, this position detracted from results in the second half of the period. Our short Japan duration position suffered as growth momentum in Japan appeared to slow and a larger-than-anticipated downward revision in the core consumer price index (CPI) prompted a reassessment of inflation and future policy rate expectations. Our short U.S. duration position also suffered as the U.S. economy showed signs of slowing, led by a sharp downturn in the housing market and the cumulative effects of monetary policy tightening.

PORTFOLIO RESULTS

Our currency strategy was the main detractor from performance. Our overweight position in the U.S. dollar had a negative impact on performance as it trended lower during January as economic data failed to support the currency. Our short Great Britain pound position suffered in the second quarter of 2006 as the Great Britain pound performed strongly due to global risk aversion in the latter half of this period. Our short New Zealand dollar position detracted from results in the third quarter of 2006, as the New Zealand dollar was the best performing currency. This was triggered by some surprisingly strong inflation and employment data that caused the currency to rally as the market pared back expectations for interest rate cuts this year.

Our short UK/long U.S. and short Europe/long U.S. positions within our country strategy added value as U.S. bonds advanced more than their European and UK bonds counterparts. However, the value added from these positions was offset by poor performance in our short UK/long Europe and short Canada/long New Zealand positions.
  Outlook

Globally, we believe the trend is for economic growth to slow gradually despite a year-end boost from falling energy prices. The monetary policy that central banks will adopt will be very data-dependent over the coming year. While U.S. corporate profit growth remains strong, leading indicators, such as the Institute for Supply Management’s manufacturing and non-manufacturing indices, point to softer growth. Despite a number of downside risks, our outlook for Japanese growth remains positive.

We believe that the corporate sector remains strong, credit growth is trending upwards and solid employment data should ultimately bolster personal consumption. In the UK, we remain of the view that inflationary pressures will moderate from the anticipated winter peak and we expect the path of rates to be very data-dependent over the coming year. We believe that the economic outlook for 2007 in the Eurozone is uncertain, as the strong growth momentum will likely be dampened by higher tax rates in Germany, fiscal tightening in Italy, moderating global growth and a strong exchange rate. That said, we believe there will be further modest interest rate hikes from the ECB by the end of next year.

We thank you for your investment and look forward to your continued confidence.

Goldman Sachs Global Fixed Income Investment Management Team

November 20, 2006

FUND BASICS
Global Income Fund
as of October 31, 2006
PERFORMANCE REVIEW

November 1, 2005–	Fund Total Return	J.P. Morgan Global Government	30-Day Standardized
October 31, 2006	(based on NAV)[1]	Bond Index (hedged)[2]	Yield[3]

Class A	2.07%	4.33%	2.40%
Class B	1.36	4.33	1.77
Class C	1.28	4.33	1.77
Institutional	2.54	4.33	2.88
Service	1.94	4.33	2.39

[1]	The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The J.P. Morgan Global Government Bond Index (hedged), an unmanaged index, does not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

[3]	The 30-Day Standardized Yield of the Fund is calculated by dividing the net investment income per share (as defined by securities industry regulations) earned by the Fund over a 30-day period (ending on the stated month-end date) by the maximum public offering price per share of the Fund on the last day of the period. This number is then annualized. This yield does not necessarily reflect income actually earned and distributed by the Fund and, therefore, may not be correlated with the dividends or other distributions paid to shareholders.
STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS[4]

For the period ended 9/30/06	One Year	Five Years	Ten Years	Since Inception	Inception Date

Class A	-3.61%	2.79%	4.80%	5.82%	8/2/91
Class B	-4.78	2.70	4.69	4.96	5/1/96
Class C	-0.85	3.11	n/a	4.33	8/15/97
Institutional	1.39	4.30	5.90	6.57	8/1/95
Service	0.79	3.77	5.36[5]	6.19[5]	8/2/91

[4]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 4.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The Fund will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less. The performance figures do not reflect the deduction of the redemption fee. If reflected, the redemption fee would reduce the performance quoted.
The returns represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.goldmansachsfunds.com to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

[5]	Performance data for Service Shares prior to 3/12/97 (commencement of operations) is that of Class A Shares (excluding the impact of front-end sales charges applicable to Class A Shares since Service Shares are not subject to any sales charges). Performance of Class A Shares in the Fund reflects the expenses applicable to the Fund’s Class A Shares. The fees applicable to Service Shares are different from those applicable to Class A Shares which impact performance ratings and rankings for a class of shares.

FUND BASICS
CURRENCY ALLOCATION[6]

	Percentage of Net Assets

	as of 10/31/06	as of 10/31/05

Euro	34.3%	40.5%

U.S. Dollar[7]	27.5	22.0
Japanese Yen	18.8	12.2
British Pound	4.7	3.3
Canadian Dollar	3.7	1.6
Polish Zloty	1.0	—
Danish Krone	0.7	0.9
Swedish Krona	0.6	0.4
Deutschemark	0.4	—
Australian Dollar	0.1	1.8
Mexican Peso	—	1.0
Israeli Shekel	—	0.1

[6]	The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets. Figures in the above table may not sum to 100% due to the exclusion of other assets and liabilities.

[7]	This figure represents the value excluding short-term obligations. If short-term obligations had been included the percentages for 2006 and 2005 would have been 34.8% and 36.7%, respectively.

PORTFOLIO RESULTS
High Yield Fund
Dear Shareholder:
This report provides an overview on the performance of the Goldman Sachs High Yield Fund during the one-year reporting period that ended October 31, 2006.
  Performance Review

Over the one-year period that ended October 31, 2006, the Fund’s Class A, B, C, Institutional and Service Shares generated cumulative total returns, without sales charges, of 10.76%, 9.93%, 9.94%, 11.16% and 10.63%, respectively. These returns compared to the 9.67% cumulative total return of the Fund’s benchmark, the Lehman Brothers U.S. Corporate High Yield Bond Index, 2% Issuer Capped, over the same time period.

The Fund outperformed its benchmark during the reporting period. Strong corporate results and low default rates have led the market to trade in a narrow spread range, aside from the automotive and airline sectors. Consequently, security selection has been the main contributor to excess returns.
  Market Environment

Strong company results, coupled with positive equity market returns, greatly benefited riskier credits and they significantly outperformed the overall high yield market over the period. During the last twelve months, CCC-rated bonds returned 15.50%. In contrast, more Treasury sensitive BB-rated bonds returned only 7.45% while B-rated bonds returned 10.35%. Currently, default rates are at their lowest levels in twenty years, further adding to market strength. Standard & Poor’s reported that the default rate for the last twelve months dipped below 1% at the end of October 2006.

As was the case for much of 2005, the automotive sector dictated the direction of the high yield market during the last twelve months. Initially, the sector was hurt by automotive parts supplier Delphi’s bankruptcy filing, but it has performed strongly since the start of the year. This return has been driven by improved earnings at General Motors and news of management changes at Ford.

More defensive sectors, such as gaming, energy and healthcare, for example, have been adversely impacted by their greater sensitivity to interest rates. Furthermore, in June, hospital operator HCA saw its bonds fall sharply on news of its $32 billion leveraged buyout, dragging down the whole sector on supply fears. Consequently, healthcare has been the worst performing high yield sector, returning 4.13% over the past year.
  Investment Objective

The Fund seeks a high level of current income and may also consider the potential for capital appreciation.

PORTFOLIO RESULTS
  Investment Strategies

In seeking to meet the Fund’s investment objective, we invest, under normal circumstances, at least 80% of the Fund’s net assets plus any borrowings for investment purposes in high yield, fixed income securities that, at the time of purchase, are non-investment grade. The Fund may invest in obligations of domestic and foreign issuers, which are denominated in currencies other than the U.S. dollar. The Fund typically uses currency forwards for the purpose of hedging currency exposure.
  Factors Affecting Performance

The Fund posted consistently strong returns, outperforming the benchmark during the twelve-month reporting period. The Fund benefited from its focus on single B and below-rated companies and an underweight to BB-rated bonds. At period end, the Fund’s B rated holdings accounted for almost 56% of its assets, versus approximately 46% for the benchmark. Meanwhile, securities rated BB accounted for nearly 19% of the Fund, compared with about 38% for the benchmark.

Packaging, chemicals and buildings products all performed well over the period. Raw material cost squeezes have subsided and earnings in each sector have been surprisingly strong. Notable outperformers include Consolidated Container, Associated Materials and Nortek. Performance has further benefited from a number of turnaround situations such as VWR and Grohe, as well as a number of premium calls and tender offers, such as Quintiles. Factors that detracted from Fund performance included an underweight to automotives and minimal airline exposure, both of which performed well during the period.
  Outlook

Based on market technical factors and our fundamental credit research, we believe high yield returns will be primarily driven by coupon payments in the medium term, offset by the moderately rising default rates and potentially higher interest rates. We believe the rise of “mega” leverage buyouts (LBOs) such as Freescale and HCA will likely dominate new issue supply over the next twelve months.

We thank you for your investment and look forward to your continued confidence.

Goldman Sachs High Yield Investment Management Team

November 27, 2006

FUND BASICS
High Yield Fund
as of October 31, 2006
PERFORMANCE REVIEW

		Lehman Brothers
		U.S. Corporate	30-Day
November 1, 2005–	Fund Total Return	High Yield Bond Index	Standardized
October 31, 2006	(based on NAV)[1]	2% Issuer Capped[2]	Yield[3]

Class A	10.76%	9.67%	6.55%
Class B	9.93	9.67	6.11
Class C	9.94	9.67	6.11
Institutional	11.16	9.67	7.24
Service	10.63	9.67	6.74

[1]	The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Lehman Brothers U.S. Corporate High Yield Bond Index, 2% Issuer Capped, an unmanaged index, covers the universe of U.S. dollar denominated, non-convertible, fixed rate, non-investment grade debt. Index holdings must have at least one year to final maturity, at least $150 million par amount outstanding, and be publicly issued with a rating of Ba1 or lower. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

[3]	The 30-Day Standardized Yield of the Fund is calculated by dividing the net investment income per share (as defined by securities industry regulations) earned by the Fund over a 30-day period (ending on the stated month-end date) by the maximum public offering price per share of the Fund on the last day of the period. This number is then annualized. This yield does not necessarily reflect income actually earned and distributed by the Fund and, therefore, may not be correlated with the dividends or other distributions paid to shareholders.
STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS[4]

For the period ended 9/30/06	One Year	Five Years	Since Inception	Inception Date

Class A	3.26%	10.69%	6.11%	8/1/97
Class B	1.92	10.50	5.86	8/1/97
Class C	6.20	10.91	5.91	8/15/97
Institutional	8.32	12.12	7.05	8/1/97
Service	7.94	11.55	6.51	8/1/97

[4]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 4.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The Fund will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 60 calendar days or less. The performance figures do not reflect the deduction of the redemption fee. If reflected, the redemption fee would reduce the performance quoted.

The returns represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.goldmansachsfunds.com to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS
TOP 10 ISSUERS AS OF 10/31/06[5]

Company	% of Net Assets	Line of Business

El Paso Corp.	2.58%	Utilities
General Motors Acceptance Corp.	1.64	Automotive
Ray Acquisition SCA	1.63	Services Cyclical
MGM Mirage, Inc.	1.38	Gaming
Ford Motor Credit Co.	1.32	Automotive
RH Donnelley Corp.	1.30	Publishing
Nielsen Finance LLC	1.04	Publishing
Nortek, Inc.	1.02	Building Materials
Wind Acquisition Finance SA	0.96	Telecommunications
Nextel Communications, Inc.	0.94	Telecommunications

[5]	The top 10 issuers may not be representative of the Fund’s future investments.
TOP 10 INDUSTRY ALLOCATION[6]

	Percentage of Net Assets

	as of 10/31/06	as of 10/31/05

Chemicals	6.5	7.3
Gaming	5.7	5.5
Publishing	4.7	4.7
Media – Cable	4.2	4.4
Packaging	3.7	3.9
Telecommunications – Cellular	3.7	3.6
Utilities – Pipelines	3.6	4.2
Utilities – Electric	3.4	4.8
Building Materials – Fixtures & Fittings	3.3	3.7
Consumer Products – Household & Leisure	3.1	2.7

[6]	The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

PORTFOLIO RESULTS
Emerging Markets Debt Fund
Dear Shareholder,
This report provides an overview on the performance of the Goldman Sachs Emerging Markets Debt Fund for the one-year period that ended October 31, 2006.
  Performance Review

Over the one-year period that ended October 31, 2006, the Fund’s Class A and Institutional Shares generated cumulative total returns, without sales charges, of 11.63% and 11.93%, respectively. These returns compare to the 11.24% cumulative total return of the Fund’s benchmark, the J.P. Morgan EMBI Global Diversified Index, over the same time period. From the period since its inception on September 29, 2006 to October 31, 2006, the Fund’s Class C Shares generated a cumulative total return of 1.98% compared to the 1.96% cumulative total return of the Fund’s benchmark over the same abbreviated time period.

The Fund generated a positive return during the reporting period and outperformed its benchmark. This was largely due to the Fund’s external debt security selection and duration positioning during the period. Slightly offsetting this was an underweight to Argentina and security selection of local debt, both of which detracted from results.
  Market Review

The J.P. Morgan EMBI Global Diversified Index returned 11.24% over the twelve-month period ending October 31, 2006. Emerging market debt spreads tightened 43 basis points (bps) to close the period at 203 bps. This was just 21 basis points shy of the Index’s all-time tightest spread level of 182 bps. The market continued to perform particularly well, aided by the ongoing improvement in emerging market fundamentals, supportive commodity returns, and strong investor demand. Latin America outperformed all emerging regions, returning 13.95%, while Africa underperformed all emerging regions, returning 5.16%. Argentina (+39.9%), Ivory Coast (+34.3%) and the Philippines (+20.9%) were the top-performing emergers, while Lebanon (-0.9%), Egypt (+3.4%), Hungary (+3.7%) and Poland (+4.6%) were the bottom-performing emergers for the period.
  Investment Objective

The Fund seeks a high level of total return consisting of income and capital appreciation.
  Investment Strategies

In seeking to meet the Fund’s investment objective, we invest, under normal circumstances, at least 80% of the Fund’s net assets plus any borrowings for investment purposes in fixed income securities of issuers located in emerging countries. To the extent we find them effective instruments with which to manage certain of the portfolio’s risk exposures (e.g., duration and currency), the Fund may employ the use of derivatives, including options, futures, forwards, swaps and Eurodollar futures contracts. The Fund typically makes use of currency forwards for the purpose of hedging select currency exposure back to the base currency of the Fund. Since its inception, we believe the Fund’s exposure to derivatives has been an effective risk management tool for hedging duration and currency exposures as desired.

PORTFOLIO RESULTS
  Portfolio Composition

At the end of the reporting period relative to the benchmark, the Fund held sizable underweight positions to Asia, Africa and the Middle East, and overweight positions to Latin America and Europe. The Fund remains well diversified across 30 countries and across all emerging market regions. At the end of the period, the portfolio’s largest relative overweight was Brazil (+5.7%) and its largest underweight was Argentina (-3.1%).

We continue to focus on relative value across countries but believe overall valuations are tight. Fundamentally, we continue to see a fairly favorable external environment and healthy developments in key credits and across the broader market in general. We believe sustained or rising oil price levels, which closed at just under $59 per barrel at the end of the period, should continue to support oil exporting countries, which comprise over 40% of the emerging market debt index. We believe that the technical picture also continues to bode well on the asset class. Strategic inflows remain strong, as investor demand is high and broadening. Furthermore, the need for new issuance is decreasing. Many emerging market economies are running current account surpluses due to high commodity prices and strong export demand.
  Portfolio Highlights

Security selection of Argentine and Brazilian debt was the primary contributor to excess returns for the period, as the market’s appetite for high risk emerging market debt drove spreads tighter. Active currency exposure to the Brazilian real also enhanced results, as the currency appreciated nearly 5% over the reporting period. Primary detractors from returns included an underweight to Argentina, security selection of local Brazilian debt, and active currency exposure to the Colombian peso. From a top-down perspective, the Fund’s short interest rate duration and long spread duration positions contributed to returns, as rates rose and spreads tightened over the period.
  Outlook

We continue to focus on relative value across countries but believe overall emerging market debt valuations are high. Fundamentally, we continue to see a fairly favorable external environment and healthy developments in key credits and across the broader emerging debt market in general. We believe sustained or rising oil price levels should continue to support oil exporting countries, which comprise over 40% of the emerging market debt index. We believe that the technical picture also continues to shine favorably on the asset class, as investor demand remains strong and new issuance has been below its historical average.

We thank you for your investment and look forward to your continued confidence.

Goldman Sachs Global Fixed Income Investment Management Team

November 30, 2006

FUND BASICS
Emerging Markets Debt Fund
as of October 31, 2006
PERFORMANCE REVIEW

November 1, 2005–	Fund Total Return	J.P. Morgan EMBI Global	30-Day Standardized
October 31, 2006	(based on NAV)[1]	Diversified Index[2]	Yield[3]

Class A	11.63%	11.24%	4.80%
Institutional	11.93	11.24	5.40

September 29, 2006
(inception of class)–
October 31, 2006

Class C	1.98%	1.96%	4.41%

[1]	The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.
[2]	The J.P. Morgan EMBI Global Diversified Index is an unmanaged index of debt instruments of 31 Emerging Countries. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.
[3]	The 30-Day Standardized Yield of the Fund is calculated by dividing the net investment income per share (as defined by securities industry regulations) earned by the Fund over a 30-day period (ending on the stated month-end date) by the maximum public offering price per share of the Fund on the last day of the period. This number is then annualized. This yield does not necessarily reflect income actually earned and distributed by the Fund and, therefore, may not be correlated with the dividends or other distributions paid to shareholders.
STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS[4]

For the period ended 9/30/06	One Year	Since Inception	Inception Date

Class A	2.21%	12.93%	8/29/03
Institutional	7.51	15.11	8/29/03

The Emerging Markets Debt Fund Class C commenced operations on September 29, 2006, therefore no standardized performance for the period ended September 30, 2006 is provided for the Fund’s Class C Shares.
[4]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 4.5% for Class A Shares. Because Institutional Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The Fund will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less. The performance figures do not reflect the deduction of the redemption fee. If reflected, the redemption fee would reduce the performance quoted.

The returns represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.goldmansachsfunds.com to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

TOP 10 COUNTRY ALLOCATION[5]

	Percentage of Net Assets

	as of 10/31/06	as of 10/31/05

Russia	13.0%	7.2%
United States[6]	11.1	18.2
Brazil	9.1	8.9
Philippines	7.4	4.7
Argentina	7.4	12.2
Turkey	6.8	7.0
Venezuela	5.9	5.6
Mexico	4.7	3.4
Peru	3.9	4.0
Guatemala	3.5	3.4

[5]	The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

[6]	Includes 8.1% short-term investments. Short-term investments include repurchase agreements.

GOLDMAN SACHS GLOBAL INCOME FUND
Performance Summary
October 31, 2006 (Unaudited)
The following graph shows the value, as of October 31, 2006, of a $10,000 investment made on November 1, 1996 in Institutional Class Shares of the Goldman Sachs Global Income Fund. For comparative purposes, the performance of the Fund’s benchmark, the J.P. Morgan Global Government Bond Index (hedged) (the “JP Morgan GGB Index (hedged)”), is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemptions of Fund shares. Performance of Class A, Class B, Class C, and Service Shares will vary from Institutional Class Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the portfolio.
Global Income Fund’s 10 Year Performance
Performance of a $10,000 Investment, Distributions Reinvested November 1, 1996 to October 31, 2006.

Average Annual Total Return through October 31, 2006	Since Inception	Ten Years	Five Years	One Year
Class A (commenced August 2, 1991)
Excluding sales charges	6.15%	5.18%	3.42%	2.07%
Including sales charges	5.83%	4.70%	2.48%	-2.49%

Class B (commenced May 1, 1996)
Excluding contingent deferred sales charges	4.97%	4.59%	2.79%	1.36%
Including contingent deferred sales charges	4.97%	4.59%	2.37%	-3.71%

Class C (commenced August 15, 1997)
Excluding contingent deferred sales charges	4.35%	N/A	2.79%	1.28%
Including contingent deferred sales charges	4.35%	N/A	2.79%	0.27%

Institutional Class (commenced August 1, 1995)	6.57%	5.80%	3.98%	2.54%

Service Class (commenced August 2, 1991)	5.12%	N/A	3.44%	1.94%

GOLDMAN SACHS GLOBAL INCOME FUND
Schedule of Investments
October 31, 2006

Principal	Interest	Maturity
Amount*	Rate	Date	Value
Foreign Sovereign Debt Obligations – 62.1%

Australian Dollar – 0.1%
Australia Government Bond
AUD1,100,000	6.000%	02/15/17	$873,688

British Pound – 4.4%
United Kingdom Treasury
GBP3,400,000	4.250	03/07/11	6,345,420
5,140,000	8.000	09/27/13	11,734,022
1,300,000	8.750	08/25/17	3,379,681
1,990,000	8.000	06/07/21	5,235,060
4,750,000	4.250	06/07/32	9,324,527
400,000	4.250	03/07/36	796,440
700,000	4.250	12/07/55	1,480,429

			38,295,579

Canadian Dollar – 3.7%
Government of Canada
CAD26,100,000	6.000	06/01/08	23,940,321
3,900,000	4.500	06/01/15	3,597,016
4,350,000	5.750	06/01/29	4,795,943

			32,333,280

Danish Krone – 0.8%
Kingdom of Denmark
DKK20,000,000	6.000	11/15/09	3,646,750
16,000,000	4.000	11/15/15	2,793,061

			6,439,811

Euro – 32.7%
Federal Republic of Germany
EUR14,250,000	5.250	01/04/08	18,503,184
58,350,000	3.500	04/08/11	73,950,786
9,450,000	3.250	07/04/15	11,654,093
4,750,000	6.250	01/04/24	7,876,907
3,300,000	4.750	07/04/28	4,755,700
10,950,000	4.750	07/04/34	16,062,860
50,000	4.000	01/04/37	65,622
Government of France
18,300,000	5.250	04/25/08	23,860,781
10,700,000	3.500	04/25/15	13,433,125
5,300,000	5.500	04/25/29	8,387,504
Kingdom of Belgium
17,500,000	5.000	09/28/12	23,850,692
Kingdom of Spain
2,000,000	6.000	01/31/08	2,622,745
2,950,000	4.200	07/30/13	3,870,846
10,000,000	4.400	01/31/15	13,343,969
Kingdom of The Netherlands
19,900,000	3.750	07/15/09	25,470,573
1,800,000	4.250	07/15/13	2,371,245
Republic of Austria
13,650,000	3.500	07/15/15	17,117,487
Republic of Italy
3,650,000	5.500	11/01/10	4,960,038
7,500,000	6.000	05/01/31	12,237,928

			284,396,085

Japanese Yen – 18.8%
Government of Japan
JPY4,475,000,000	0.900	12/22/08	38,397,264
600,000,000	0.800	09/20/09	5,120,800
4,630,000,000	0.800	12/20/10	39,151,974
1,000,000,000	1.300	06/20/12	8,561,908
2,305,000,000	1.000	06/20/13	19,228,436
285,000,000	1.400	12/20/15	2,384,116
1,825,000,000	1.900	03/20/24	15,172,865
765,000,000	2.000	12/20/25	6,398,397
785,000,000	2.500	09/20/34	6,823,550
Government of Japan CPI Linked Bond
26,000,000	0.800	09/10/15	217,061
85,000,000	0.800	12/10/15	709,980
109,000,000	0.800	03/10/16	908,990
320,000,000	1.000	06/10/16	2,701,812
2,107,000,000	1.100	09/10/16	17,986,651

			163,763,804

Polish Zloty – 1.0%
Poland Government Bond
PLN25,900,000	5.750	03/24/10	8,740,341

Swedish Krona – 0.6%
Kingdom of Sweden
SEK11,000,000	6.750	05/05/14	1,827,647
20,000,000	4.500	08/12/15	2,940,851

			4,768,498

TOTAL FOREIGN SOVEREIGN DEBT OBLIGATIONS
(Cost $531,610,774)			$539,611,086

Corporate Bonds – 5.2%

Banks – 1.7%
Banca Popolare di Bergamo Capital Trust(a)
EUR1,180,000	8.364%	08/15/49	$1,721,427
Bank of America Corp.
$150,000	7.250	10/15/25	174,819
Citicorp
100,000	7.200	06/15/07	100,996
DEM4,500,000	6.250	09/19/09	3,100,501
Credit Suisse First Boston London(a)
$1,330,000	7.900	05/29/49	1,346,275
Instituto de Credito Oficial MTN
2,100,000	4.625	10/26/10	2,081,738
Merita Bank Ltd.
1,010,000	6.500	04/01/09	1,040,120
National Westminster Bank PLC(a)
370,000	7.750	04/29/49	377,839
OTP Bank Nyrt.(a)
EUR1,374,000	5.875	11/29/49	1,742,676
RBS Capital Trust I(a)
$860,000	4.709	12/29/49	816,230
Resona Bank Ltd. MTN(a)
EUR1,180,000	3.750	04/15/15	1,478,443

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND

Principal	Interest	Maturity
Amount*	Rate	Date	Value
Corporate Bonds – (continued)

Banks – (continued)
Schieneninfrastructurfinanzierungs-Gesellschaft mBH MTN
$760,000	4.625%	11/21/13	$744,217

			14,725,281

Capital Goods – 0.3%
Bombardier, Inc.(b)
250,000	6.300	05/01/14	230,312
360,000	7.450	05/01/34	320,850
Tyco International Group SA
EUR1,440,000	6.125	04/04/07	1,850,737

			2,401,899

Consumer Noncyclical – 0.2%
Imperial Tobacco Overseas BV
$1,410,000	7.125	04/01/09	1,462,103

Energy – 0.2%
FirstEnergy Corp.
102,000	5.500	11/15/06	101,999
TXU Corp. Series O
2,060,000	4.800	11/15/09	2,013,333

			2,115,332

Financial Companies – 1.1%
Capital One Financial Corp.
4,540,000	5.700	09/15/11	4,602,852
Countrywide Home Loan MTN
710,000	4.250	12/19/07	701,255
Dexia Funding(a)
EUR2,155,000	4.892	11/30/49	2,774,905
PHH Corp.
$1,233,000	6.000	03/01/08	1,235,723

			9,314,735

Insurance – 0.8%
AXA SA(a)
EUR2,280,000	5.777	07/29/49	3,063,848
CNA Financial Corp.
420,000	6.600	12/15/08	430,112
Endurance Specialty Holdings Ltd.
$20,000	7.000	07/15/34	20,756
Friends Provident PLC(a)
GBP670,000	6.292	06/29/49	1,284,959
Royal & Sun Alliance Insurance Group(a)
784,000	6.701	05/29/49	1,529,781
SL Finance PLC(a)
EUR540,000	6.375	07/12/22	756,344

			7,085,800

Telecommunications – 0.8%
AT&T Corp.
230,000	6.000	11/21/06	293,901
Bell Atlantic New Jersey, Inc.
$65,000	8.000	06/01/22	72,953
Clear Channel Communications, Inc.
900,000	8.000	11/01/08	938,322
Comcast Cable Communications
1,900,000	8.375	05/01/07	1,928,063
Comcast Cable Communications Holdings, Inc.
170,000	9.455	11/15/22	220,796
Cox Communications, Inc.
1,850,000	4.625	01/15/10	1,806,760
Deutsche Telekom International Finance BV
230,000	8.250	06/15/30	285,399
Verizon Global Funding Corp.
1,380,000	6.125	06/15/07	1,386,329

			6,932,523

Transportation – 0.1%
OeBB Infrastruktur Bau AG
810,000	4.750	10/28/13	795,059

TOTAL CORPORATE BONDS
(Cost $44,066,006)			$44,832,732

Asset-Backed Securities(a) – 0.2%

Mortgages – 0.2%
Countrywide Home Equity Loan Trust Series 2004-Q, Class 2A
$886,335	5.620%	12/15/33	$888,728
First Horizon ABS Trust Series 2004-HE3, Class A
891,885	5.610	10/25/34	894,621
Fremont Home Loan Trust Series 2004-4, Class 2A2
446,874	5.600	03/25/35	447,341

			2,230,690

TOTAL ASSET-BACKED SECURITIES
(Cost $2,225,094)			$2,230,690

Mortgage-Backed Obligations(a) – 1.1%

CMOs – 0.3%
Countrywide Alternative Loan Trust Series 2006-OA1, Class 2A1
$2,278,016	5.530%	03/20/46	$2,280,444

Home Equity – 0.8%
American Home Mortgage Investment Trust Series 2004-3, Class 1A
267,058	5.690	10/25/34	267,636
Countrywide Alternative Loan Trust Series 2005-82, Class A1
5,773,510	5.590	02/25/36	5,782,030
Sequoia Mortgage Trust Series 2004-10, Class A3A
1,056,259	5.737	11/20/34	1,057,592

			7,107,258

TOTAL MORTGAGE-BACKED OBLIGATIONS
(Cost $9,374,843)			$9,387,702

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND
Schedule of Investments (continued)
October 31, 2006

Principal	Interest	Maturity
Amount*	Rate	Date	Value
U.S. Treasury Obligations – 13.3%

Sovereign – 13.3%
United States Treasury Bonds
$16,690,000	4.250%	08/15/13	$16,366,631
9,950,000	7.500	11/15/24	13,150,218
United States Treasury Inflation Protected Securities
1,573,089	3.375	01/15/12	1,644,493
25,010,291	1.875	07/15/15	24,086,160
3,695,063	2.500	07/15/16	3,748,179
United States Treasury Notes
9,750,000	2.625	05/15/08	9,445,693
35,000,000	3.750	05/15/08	34,483,190
12,969,000	4.875	10/31/08	13,012,563

			115,937,127

TOTAL U.S. TREASURY OBLIGATIONS
(Cost $114,991,202)			$115,937,127

Agency Debentures – 9.8%

FHLB
$25,000,000	5.125%	06/13/08	$25,076,300
40,000,000	5.375	08/19/11	40,838,600
FHLMC
6,250,000	5.000	02/08/08	6,242,513
11,600,000	4.125	07/12/10	11,322,051
FNMA
1,450,000	3.550	11/16/07	1,426,864

TOTAL AGENCY DEBENTURES
(Cost $84,751,291)			$84,906,328

	Dividend	Maturity
Shares	Rate	Date	Value
Preferred Stock(a) – 0.1%

BCI US Funding Trust II
(Cost $1,145,057)
870,000	5.094	10/15/49	$1,133,699

	Exercise	Expiration
Contracts*	Rate	Date	Value
Options Purchased – 0.0%

Cross Currency Option
Call BRL 5,609,000
Put JPY 321,395,700
	57.300	01/11/07	$13,554
Cross Currency Option
Call TRY 3,505,000
Put JPY 283,905,000
	81.000	01/11/07	19,295
Currency Option
Put USD 819,000
Call ZAR 6,429,150
	7.850	11/02/06	35,514

TOTAL OPTIONS PURCHASED
(Cost $45,172)			$68,363

Principal	Interest	Maturity
Amount*	Rate	Date	Value
Short-Term Obligations – 7.3%

Time Deposits – 7.3%
ABN AMRO
$5,275,312	5.270%	11/01/06	$5,275,312
Rabobank
58,051,788	5.260	11/01/06	58,051,788

TOTAL SHORT-TERM OBLIGATIONS
(Cost $63,327,100)			$63,327,100

TOTAL INVESTMENTS – 99.1%
(Cost $851,536,539)			$861,434,827

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.9%			7,127,331

NET ASSETS — 100.0%			$868,562,158

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	The principal/contract amount of each security is stated in the currency in which the bond/option is denominated. See below.

Currency Description

$	=	U.S. Dollar	GBP	=	British Pounds
AUD	=	Australian Dollar	JPY	=	Japanese Yen
BRL	=	Brazilian Real	NZD	=	New Zealand Dollar
CAD	=	Canadian Dollar	PLN	=	Polish Zloty
DEM	=	German Mark	SEK	=	Swedish Krona
DKK	=	Danish Krone	TRY	=	New Turkish Lira
EUR	=	Euro Currency	ZAR	=	South African Rand

(a)	Variable rate security. Interest/dividend rate disclosed is that which is in effect at October 31, 2006.

(b)	Securities are exempt from registration under Rule 144A of the Securities Act of 1933. Such securities have been determined to be illiquid by the Investment Adviser. Total market value of illiquid Rule 144A securities amounts to $551,162, which represents approximately 0.1% of net assets as of October 31, 2006.

Investment Abbreviations:
CMOs	—	Collateralized Mortgage Obligations
FHLB	—	Federal Home Loan Bank
FHLMC	—	Federal Home Loan Mortgage Corp.
FNMA	—	Federal National Mortgage Association
MTN	—	Medium-Term Note

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND

ADDITIONAL INVESTMENT INFORMATION
FOREIGN CURRENCY CONTRACTS — At October 31, 2006, the Fund had outstanding forward foreign currency exchange contracts, both to purchase and sell foreign currencies:

Open Forward Foreign Currency	Expiration	Value on	Current	Unrealized
Purchase Contracts	Date	Settlement Date	Value	Gain/(Loss)

Argentine Peso	11/30/06	$1,440,000	$1,447,849	$7,849
Australian Dollar	12/20/06	61,766,252	62,989,869	1,223,617
Brazilian Real	12/26/06	780,995	787,339	6,344
Brazilian Real	01/16/07	1,526,000	1,535,406	9,406
Brazilian Real	01/30/07	4,567,838	4,575,949	8,111
Brazilian Real	02/01/07	2,307,000	2,306,550	(450)
British Pound	11/16/06	2,168,351	2,186,083	17,732
British Pound	12/20/06	66,331,461	67,160,913	829,452
Canadian Dollar	12/20/06	7,097,000	7,042,492	(54,508)
Canadian Dollar	12/20/06	1,648,000	1,648,020	20
Chilean Peso	01/12/07	484,609	494,962	10,353
Chinese Yuan Renminbi	11/09/06	1,456,646	1,461,115	4,469
Chinese Yuan Renminbi	11/16/06	1,831,675	1,835,956	4,281
Chinese Yuan Renminbi	11/24/06	1,374,743	1,380,772	6,029
Chinese Yuan Renminbi	12/22/06	3,391,886	3,398,196	6,310
Euro	12/20/06	41,403,030	41,667,284	264,254
Hungarian Forint	12/20/06	835,063	869,119	34,056
Indian Rupee	11/15/06	484,130	487,220	3,090
Indian Rupee	11/20/06	2,662,217	2,713,765	51,548
Indian Rupee	12/07/06	1,935,000	1,983,581	48,581
Indian Rupee	12/18/06	1,946,000	1,991,079	45,079
Indian Rupee	01/10/07	2,538,945	2,563,499	24,554
Indian Rupee	01/16/07	1,779,001	1,799,552	20,551
Indian Rupee	01/30/07	1,203,000	1,202,628	(372)
Indonesian Rupiah	11/09/06	6,142,761	6,168,932	26,171
Indonesian Rupiah	02/02/07	1,155,000	1,150,016	(4,984)
Israeli Shekel	12/20/06	8,067,164	8,209,351	142,187
Japanese Yen	12/20/06	15,672,000	15,834,874	162,874
Japanese Yen	01/12/07	5,648	5,753	105
Malaysian Ringgit	11/06/06	417,000	419,911	2,911
Malaysian Ringgit	12/01/06	7,175,000	7,198,842	23,842
Malaysian Ringgit	12/01/06	1,597,421	1,591,124	(6,297)
Malaysian Ringgit	01/29/07	783,408	790,343	6,935
Mexican Peso	12/20/06	8,497,144	8,669,242	172,098
Mexican Peso	12/20/06	1,716,000	1,713,669	(2,331)
New Turkish Lira	11/07/06	1,722,979	1,757,386	34,407
New Turkish Lira	11/28/06	1,758,000	1,827,113	69,113
New Turkish Lira	11/30/06	316,511	326,623	10,112
New Turkish Lira	01/12/07	430,890	444,453	13,563
New Turkish Lira	01/16/07	852,930	866,894	13,964
New Turkish Lira	01/26/07	1,143,643	1,140,710	(2,933)
New Zealand Dollar	12/20/06	16,041,211	16,358,144	316,933
Norwegian Krone	12/20/06	9,612,385	9,563,476	(48,909)
Philippine Peso	11/13/06	531,000	532,279	1,279
The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND
Schedule of Investments (continued)
October 31, 2006
ADDITIONAL INVESTMENT INFORMATION (continued)

Open Forward Foreign Currency	Expiration	Value on	Current	Unrealized
Purchase Contracts	Date	Settlement Date	Value	Gain/(Loss)

Philippine Peso	11/15/06	$5,892,151	$5,990,429	$98,278
Philippine Peso	12/04/06	276,000	275,194	(806)
Philippine Peso	12/05/06	235,000	237,826	2,826
Philippine Peso	12/06/06	1,065,606	1,078,561	12,955
Philippine Peso	12/11/06	1,194,542	1,196,934	2,392
Polish Zloty	12/20/06	484,149	493,562	9,413
Russian Ruble	11/08/06	1,723,499	1,725,507	2,008
Russian Ruble	11/08/06	1,529,000	1,521,834	(7,166)
Russian Ruble	11/10/06	3,263,000	3,251,351	(11,649)
Russian Ruble	11/13/06	1,312,239	1,304,540	(7,699)
Russian Ruble	11/20/06	2,083,374	2,097,796	14,422
Russian Ruble	11/30/06	829,431	832,252	2,821
Russian Ruble	12/04/06	830,051	832,294	2,243
Russian Ruble	12/15/06	3,150,057	3,166,973	16,916
Russian Ruble	12/20/06	3,904,636	3,896,951	(7,685)
Russian Ruble	01/16/07	2,089,528	2,085,777	(3,751)
Russian Ruble	01/30/07	934,756	934,959	203
Russian Ruble	01/31/07	3,698,072	3,708,230	10,158
Russian Ruble	02/02/07	1,061,823	1,064,811	2,988
Russian Ruble	02/06/07	2,003,287	1,997,734	(5,553)
Russian Ruble	02/12/07	1,835,257	1,828,668	(6,589)
Russian Ruble	02/27/07	2,595,842	2,591,536	(4,306)
Russian Ruble	03/07/07	716,620	717,232	612
Singapore Dollar	12/20/06	43,571,469	44,075,578	504,109
South African Rand	12/20/06	1,011,832	1,008,456	(3,376)
South African Rand	12/20/06	1,876,592	1,929,013	52,421
South Korean Won	11/06/06	3,526,629	3,546,439	19,810
South Korean Won	11/30/06	1,279,421	1,286,979	7,558
South Korean Won	12/05/06	1,044,480	1,051,793	7,313
South Korean Won	12/12/06	919,219	919,302	83
South Korean Won	02/01/07	1,015,000	1,017,030	2,030
Swedish Krona	12/20/06	9,282,099	9,369,738	87,639
Swiss Franc	12/20/06	1,676,474	1,674,424	(2,050)
Swiss Franc	12/20/06	8,189,008	8,312,941	123,933
Taiwan Dollar	01/16/07	1,653,049	1,648,925	(4,124)
Thailand Baht	11/02/06	416,810	425,677	8,867
Thailand Baht	11/03/06	2,343,406	2,417,281	73,875
Thailand Baht	01/16/07	849,461	870,556	21,095
Thailand Baht	02/05/07	1,415,622	1,424,188	8,566

TOTAL OPEN FORWARD FOREIGN CURRENCY PURCHASE CONTRACTS		$419,375,428	$423,907,604	$4,532,176

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

Open Forward Foreign Currency	Expiration	Value on	Current	Unrealized
Sale Contracts	Date	Settlement Date	Value	Gain (Loss)

Australian Dollar	12/20/06	$37,236,145	$38,662,134	$(1,425,989)
Australian Dollar	01/18/07	788,996	810,681	(21,685)
Brazilian Real	11/09/06	451,000	455,528	(4,528)
Brazilian Real	11/13/06	973,000	1,001,956	(28,956)
Brazilian Real	12/26/06	985,985	1,032,295	(46,310)
British Pound	11/16/06	43,446,924	43,857,244	(410,320)
British Pound	12/20/06	16,669,897	17,088,576	(418,679)
Canadian Dollar	12/20/06	13,268,646	13,145,032	123,614
Canadian Dollar	12/20/06	3,455,696	3,487,005	(31,309)
Canadian Dollar	01/12/07	33,403,125	33,643,879	(240,754)
Chilean Peso	01/12/07	3,092,344	3,173,930	(81,586)
Chilean Peso	01/18/07	1,136,459	1,167,310	(30,851)
Chinese Yuan Renminbi	11/24/06	1,008,000	1,012,869	(4,869)
Danish Krone	12/22/06	6,913,271	6,915,843	(2,572)
Euro	11/29/06	303,926,155	306,244,883	(2,318,728)
Euro	12/20/06	94,931,718	95,560,511	(628,793)
Hong Kong Dollar	12/20/06	4,170,140	4,166,111	4,029
Indonesian Rupiah	11/07/06	420,000	427,041	(7,041)
Indonesian Rupiah	11/09/06	2,320,306	2,353,719	(33,413)
Israeli Shekel	12/20/06	1,902,000	1,956,131	(54,131)
Japanese Yen	11/30/06	163,067,886	163,816,967	(749,081)
Japanese Yen	12/20/06	20,053,656	20,048,341	5,315
Japanese Yen	12/20/06	45,618,092	45,692,243	(74,151)
Japanese Yen	01/12/07	436,360	444,689	(8,329)
Malaysian Ringgit	11/06/06	2,344,000	2,357,156	(13,156)
Malaysian Ringgit	11/09/06	1,018,020	1,026,110	(8,090)
Malaysian Ringgit	12/01/06	1,939,900	1,939,964	(64)
Malaysian Ringgit	12/13/06	713,000	719,255	(6,255)
Malaysian Ringgit	12/20/06	801,000	808,209	(7,209)
Malaysian Ringgit	12/21/06	658,000	663,711	(5,711)
Mexican Peso	12/20/06	4,966,230	5,045,197	(78,967)
New Turkish Lira	11/28/06	321,802	326,863	(5,061)
New Zealand Dollar	12/20/06	30,521,094	31,658,184	(1,137,090)
Norwegian Krone	12/20/06	2,438,507	2,408,669	29,838
Norwegian Krone	12/20/06	7,561,000	7,588,638	(27,638)
Polish Zloty	12/13/06	8,802,526	9,119,829	(317,303)
Russian Ruble	11/10/06	6,121,000	6,093,956	27,044
Russian Ruble	11/20/06	629,179	632,319	(3,140)
Russian Ruble	12/15/06	2,151,000	2,152,479	(1,479)
Russian Ruble	01/16/07	2,151,000	2,152,180	(1,180)
Singapore Dollar	12/20/06	30,232,880	30,633,373	(400,493)
South African Rand	11/06/06	819,000	834,766	(15,766)
South African Rand	12/20/06	6,545,758	6,822,850	(277,092)
South African Rand	12/20/06	1,488,411	1,485,679	2,732
South Korean Won	11/06/06	3,435,960	3,500,855	(64,895)
South Korean Won	12/05/06	255,648	260,696	(5,048)
South Korean Won	12/12/06	1,889,466	1,918,604	(29,138)
Swedish Krona	12/21/06	4,515,279	4,515,623	(344)
The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND
Schedule of Investments (continued)
October 31, 2006
ADDITIONAL INVESTMENT INFORMATION (continued)

Open Forward Foreign Currency	Expiration	Value on	Current	Unrealized
Sale Contracts	Date	Settlement Date	Value	Gain (Loss)

Swiss Franc	12/20/06	$25,612,445	$25,927,539	$(315,094)
Swiss Franc	12/20/06	16,026,411	15,961,625	64,786
Thailand Baht	11/02/06	415,000	425,677	(10,677)
Thailand Baht	11/03/06	2,387,622	2,417,281	(29,659)
Thailand Baht	01/16/07	123,419	124,740	(1,321)
Taiwan Dollar	01/12/07	1,252,000	1,258,371	(6,371)
Taiwan Dollar	01/12/07	1,263,972	1,261,407	2,565
Taiwan Dollar	01/16/07	7,824,796	7,837,188	(12,392)
Taiwan Dollar	01/23/07	1,444,922	1,449,839	(4,917)
Taiwan Dollar	01/25/07	1,083,601	1,085,586	(1,985)
Taiwan Dollar	01/29/07	1,027,000	1,031,530	(4,530)

TOTAL OPEN FORWARD FOREIGN CURRENCY SALE CONTRACTS		$980,456,649	$989,610,866	$(9,154,217)

Open Forward Foreign Currency	Expiration	Purchase	Sale	Unrealized
Cross Contracts (Purchase/Sale)	Date	Current Value	Current Value	Gain (Loss)

Australian Dollar/New Zealand Dollar	12/20/06	$971,335	$997,603	$26,268
	12/20/06	986,851	971,335	(15,516)
Czech Koruna/Euro	12/20/06	3,113,590	3,117,370	3,780
	12/20/06	3,115,148	3,113,590	(1,558)
Euro/British Pound	12/20/06	1,681,103	1,696,877	15,774
	12/20/06	1,711,009	1,681,103	(29,906)
Euro/Czech Koruna	12/20/06	1,812,275	1,827,406	15,131
	12/20/06	1,850,438	1,812,275	(38,163)
Euro/Hungarian Forint	12/20/06	640,823	650,814	9,991
	12/20/06	674,473	640,823	(33,650)
Euro/Norwegian Krone	12/20/06	494,442	499,081	4,639
	12/20/06	495,279	494,442	(837)
Euro/Swedish Krona	12/20/06	2,056,590	2,095,630	39,040
	12/20/06	2,102,570	2,056,590	(45,980)
Euro/Slovakian Koruna	12/20/06	4,046,174	4,081,587	35,413
	12/20/06	8,620,310	8,355,435	(264,875)
Euro/Swiss Franc	12/20/06	355,998	359,339	3,341
	12/20/06	358,750	355,998	(2,752)
Hungarian Forint/Euro	12/20/06	4,031,682	4,159,058	127,376
	12/20/06	670,561	663,573	(6,988)
Iceland Krona/Euro	12/20/06	1,849,662	1,837,555	(12,107)
	12/20/06	3,270,691	3,325,161	54,470
Japanese Yen/New Turkish Lira	01/12/07	424,438	438,936	14,498
	01/12/07	444,453	424,438	(20,015)
New Zealand Dollar/Australian Dollar	12/20/06	955,072	988,674	33,602
	12/20/06	997,603	955,072	(42,531)
Polish Zloty/Euro	12/20/06	7,208,888	7,419,936	211,048
	12/20/06	7,282,859	7,208,888	(73,971)
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

Open Forward Foreign Currency	Expiration	Purchase	Sale	Unrealized
Cross Contracts (Purchase/Sale)	Date	Current Value	Current Value	Gain (Loss)

Slovakian Koruna/Euro	12/20/06	$7,580,368	$7,822,256	$241,888
	12/20/06	6,423,413	6,341,411	(82,002)

TOTAL OPEN FORWARD FOREIGN CURRENCY CROSS CONTRACTS (PURCHASE/SALE)		$76,226,848	$76,392,256	$165,408

FUTURES CONTRACTS — At October 31, 2006 the following futures contracts were open:

	Number of
	Contracts	Settlement	Market	Unrealized
Type	Long (Short)	Month	Value	Gain (Loss)

Eurodollar	(258)	December 2006	$(36,125,894)	$(32,929)
Eurodollar	49	December 2006	7,368,308	45,028
Eurodollar	(160)	December 2006	(21,217,207)	35,736
Japan 10 Year Treasury Bond	11	December 2006	12,648,283	38,562
U.K. Life Long Gilt	55	December 2006	11,541,719	20,487
U.K. 90 Day Sterling	81	March 2007	18,274,842	(19,314)
3 Month Bank Acceptance	(82)	March 2007	(17,485,106)	1,826
2 Year U.S. Treasury Notes	(864)	December 2006	(176,607,000)	163,313
5 Year U.S. Treasury Notes	(1,680)	December 2006	(177,345,000)	(957,641)
10 Year U.S. Treasury Notes	145	December 2006	15,691,719	(9,062)
U.S. Long Bonds	175	December 2006	19,714,844	446,406

TOTAL			$(343,540,492)	$(267,588)

SWAP CONTRACTS — At October 31, 2006, the Fund had outstanding swap contracts with the following terms:
INTEREST RATE SWAP CONTRACTS

			Rates Exchanged
					Upfront
	Notional		Payments	Payments	Payments made
Swap	Amount	Termination	received by	made by	(received) by	Unrealized
Counterparty	(000s)	Date	the Fund	the Fund	the Fund	Gain (Loss)

Deutsche Bank AG(a)	EUR 56,640	11/22/08	6 month EURO	3.913%	$—	$(30,599)
Credit Suisse First Boston International (London)(a)	EUR 44,910	11/24/08	6 month EURO	3.959%	—	(74,418)
Credit Suisse First Boston International (London)(a)	USD 58,000	12/22/08	5.600%	3 month LIBOR	417,800	185,935
Merrill Lynch Capital Markets	CAD 10,200	07/15/10	3 month CDOR	3.636%	—	193,195
Merrill Lynch Capital Markets	CAD 10,300	07/15/10	3 month CDOR	3.641%	—	193,395
Merrill Lynch Capital Markets	USD 6,600	07/19/10	4.398%	3 month LIBOR	—	(67,358)
Merrill Lynch Capital Markets	USD 6,600	07/19/10	4.402%	3 month LIBOR	—	(66,678)
Merrill Lynch Capital Markets	CAD 10,150	03/08/11	4.396%	3 month CDOR	—	63,904
Merrill Lynch Capital Markets	USD 7,050	03/10/11	3 month LIBOR	5.236%	—	(55,560)
Deutsche Bank AG	CAD 7,450	04/12/11	4.588%	3 month CDOR	—	98,628
Credit Suisse First Boston International (London)	USD 4,350	04/18/11	3 month LIBOR	5.368%	—	(58,098)
UBS AG (London)	CAD 2,000	07/25/11	3 month CDOR	4.668%	—	(34,594)
Deutsche Bank AG	CAD 1,260	07/25/11	3 month CDOR	4.618%	—	(19,284)
Deutsche Bank AG	NZD 2,700	07/27/11	7.003%	3 month ZDOR	—	24,507
The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND
Schedule of Investments (continued)
October 31, 2006
ADDITIONAL INVESTMENT INFORMATION (continued)

			Rates Exchanged
					Upfront
	Notional		Payments	Payments	Payments made
Swap	Amount	Termination	received by	made by	(received) by	Unrealized
Counterparty	(000s)	Date	the Fund	the Fund	the Fund	Gain (Loss)

Deutsche Bank AG	CAD 1,260	07/28/11	3 month CDOR	4.635%	$—	$(20,117)
Deutsche Bank AG	CAD 990	07/28/11	3 month CDOR	4.650%	—	(16,404)
UBS AG (London)	NZD 4,300	07/28/11	7.020%	3 month ZDOR	—	(10,004)
Deutsche Bank AG	NZD 2,700	08/01/11	6.965%	3 month ZDOR	—	(10,033)
Deutsche Bank AG	NZD 2,120	08/01/11	6.955%	3 month ZDOR	—	(8,474)
Deutsche Bank AG	CAD 1,860	08/01/11	3 month CDOR	4.579%	—	(25,537)
Deutsche Bank AG	NZD 3,980	08/03/11	6.889%	3 month ZDOR	—	(23,671)
Deutsche Bank AG	CAD 1,260	08/04/11	3 month CDOR	4.578%	—	(17,239)
Deutsche Bank AG	NZD 2,700	08/08/11	6.915%	3 month ZDOR	—	(14,006)
Deutsche Bank AG	CAD 1,260	08/08/11	3 month CDOR	4.565%	—	(16,599)
Deutsche Bank AG	CAD 3,460	08/09/11	3 month CDOR	4.561%	—	(46,090)
UBS AG (London)	CAD 9,050	08/10/11	3 month CDOR	4.553%	—	(114,692)
Deutsche Bank AG	NZD 2,700	08/10/11	6.893%	3 month ZDOR	—	(15,285)
Deutsche Bank AG	CAD 3,900	08/10/11	3 month CDOR	4.570%	—	(52,168)
Deutsche Bank AG	CAD 3,900	08/10/11	3 month CDOR	4.552%	—	(49,347)
Deutsche Bank AG	NZD 2,830	08/11/11	6.903%	3 month ZDOR	—	(15,281)
UBS AG (London)	NZD 19,470	08/15/11	6.916%	3 month ZDOR	—	(96,277)
Deutsche Bank AG	NZD 8,390	08/14/11	6.955%	3 month ZDOR	—	(35,274)
Deutsche Bank AG	NZD 8,390	08/14/11	6.943%	3 month ZDOR	—	(35,391)
Citibank NA	JPY 1,680,000	09/21/11	6 month JYOR	1.605%	—	(199,446)
Citibank NA	EUR 6,250	09/21/11	4.031%	6 month EURO	—	63,198
Deutsche Bank AG	JPY 420,000	09/21/11	6 month JYOR	1.610%	—	(51,954)
Deutsche Bank AG	EUR 1,600	09/21/11	4.022%	6 month EURO	—	15,400
Deutsche Bank AG	JPY 450,000	09/21/11	6 month JYOR	1.581%	—	(50,386)
Deutsche Bank AG	EUR 1,650	09/21/11	4.074%	6 month EURO	—	20,761
Citibank NA	USD 10,000	09/21/11	5.600%	3 month LIBOR	19,695	219,546
Deutsche Bank AG	NZD 14,680	09/27/11	3 month ZDOR	6.900%	—	68,571
Deutsche Bank AG	CAD 7,020	09/27/11	4.158%	3 month CDOR	—	(21,924)
National Australia Bank	CAD 9,230	09/27/11	4.165%	3 month CDOR	—	(26,131)
Deutsche Bank AG	CAD 2,400	09/27/11	4.168%	3 month CDOR	—	(6,555)
Deutsche Bank AG	CAD 690	09/28/11	4.179%	3 month CDOR	—	(1,577)
National Australia Bank	NZD 19,320	09/29/11	3 month ZDOR	6.925%	—	80,884
Deutsche Bank AG	NZD 5,030	09/29/11	3 month ZDOR	6.928%	—	20,252
Deutsche Bank AG	NZD 1,440	10/02/11	3 month ZDOR	6.965%	—	4,249
National Australia Bank	CAD 5,360	10/03/11	4.176%	3 month CDOR	—	(11,002)
National Australia Bank	NZD 9,600	10/05/11	3 month ZDOR	6.990%	—	21,115
UBS AG (London)	CAD 2,820	10/05/11	4.195%	3 month CDOR	—	(4,521)
Deutsche Bank AG	CAD 2,520	10/06/11	4.183%	3 month CDOR	—	(5,324)
UBS AG (London)	NZD 5,050	10/10/11	3 month ZDOR	7.038%	—	3,647
Deutsche Bank AG	NZD 4,500	10/10/11	3 month ZDOR	7.053%	—	1,720
Deutsche Bank AG(a)	EUR 62,840	11/22/11	4.042%	6 month EURO	—	605,580
Credit Suisse First Boston International (London)(a)	EUR 49,860	11/22/11	4.078%	6 month EURO	—	584,611
Deutsche Bank AG(a)	AUD 3,700	12/20/11	6.400%	6 month BBSW	12,411	(5,627)
Deutsche Bank AG(a)	AUD 5,450	12/20/11	6.400%	6 month BBSW	24,814	(14,821)
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

			Rates Exchanged
					Upfront
	Notional		Payments	Payments	Payments made
Swap	Amount	Termination	received by	made by	(received) by	Unrealized
Counterparty	(000s)	Date	the Fund	the Fund	the Fund	Gain (Loss)

Deutsche Bank AG(a)	AUD 3,700	12/20/11	6.400%	6 month BBSW	$11,971	$(5,187)
Deutsche Bank AG(a)	AUD 3,670	12/20/11	6.400%	6 month BBSW	10,144	(3,415)
Deutsche Bank AG(a)	AUD 3,620	12/20/11	6.400%	6 month BBSW	920	5,717
Deutsche Bank AG(a)	AUD 3,670	12/20/11	6.400%	6 month BBSW	10,872	(4,143)
UBS AG (London)(a)	USD 40,000	12/20/11	5.600%	3 month LIBOR	710,621	285,843
Deutsche Bank AG	USD 83,400	12/20/11	5.600%	3 month LIBOR	1,525,000	546,438
Credit Suisse First Boston International (London)(a)	GBP 7,170	12/20/11	6 month BP	5.100%	(38,002)	73,908
Deutsche Bank AG(a)	JPY 271,000	12/20/13	6 month JYOR	1.850%	(960)	(32,879)
Deutsche Bank AG(a)	JPY 271,000	12/20/13	6 month JYOR	1.850%	(2,688)	(29,136)
Deutsche Bank AG(a)	JPY 271,000	12/20/13	6 month JYOR	1.850%	(2,304)	(29,520)
Barclays Bank PLC(a)	USD 4,223	12/20/13	5.650%	3 month LIBOR	69,386	71,751
Deutsche Bank AG(a)	JPY 260,000	12/20/13	6 month JYOR	1.850%	4,811	(36,724)
Barclays Bank PLC(a)	USD 31,000	12/20/13	3 month LIBOR	5.650%	(644,000)	(395,702)
Deutsche Bank AG(a)	JPY 271,000	12/20/13	6 month JYOR	1.850%	(384)	(32,303)
Deutsche Bank AG(a)	JPY 402,000	12/20/13	6 month JYOR	1.850%	(15,917)	(33,425)
Citibank NA(a)	JPY 6,791,000	12/20/13	6 month JYOR	1.850%	(1,169,030)	335,490
UBS AG (London)(a)	JPY 8,082,000	12/20/13	6 month JYOR	1.850%	(796,098)	(152,987)
Morgan Stanley Capital Services	SEK 213,000	06/12/16	3 month SKOF	4.270%	—	(857,558)
Morgan Stanley Capital Services	EUR 23,000	06/12/16	4.198%	6 month EURO	—	689,300
Citibank NA	JPY 489,000	06/28/16	6 month JYOR	2.100%	—	(114,735)
Citibank NA	EUR 1,905	06/28/16	4.281%	6 month EURO	—	72,764
Citibank NA	JPY 489,000	06/29/16	6 month JYOR	2.119%	—	(121,785)
Citibank NA	EUR 1,905	06/29/16	4.296%	6 month EURO	—	75,181
Morgan Stanley Capital Services	EUR 5,150	07/13/16	4.290%	6 month EURO	—	198,261
Morgan Stanley Capital Services	SEK 47,000	07/13/16	3 month SKOF	4.363%	—	(230,493)
Credit Suisse First Boston International (London)(a)	SEK 27,000	12/20/16	3 month SKOF	4.350%	17,597	(97,649)
Credit Suisse First Boston International (London)(a)	EUR 2,910	12/20/16	4.300%	6 month EURO	15,311	84,596
Credit Suisse First Boston International (London)(a)	USD 17,793	12/20/16	5.700%	3 month LIBOR	295,902	482,469
Barclays Bank PLC(a)	EUR 3,400	12/20/16	4.300%	6 month EURO	39,619	77,111
Barclays Bank PLC(a)	SEK 31,400	12/20/16	3 month SKOF	4.350%	(8,717)	(84,381)
Morgan Stanley Capital Services(a)	EUR 830	12/20/16	4.300%	6 month EURO	10,542	17,953
Morgan Stanley Capital Services(a)	SEK 7,700	12/20/16	3 month SKOF	4.350%	(3,753)	(19,077)
Morgan Stanley Capital Services(a)	EUR 4,100	12/20/16	4.300%	6 month EURO	90,519	51,276
Morgan Stanley Capital Services(a)	SEK 38,000	12/20/16	3 month SKOF	4.350%	(54,999)	(57,666)
Credit Suisse First Boston International (London)(a)	GBP 8,356	12/20/16	6 month BP	5.000%	(45,906)	(75,785)
Credit Suisse First Boston International (London)(a)	EUR 6,000	12/20/16	4.300%	6 month EURO	210,202	(4,208)
Credit Suisse First Boston International (London)(a)	SEK 56,700	12/20/16	3 month SKOF	4.350%	(168,928)	818
Citibank NA(a)	JPY 1,003,000	12/20/16	2.100%	6 month JYOR	103,217	35,746
The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND
Schedule of Investments (continued)
October 31, 2006
ADDITIONAL INVESTMENT INFORMATION (continued)

			Rates Exchanged
					Upfront
	Notional		Payments	Payments	Payments made
Swap	Amount	Termination	received by	made by	(received) by	Unrealized
Counterparty	(000s)	Date	the Fund	the Fund	the Fund	Gain (Loss)

Citibank NA(a)	EUR 3,670	12/20/16	6 month EURO	4.300%	$(88,779)	$(37,221)
UBS AG (London)(a)	JPY 1,022,000	12/20/16	2.100%	6 month JYOR	88,391	53,205
UBS AG (London)(a)	EUR 3,740	12/20/16	6 month EURO	4.300%	(86,833)	(41,570)
Deutsche Bank AG(a)	EUR 19,480	11/22/21	6 month EURO	4.378%	—	(931,338)
Credit Suisse First Boston International (London)(a)	EUR 15,470	11/22/21	6 month EURO	4.412%	—	(813,807)
Credit Suisse First Boston International (London)	GBP 2,750	12/06/35	3 month BP	4.343%	—	(193)
Credit Suisse First Boston International (London)	EUR 4,200	12/10/35	3.904%	3 month EURO	—	(31,594)
Credit Suisse First Boston International (London)	GBP 950	12/24/35	6 month BP	4.268%	—	21,420
Credit Suisse First Boston International (London)	EUR 1,350	12/24/35	3.838%	6 month EURO	—	(30,392)
Merrill Lynch Capital Markets	GBP 1,530	04/10/36	6 month BP	4.428%	—	(47,291)
Merrill Lynch Capital Markets	GBP 1,520	04/10/36	6 month BP	4.446%	—	(55,431)
Merrill Lynch Capital Markets	EUR 2,180	04/12/36	4.438%	6 month EURO	—	238,617
Merrill Lynch Capital Markets	EUR 2,170	04/12/36	4.446%	6 month EURO	—	241,416
Credit Suisse First Boston International (London)	GBP 1,276	05/05/36	6 month BP	4.641%	—	(122,559)
Credit Suisse First Boston International (London)	GBP 350	05/08/36	6 month BP	4.615%	—	(30,724)
Credit Suisse First Boston International (London)	GBP 700	05/09/36	6 month BP	4.642%	—	(67,714)
Credit Suisse First Boston International (London)	USD 540	05/10/36	5.750%	3 month LIBOR	—	47,709
Credit Suisse First Boston International (London)	USD 1,085	05/11/36	5.756%	3 month LIBOR	—	97,045
Deutsche Bank AG	GBP 1,300	05/19/36	4.513%	6 month BP	—	73,013
Deutsche Bank AG	EUR 1,850	05/23/36	6 month EURO	4.558%	—	(213,199)
Barclays Bank PLC	GBP 1,300	06/23/36	6 month BP	4.605%	—	(112,965)
Barclays Bank PLC	USD 2,000	06/27/36	5.843%	3 month LIBOR	—	204,848
Credit Suisse First Boston International (London)(a)	GBP 1,150	12/22/36	6 month BP	4.550%	(3,345)	(84,140)
Credit Suisse First Boston International (London)(a)	EUR 2,550	12/22/36	6 month EURO	4.550%	(114,929)	(153,551)
Credit Suisse First Boston International (London)(a)	GBP 1,800	12/22/36	4.550%	6 month BP	36,886	99,139
Barclays Bank PLC(a)	GBP 1,350	12/22/36	4.550%	6 month BP	24,428	77,591
Barclays Bank PLC(a)	EUR 1,900	12/22/36	6 month EURO	4.550%	(83,353)	(116,691)
Royal Bank of Scotland(a)	GBP 2,080	12/22/36	4.550%	6 month BP	72,640	84,544
Royal Bank of Scotland(a)	USD 3,170	12/22/36	3 month LIBOR	5.750%	(154,214)	(79,736)
Royal Bank of Scotland(a)	USD 3,170	12/22/36	3 month LIBOR	5.750%	(155,365)	(78,585)
Royal Bank of Scotland(a)	GBP 2,080	12/22/36	4.550%	6 month BP	50,353	106,831
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

			Rates Exchanged
					Upfront
	Notional		Payments	Payments	Payments made
Swap	Amount	Termination	received by	made by	(received) by	Unrealized
Counterparty	(000s)	Date	the Fund	the Fund	the Fund	Gain (Loss)

Credit Suisse First Boston International (London)(a)	GBP 5,051	12/22/36	4.550%	6 month BP	$210,253	$171,447
Credit Suisse First Boston International (London)(a)	USD 3,600	12/22/36	5.750%	3 month LIBOR	176,914	88,767

TOTAL					$622,715	$284,107

(a)	Represents forward starting interest rate swap whose effective dates of commencement of accruals and cash flows occur subsequent to October 31, 2006.

CDOR	—	Canadian Dollar Offered Rate
LIBOR	—	London Interbank Offered Rate
BP	—	British Pound Offered Rate
EURO	—	Euro Offered Rate
JYOR	—	Japanese Yen Offered Rate
ZDOR	—	New Zealand Dollar Offered Rate
SKOF	—	Swedish Krona Offered Rate
BBSW	—	Australian Bank Bill Swap Reference Rate
WRITTEN OPTIONS — For the year ended October 31, 2006, the Fund had the following written options activity:

	Number of	Premiums
	Contracts	Received

Contracts Outstanding October 31, 2005	170,583,000	$164,498

Contracts written	156,908,017	285,606
Contracts expired	(317,154,017)	(413,806)
Contracts repurchased	(10,337,000)	(36,298)

Contracts Outstanding October 31, 2006	—	$—

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND
Performance Summary
October 31, 2006
The following graph shows the value, as of October 31, 2006, of a $10,000 investment made on August 1, 1997 (commencement of operations) in Class A Shares (with the maximum sales charge of 4.5%) of the Goldman Sachs High Yield Fund. For comparative purposes, the performance of the Fund’s benchmark, the Lehman Brothers U.S. Corporate High Yield Bond Index, 2% Issuer Capped, is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.
High Yield Fund’s Lifetime Performance
Performance of a $10,000 Investment, Distributions Reinvested August 1, 1997 to October 31, 2006.

Average Annual Total Return through October 31, 2006	Since Inception	Five Years	One Year
Class A (commenced August 1, 1997)
Excluding sales charges	6.75%	11.20%	10.76%
Including sales charges	6.22%	10.19%	5.75%

Class B (commenced August 1, 1997)
Excluding contingent deferred sales charges	5.97%	10.39%	9.93%
Including contingent deferred sales charges	5.97%	9.99%	4.59%

Class C (commenced August 15, 1997)
Excluding contingent deferred sales charges	6.00%	10.41%	9.94%
Including contingent deferred sales charges	6.00%	10.41%	8.87%

Institutional Class (commenced August 1, 1997)	7.16%	11.62%	11.16%

Service Class (commenced August 1, 1997)	6.61%	11.05%	10.63%

GOLDMAN SACHS HIGH YIELD FUND
Schedule of Investments
October 31, 2006

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Corporate Bonds – 87.3%

Aerospace – 1.2%
Argo-Tech Corp. (B/B2)
$4,500,000	9.250%	06/01/11	$4,668,750
BE Aerospace, Inc. (B+/B3)
2,000,000	8.875	05/01/11	2,075,000
FastenTech, Inc. (B-/B3)
1,250,000	11.500	05/01/11	1,293,750
K&F Acquisition, Inc. (B-/Caa1)
7,625,000	7.750	11/15/14	7,701,250
Mecachrome International, Inc. (B-/B3)
EUR2,500,000	9.000	05/15/14	3,158,842
MTU Aero Engines (BB-/Ba3)
1,800,000	8.250	04/01/14	2,564,979
Sequa Corp. (BB-/B2)
$4,000,000	9.000	08/01/09	4,210,000
Standard Aero Holdings, Inc. (B-/Caa1)
5,375,000	8.250	09/01/14	5,294,375
Vought Aircraft Industries, Inc. (CCC/B3)
2,500,000	8.000	07/15/11	2,356,250

			33,323,196

Agriculture – 0.5%
Land O’ Lakes, Inc. (B+/Ba3)
320,000	8.750	11/15/11	332,800
Land O’ Lakes, Inc. (BB/Ba2)
2,000,000	9.000	12/15/10	2,110,000
National Beef Packing Co LLC/NB Finance Corp. (B-/Caa1)
2,750,000	10.500	08/01/11	2,846,250
Swift & Co. (B-/B3)
3,000,000	10.125	10/01/09	3,090,000
Swift & Co. (CCC+/Caa1)
5,000,000	12.500	01/01/10	5,125,000

			13,504,050

Automotive – 2.9%
FCE Bank PLC (B+/B1)(a)
EUR2,000,000	4.376	09/30/09	2,443,348
Ford Motor Co. (B/B3)
$5,000,000	7.450	07/16/31	3,912,500
1,000,000	8.900	01/15/32	895,000
Ford Motor Credit Co. (B/B1)
2,500,000	9.750 (b)	09/15/10	2,569,236
11,250,000	9.875	08/10/11	11,634,380
14,000,000	7.250	10/25/11	13,262,359
3,000,000	7.000	10/01/13	2,790,241
General Motors Acceptance Corp. (BB/Ba1)
EUR1,500,000	4.750	09/14/09	1,891,809
$3,000,000	7.250	03/02/11	3,052,684
18,500,000	6.875	09/15/11	18,644,483
5,000,000	6.750	12/01/14	4,975,125
7,500,000	8.000	11/01/31	7,987,500
General Motors Corp. (B-/Caa1)(c)
1,000,000	8.800	03/01/21	907,500
General Motors Corp. (B-/Caa1)
5,250,000	8.375	07/15/33	4,679,063
General Motors Corp. (B-/Caa3)
EUR2,000,000	7.250	07/03/13	2,434,542
General Motors Nova Scotia Finance Co. (B-/Caa1)
750,000	6.850	10/15/08	735,938
GMAC Canada Ltd. (BB/Ba1)
GBP500,000	6.625	12/17/10	946,621

			83,762,329

Automotive – Distributor – 0.1%
Keystone Automotive Operations, Inc. (B-/Caa1)
$4,000,000	9.750	11/01/13	3,850,000

Automotive Parts – 1.6%
Accuride Corp. (B-/B3)
3,000,000	8.500	02/01/15	2,910,000
Affinia Group, Inc. (CCC+/Caa1)
4,000,000	9.000	11/30/14	3,790,000
American Axle & Manufacturing, Inc. (BB/Ba3)
2,000,000	5.250	02/11/14	1,695,000
Tenneco Automotive, Inc. (B/B3)
3,250,000	8.625	11/15/14	3,266,250
Tenneco Automotive, Inc. (B/Ba3)
2,000,000	10.250	07/15/13	2,190,000
The Goodyear Tire & Rubber Co. (B-/B2)
4,000,000	11.250	03/01/11	4,400,000
3,000,000	9.000	07/01/15	3,030,000
The Goodyear Tire & Rubber Co. (B-/B3)
5,000,000	7.857	08/15/11	4,850,000
TRW Automotive, Inc. (BB-/B1)
3,250,000	11.000	02/15/13	3,570,937
EUR2,838,000	11.750	02/15/13	4,074,906
TRW Automotive, Inc. (BB-/Ba3)
1,250,000	9.375	02/15/13	1,342,188
United Components, Inc. (B-/Caa1)
5,500,000	9.375	06/15/13	5,555,000
Visteon Corp. (B-/Caa1)
3,250,000	8.250	08/01/10	3,103,750
2,000,000	7.000	03/10/14	1,740,000

			45,518,031

Building Materials – Consumer – 0.4%
Collins & Aikman Floor Cover (B-/B3)
1,750,000	9.750	02/15/10	1,776,250
Culligan Finance Corp. B.V. (B-/B3)
EUR3,000,000	8.000	10/01/14	4,077,778
Heating Finance PLC (B-/B2)
GBP1,750,000	7.875	03/31/14	3,146,263
Interface, Inc. (CCC+/Caa1)
2,000,000	9.500	02/01/14	2,075,000
Werner Holdings Co., Inc. (WR)(d)
3,000,000	10.000	11/15/07	270,000

			11,345,291

Building Materials – Fixtures & Fittings – 3.3%
ACIH, Inc. (CCC+/Caa1)(b)(e)
6,250,000	11.500	12/15/12	4,242,188
Associated Materials, Inc. (CCC/B3)
1,000,000	9.750	04/15/12	1,016,250

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND
Schedule of Investments (continued)
October 31, 2006

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Corporate Bonds – (continued)

Building Materials – Fixtures & Fittings – (continued)
Associated Materials, Inc. (CCC/Caa2)(e)
$9,000,000	11.250%	03/01/14	$5,332,500
CPG International, Inc. (B-/B3)
1,750,000	10.500	07/01/13	1,785,000
Goodman Global Holdings Co., Inc. (B-/B3)
13,500,000	7.875	12/15/12	13,044,375
Grohe Holdings (CCC+/Caa1)
EUR18,000,000	8.625	10/01/14	23,283,536
Jacuzzi Brands, Inc. (B/B2)
$3,000,000	9.625	07/01/10	3,206,250
Legrand S.A. (BB+/Baa3)
5,050,000	8.500	02/15/25	5,775,938
Nortek, Inc. (CCC+/B3)
21,750,000	8.500	09/01/14	20,852,812
NTK Holdings, Inc. (CCC+/Caa1)(e)
12,000,000	10.750	03/01/14	8,265,000
Panolam Industries International, Inc. (CCC+/Caa1)(b)
4,625,000	10.750	10/01/13	4,717,500
PLY Gem Industries, Inc. (CCC+/Caa1)
5,625,000	9.000	02/15/12	4,725,000

			96,246,349

Building Materials – Materials – 0.4%
Carmeuse Lime B.V. (BB-/Ba3)
EUR5,625,000	10.750	07/15/12	7,825,313
RMCC Acquisition Co. (CCC+/B2)(b)
$3,000,000	10.000	11/01/12	3,101,250
Texas Industries, Inc. (BB-/Ba3)
1,000,000	7.250	07/15/13	1,006,250

			11,932,813

Capital Goods – Others – 1.9%
Altra Industrial Motion, Inc. (CCC+/B1)
1,750,000	9.000	12/01/11	1,820,000
Briggs & Stratton Corp. (BBB-/Ba1)
2,500,000	8.875	03/15/11	2,706,250
Coleman Cable, Inc. (B-/B3)
750,000	9.875	10/01/12	765,000
General Cable Corp. (B+/B1)
2,500,000	9.500	11/15/10	2,668,750
Metaldyne Corp. (CCC+/Caa3)
2,000,000	11.000	06/15/12	1,835,000
Mueller Group, Inc. (B/B3)
2,600,000	10.000	05/01/12	2,840,500
Mueller Holdings, Inc. (B/B3)(e)
6,438,000	14.750	04/15/14	5,657,393
RBS Global & Rexnord Corp. (CCC+/B3)(b)
12,500,000	9.500	08/01/14	12,812,500
RBS Global & Rexnord Corp. (CCC+/Caa1)(b)
10,250,000	11.750	08/01/16	10,634,375
Sensata Technologies BV (B-/Caa1)(b)
7,500,000	8.000	05/01/14	7,237,500
Sensata Technologies BV (B-/Caa1)
EUR2,125,000	9.000	05/01/16	2,732,478
Texon International PLC(d)
DEM2,250,000	10.000	02/01/10	—
VAC Finanzierung GMBH (CCC+/B3)
EUR3,000,000	9.250%	04/15/16	$3,905,477

			55,615,223

Chemicals – 6.4%
Basell AF SCA (B-/B2)(b)
5,000,000	8.375	08/15/15	6,708,551
BCP Crystal Holdings Corp. (B/B3)
$650,000	9.625	06/15/14	711,750
BCP Crystal Holdings Corp. (B/B3)(e)
650,000	10.000	10/01/14	544,375
BCP Crystal Holdings Corp. Series B (B/B3)(e)
13,452,000	10.500	10/01/14	11,232,420
Compass Minerals International, Inc. (B-)(e)
8,750,000	12.750	12/15/12	8,596,875
7,750,000	12.000	06/01/13	7,323,750
Equistar Chemical/Funding (BB-/B1)
3,000,000	10.625	05/01/11	3,210,000
Equistar Chemicals LP (BB-/B1)
2,750,000	10.125	09/01/08	2,915,000
2,000,000	7.550	02/15/26	1,835,000
Ethyl Corp. (BB-/B2)
4,250,000	8.875	05/01/10	4,420,000
Ferro Corp. (B/WR)
3,250,000	9.125	01/01/09	3,335,313
Hexion U.S. Finance Corp./Hexion Nova Scotia Finance ULC (B-/B3)
6,000,000	9.000	07/15/14	6,803,040
Hexion US Finance Corp/Hexion Nova Scotia Finance ULC (B-/B3)(b)
8,250,000	9.750	11/15/14	8,250,000
Huntsman ICI Chemicals (B/B3)
EUR2,715,000	10.125	07/01/09	3,534,457
Huntsman ICI Chemicals LLC (B/B2)
$1,845,000	9.875	03/01/09	1,911,881
Huntsman International LLC (B/B3)(b)
2,500,000	7.875	11/15/14	2,500,000
IMC Global, Inc. (BB/Ba3)
4,500,000	10.875	08/01/13	5,124,375
Ineos Group Holdings PLC (B-/B2)
EUR6,750,000	7.875	02/15/16	8,259,654
$12,750,000	8.500 (b)	02/15/16	12,271,875
Invista (B+/Ba3)(b)
5,000,000	9.250	05/01/12	5,312,500
KRATON Polymers LLC/Capital Corp. (B-/B3)
7,250,000	8.125	01/15/14	7,050,625
LBC Luxembourg (CCC+/Caa1)
EUR3,250,000	11.000	05/15/14	4,811,650
Lyondell Chemical Co. (B+/B1)
$2,000,000	8.250	09/15/16	2,055,000
Lyondell Chemical Co. (BB/Ba2)
884,000	9.500	12/15/08	905,030
4,000,000	10.500	06/01/13	4,410,000
Nell AF SARL (B-/B2)(b)
9,250,000	8.375	08/15/15	9,388,750

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Corporate Bonds – (continued)

Chemicals – (continued)
PQ Corp. (B-/B3)
$6,500,000	7.500%	02/15/13	$6,256,250
Rhodia S.A. (B-/B2)
2,500,000	10.250	06/01/10	2,850,000
Rhodia S.A. (B-/B2)(a)(b)
EUR4,500,000	6.242	10/15/13	5,733,585
Rhodia S.A. (B-/B3)
$4,714,000	8.875	06/01/11	4,949,700
EUR6,641,000	9.250	06/01/11	9,069,220
Rockwood Specialties Group, Inc. (B-/B3)
$10,500,000	7.625	11/15/14	14,138,210
Rockwood Specialties, Inc. (B-/B3)
3,645,000	10.625	05/15/11	3,909,262
SPCM SA (B/B3)(b)
EUR2,750,000	8.250	06/15/13	3,768,674

			184,096,772

Conglomerates – 1.3%
Blount, Inc. (B/B2)
$6,375,000	8.875	08/01/12	6,375,000
Bombardier, Inc. (BB/Ba2)(b)
6,250,000	6.750	05/01/12	6,046,875
Invensys PLC (B-/B2)(b)
1,463,000	9.875	03/15/11	1,587,355
Noma Luxembourg S.A. (B-/B1)
EUR2,000,000	9.750	07/15/11	2,865,293
Park-Ohio Industries, Inc. (CCC+/B3)
$5,000,000	8.375	11/15/14	4,637,500
Polypore International, Inc. (CCC+/Caa2)(e)
4,000,000	10.500	10/01/12	2,960,000
Polypore, Inc. (CCC+/Caa1)
EUR7,250,000	8.750	05/15/12	8,128,918
Trimas Corp. (CCC+/B3)
$6,375,000	9.875	06/15/12	6,008,437

			38,609,378

Consumer Products – Household & Leisure – 3.1%
Affinion Group, Inc. (B-/B3)
5,000,000	10.125	10/15/13	5,287,500
Affinion Group, Inc. (B-/Caa1)
3,750,000	11.500	10/15/15	3,871,875
Ames True Temper (CCC-/Caa3)
3,500,000	10.000	07/15/12	3,123,750
FTD Group, Inc. (B-/B3)
2,430,000	7.750	02/15/14	2,417,850
Harry & David Holdings, Inc. (B-/B3)
2,750,000	9.000	03/01/13	2,640,000
Safilo Capital International S.A. (B/B2)
EUR7,475,000	9.625	05/15/13	10,513,455
Sealy Mattress Co. (B/B2)
$4,250,000	8.250	06/15/14	4,404,063
Simmons Bedding Co. (B-/B3)
2,750,000	7.875	01/15/14	2,722,500
Simmons Bedding Co. (B-/Caa1)
4,250,000	10.000	12/15/14	3,166,250
Solo Cup Co. (CCC-/Caa2)
8,750,000	8.500	02/15/14	7,393,750
Spectrum Brands, Inc. (CCC/Caa2)
5,000,000	8.500	10/01/13	4,387,500
13,500,000	7.375	02/01/15	11,002,500
True Temper Sports, Inc. (CCC+/Caa1)
2,500,000	8.375	09/15/11	2,275,000
Vertrue, Inc. (B/Ba3)
3,000,000	9.250	04/01/14	3,123,750
Visant Corp. (B-/B2)
6,375,000	7.625	10/01/12	6,422,812
Visant Holding Corp. (B-/B3)
11,250,000	8.750	12/01/13	11,503,125
Visant Holding Corp. (B-/B3)(e)
7,125,000	10.250	12/01/13	6,002,813

			90,258,493

Consumer Products – Industrial – 0.8%
Johnsondiversey Holdings, Inc. (CCC+/Caa1)(e)
7,000,000	10.670	05/15/13	6,326,250
Johnsondiversey, Inc. (CCC+/B3)
4,005,000	9.625	05/15/12	4,115,137
Johnsondiversey, Inc. (CCC+/Caa1)
EUR3,500,000	9.625	05/15/12	4,601,061
Norcross Safety Products (B-/B2)
$4,250,000	9.875	08/15/11	4,515,625
Safety Products Holdings, Inc. Series B (B-/B3)(f)
1,776,917	11.750	01/01/12	1,919,070

			21,477,143

Consumer Products – Non Durable – 0.7%
Chattem, Inc. (B/B1)
1,000,000	7.000	03/01/14	966,250
Del Laboratories, Inc. (CCC/Caa2)
4,500,000	8.000	02/01/12	4,072,500
Jafra Cosmetics International, Inc. (B-/B1)
1,303,000	10.750	05/15/11	1,394,210
Leiner Health Products, Inc. (CCC/Caa1)
1,625,000	11.000	06/01/12	1,604,688
Playtex Products, Inc. (B-/Caa1)
6,500,000	9.375	06/01/11	6,792,500
Prestige Brands, Inc. (B-/B3)
2,100,000	9.250	04/15/12	2,107,875
Reddy Ice Holdings, Inc. (B-/B3)(e)
3,750,000	10.500	11/01/12	3,281,250

			20,219,273

Defense – 0.9%
Alliant Techsystems, Inc. (B+/B1)
1,625,000	6.750	04/01/16	1,608,750
Communications & Power Industries, Inc. (B-/B2)
2,000,000	8.000	02/01/12	2,002,500
DRS Technologies, Inc. (B/B3)
1,625,000	6.875	11/01/13	1,625,000
2,250,000	7.625	02/01/18	2,295,000

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND
Schedule of Investments (continued)
October 31, 2006

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Corporate Bonds – (continued)

Defense – (continued)
Heckler Koch GMBH (B-/B1)
EUR2,000,000	9.250%	07/15/11	$2,597,270
L-3 Communications Corp. (BB+/Ba3)
$3,500,000	6.125	01/15/14	3,447,500
3,000,000	5.875	01/15/15	2,902,500
8,500,000	6.375	10/15/15	8,372,500

			24,851,020

Energy – Coal – 0.4%
Arch Western Finance LLC (BB-/B1)
2,000,000	6.750	07/01/13	1,945,000
Massey Energy Co. (B+/B2)
4,000,000	6.875	12/15/13	3,765,000
Peabody Energy Corp. (BB/Ba1)
4,000,000	6.875	03/15/13	4,060,000
1,750,000	7.375	11/01/16	1,828,750

			11,598,750

Energy – Exploration & Production – 2.0%
Chesapeake Energy Corp. (BB/Ba2)
4,500,000	6.375	06/15/15	4,308,750
2,250,000	6.625	01/15/16	2,199,375
7,500,000	6.875	01/15/16	7,406,250
9,250,000	6.500	08/15/17	8,695,000
El Paso Production Holding Co. (B+/B1)
6,000,000	7.750	06/01/13	6,180,000
Encore Acquisition Co. (B/B1)
8,250,000	6.000	07/15/15	7,528,125
2,250,000	7.250	12/01/17	2,165,625
KCS Energy, Inc. (B-/B3)
2,375,000	7.125	04/01/12	2,288,906
Newfield Exploration Co. (BB-/Ba3)
3,250,000	6.625	04/15/16	3,176,875
Pogo Producing Co. (B+/B1)
1,250,000	7.875 (b)	05/01/13	1,268,750
4,750,000	6.875	10/01/17	4,512,500
Range Resources Corp. (B/B1)
3,500,000	6.375	03/15/15	3,360,000
Vintage Petroleum, Inc. (A-/A3)
2,000,000	8.250	05/01/12	2,105,000
Whiting Petroleum Corp. (B/B1)
2,500,000	7.250	05/01/13	2,475,000

			57,670,156

Energy – Services – 0.1%
Aker Kvaerner ASA (Ba1)
EUR2,750,000	8.375	06/15/11	3,878,356

Entertainment & Leisure – 1.0%
AMC Entertainment, Inc. (B-/Ba3)
$1,875,000	8.625	08/15/12	1,935,938
Festival Fun Parks LLC (B3)
2,750,000	10.875	04/15/14	2,701,875
HRP Myrtle Beach Operations LLC (B/B2)(a)(b)
1,750,000	10.120	04/01/12	1,739,063
Six Flags, Inc. (CCC/Caa1)
4,500,000	9.750	04/15/13	4,179,375
Universal City Development Partners (B-/B2)
8,750,000	11.750	04/01/10	9,439,062
Universal City Florida Holding Co. (B-/B3)
1,000,000	8.375	05/01/10	1,006,250
Warner Music Group (B-/B2)
5,625,000	7.375	04/15/14	5,484,375
WMG Holdings Corp. (B-/B2)(e)
4,550,000	9.500	12/15/14	3,492,125

			29,978,063

Environmental – 1.0%
Allied Waste North America, Inc. (BB-/B2)
2,500,000	8.500	12/01/08	2,631,250
2,000,000	6.500	11/15/10	1,977,500
2,125,000	6.375	04/15/11	2,093,125
2,250,000	7.875	04/15/13	2,317,500
3,000,000	6.125	02/15/14	2,823,750
8,250,000	7.250	03/15/15	8,250,000
2,250,000	7.125	05/15/16	2,230,313
Waste Services (CCC/Caa1)
3,500,000	9.500	04/15/14	3,587,500
WCA Waste Corp. (B-/B3)(b)
1,688,000	9.250	06/15/14	1,747,080

			27,658,018

Finance – 0.1%
ETrade Financial Corp. (BB-/Ba2)
4,000,000	7.375	09/15/13	4,110,000

Food – 1.3%
Barry Callebaut Services N.V. (BB-/B1)
EUR3,000,000	9.250	03/15/10	4,068,205
Chiquita Brands International, Inc. (CCC+/Caa2)
$3,000,000	8.875	12/01/15	2,737,500
Dean Foods Co. (BB-/Ba2)
3,000,000	7.000	06/01/16	3,037,500
Dole Food Co. (B/B3)
3,500,000	8.625	05/01/09	3,447,500
3,000,000	8.875	03/15/11	2,880,000
Eagle Family Foods (CCC-/Caa2)
3,500,000	8.750	01/15/08	2,712,500
Michael Foods, Inc. (B-/B3)
4,250,000	8.000	11/15/13	4,388,125
Pinnacle Foods Holding Corp. (B-/B3)
11,000,000	8.250	12/01/13	11,055,000
Supervalu, Inc. (B/B1)
4,250,000	7.500	11/15/14	4,324,375

			38,650,705

Gaming – 5.5%
Boyd Gaming Corp. (B+/Ba3)
2,000,000	8.750	04/15/12	2,100,000
2,000,000	6.750	04/15/14	1,965,000
1,000,000	7.125	02/01/16	976,250

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Corporate Bonds – (continued)

Gaming – (continued)
Caesars Entertainment, Inc. (BB+/Baa3)
$1,500,000	7.500%	09/01/09	$1,555,980
CCM Merger, Inc. (CCC+/B3)(b)
3,000,000	8.000	08/01/13	2,880,000
Chukchansi Economic Development Authority (BB-/B2)(b)
4,000,000	8.000	11/15/13	4,160,000
Circus & Eldorado (B/B2)
3,500,000	10.125	03/01/12	3,679,375
Cirsa Finance Luxembourg SA (B+/B1)
EUR5,000,000	8.750	05/15/14	6,852,134
Codere Finance Luxembourg SA (B/B2)
13,000,000	8.250	06/15/15	17,828,312
French Lick Resorts & Casino LLC (B-/B3)(b)
$3,000,000	10.750	04/15/14	2,756,250
Galaxy Entertainment Finance Co., Ltd. (B+/B1)(b)
1,250,000	9.875	12/15/12	1,318,750
Greektown Holdings LLC (CCC+/B3)(b)
3,250,000	10.750	12/01/13	3,445,000
Harrah’s Operating Co., Inc. (BB+/Baa3)
6,750,000	5.625	06/01/15	5,670,000
Herbst Gaming, Inc. (B-/B3)
2,000,000	8.125	06/01/12	2,050,000
Isle of Capri Casinos, Inc. (B/B1)
1,500,000	9.000	03/15/12	1,565,625
3,250,000	7.000	03/01/14	3,123,900
Mandalay Resort Group (B+/B1)
3,250,000	10.250	08/01/07	3,343,438
2,000,000	9.375	02/15/10	2,130,000
MGM Mirage, Inc. (B+/B1)
5,125,000	8.375	02/01/11	5,336,406
MGM Mirage, Inc. (BB/Ba2)
2,000,000	8.500	09/15/10	2,115,000
2,000,000	5.875	02/27/14	1,835,000
18,375,000	6.625	07/15/15	17,456,250
Mirage Resorts, Inc. (BB/Ba2)
3,125,000	7.250	08/01/17	3,070,313
Mohegan Tribal Gaming Authority (B+/Ba2)
3,000,000	8.000	04/01/12	3,127,500
MTR Gaming Group, Inc. (B+/B1)
3,000,000	9.750	04/01/10	3,157,500
Park Place Entertainment Corp. (BB-/Ba1)
5,000,000	7.875	03/15/10	5,137,500
2,500,000	8.125	05/15/11	2,568,750
Penn National Gaming, Inc. (B+/B1)
2,000,000	6.750	03/01/15	1,965,000
Pinnacle Entertainment, Inc. (B-/Caa1)
4,000,000	8.250	03/15/12	4,050,000
1,500,000	8.750	10/01/13	1,588,125
Pokagon Gaming Authority (B/B3)(b)
625,000	10.375	06/15/14	672,656
Poster Financial Group, Inc. (B/B3)(c)
2,000,000	8.750	12/01/11	2,085,000
River Rock Entertainment (B+/B2)
2,000,000	9.750	11/01/11	2,142,500
San Pasqual Casino (B+/B2)(b)
1,500,000	8.000	09/15/13	1,526,250
Station Casinos, Inc. (B+/Ba3)
5,000,000	6.500	02/01/14	4,581,250
13,000,000	6.875	03/01/16	11,960,000
Trump Entertainment Resorts, Inc. (B-/Caa1)
3,375,000	8.500	06/01/15	3,307,500
Turning Stone Casino Resort Enterprise (B+/Ba3)(b)
2,750,000	9.125	09/15/14	2,801,563
Wynn Las Vegas LLC (BB-/B1)
11,250,000	6.625	12/01/14	10,968,750

			158,852,827

Health Care – Medical Products – 1.0%
CDRV Investors, Inc. (B-/Caa2)(e)
17,250,000	9.625	01/01/15	13,239,375
Fisher Scientific International, Inc. (BBB/Baa3)
2,250,000	6.125	07/01/15	2,230,313
VWR International, Inc. (B-/Caa1)
12,125,000	8.000	04/15/14	12,458,437

			27,928,125

Health Care – Pharmaceutical – 1.5%
Angiotech Pharmaceuticals, Inc. (B/B2)(b)
3,000,000	7.750	04/01/14	2,850,000
Athena Neurosciences Finance LLC (B/B3)
1,500,000	7.250	02/21/08	1,500,000
Biovail Corp. (BB-/B1)
3,000,000	7.875	04/01/10	3,022,500
Elan Finance PLC/Elan Finance Corp. (B/B3)
5,250,000	7.750	11/15/11	5,177,813
Mylan Laboratories, Inc. (BBB-/Ba1)
1,000,000	6.375	08/15/15	970,187
NYCO Holdings 2 APS (CCC+/B3)
EUR9,000,000	11.500	03/31/13	13,238,419
Nycomed S.A.(f)
8,663,237	11.750	09/15/13	11,692,658
Warner Chilcott Corp. (B-/Caa1)
$4,981,000	8.750	02/01/15	5,142,883

			43,594,460

Health Care – Services – 2.7%
Accellent, Inc. (B-/Caa1)
7,250,000	10.500	12/01/13	7,558,125
Alliance Imaging, Inc. (B-/B3)
3,250,000	7.250	12/15/12	3,038,750
AmeriPath, Inc. (B-/B3)
6,000,000	10.500	04/01/13	6,480,000
CRC Health Corp. (CCC+/Caa1)
2,125,000	10.750	02/01/16	2,236,562
DaVita, Inc. (B/B3)
5,250,000	7.250	03/15/15	5,223,750
HCA, Inc. (B-/Ba2)
11,000,000	6.250	02/15/13	9,185,000
4,000,000	6.750	07/15/13	3,390,000
5,250,000	6.375	01/15/15	4,200,000

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND
Schedule of Investments (continued)
October 31, 2006

Principal	Interest		Maturity
Amount•	Rate		Date	Value
Corporate Bonds – (continued)

Health Care – Services – (continued)
Omnicare, Inc. (BB+/Ba2)
$2,000,000	6.875%		12/15/15	$1,955,000
Psychiatric Solutions, Inc. (B-/B3)
1,666,000	10.625		06/15/13	1,811,775
1,500,000	7.750		07/15/15	1,485,000
Select Medical Corp. (B-/B2)
6,125,000	7.625		02/01/15	5,114,375
Senior Housing Properties Trust (BB+/Ba2)
1,950,000	7.875		04/15/15	2,023,125
Tenet Healthcare Corp. (CCC+/Caa1)
1,000,000	6.500		06/01/12	867,500
9,250,000	7.375		02/01/13	8,278,750
2,500,000	9.875		07/01/14	2,443,750
1,000,000	9.250		02/01/15	955,000
U.S. Oncology, Inc. (B-/B2)
4,000,000	9.000		08/15/12	4,160,000
U.S. Oncology, Inc. (B-/B3)
875,000	10.750		08/15/14	964,688
Vanguard Health Holding Co. I (CCC+/Caa1)(e)
3,500,000	11.250		10/01/15	2,563,750
Vanguard Health Holding Co. II (CCC+/Caa1)
3,000,000	9.000		10/01/14	2,895,000
Ventas Realty LP (BB+/Ba2)
2,000,000	9.000		05/01/12	2,215,000

				79,044,900

Home Construction – 0.4%
K. Hovnanian Enterprises, Inc. (BB/Ba1)
1,500,000	6.250		01/15/15	1,380,000
3,000,000	7.500		05/15/16	2,910,000
2,000,000	8.625		01/15/17	2,072,500
Kimball Hill, Inc. (B/B3)
1,750,000	10.500		12/15/12	1,577,188
Meritage Homes Corp. (BB-/Ba2)
4,000,000	6.250		03/15/15	3,615,000

				11,554,688

Lodging – 0.8%
Gaylord Entertainment Co. (B-/B3)
3,125,000	8.000		11/15/13	3,171,875
Host Hotels & Resorts LP (BB/Ba1)(b)
2,000,000	6.875		11/01/14	2,007,500
Host Marriott LP (BB/Ba1)
1,875,000	9.500		01/15/07	1,884,375
5,250,000	7.125		11/01/13	5,302,500
3,125,000	6.375		03/15/15	3,023,438
MGM Mirage (BB/Ba2)
4,000,000	6.750		04/01/13	3,880,000
Starwood Hotels & Resorts Worldwide, Inc. (BBB-/Baa3)
1,500,000	7.875		05/01/12	1,575,000
2,000,000	7.375		11/15/15	2,020,000

				22,864,688

Machinery – 0.4%
Case New Holland, Inc. (BB/Ba3)
3,000,000	7.125		03/01/14	3,015,000
Columbus Mckinnon Corp. (BB-/Ba2)
1,787,000	10.000		08/01/10	1,934,428
Douglas Dynamics LLC (B-/B3)(b)
500,000	7.750		01/15/12	472,500
Dresser-Rand Group, Inc. (B/B1)
3,995,000	7.375		11/01/14	3,955,050
Terex Corp. (B+/B1)
2,000,000	9.250		07/15/11	2,102,500

				11,479,478

Media – 0.7%
DIRECTV Holdings LLC (BB-/Ba3)
3,500,000	8.375		03/15/13	3,631,250
500,000	6.375		06/15/15	480,000
Echostar DBS Corp. (BB-/Ba3)
5,500,000	6.375		10/01/11	5,424,375
4,250,000	7.000	(b)	10/01/13	4,207,500
4,500,000	7.125	(b)	02/01/16	4,381,875
Lamar Media Corp. (B/Ba3)
2,500,000	7.250		01/01/13	2,518,750
500,000	7.250	(b)	01/01/13	433,750

				21,077,500

Media – Broadcasting & Radio – 0.5%
Clear Channel Communications, Inc. (BBB-/Baa3)
3,000,000	8.000		11/01/08	3,127,741
CMP Susquehanna Corp. (CCC/B3)(b)
5,000,000	9.875		05/15/14	4,862,500
LIN Television Corp. (B-/Ba3)
4,500,000	6.500		05/15/13	4,286,250
Radio One, Inc. (B/B1)
2,000,000	6.375		02/15/13	1,865,000

				14,141,491

Media – Cable – 4.1%
Adelphia Communications Corp. (WR)(d)
2,000,000	10.250		06/15/11	1,610,000
Atlantic Broadband Finance LLC (CCC+/Caa1)
3,250,000	9.375		01/15/14	3,233,750
Cablecom Luxembourg SCA (CCC+/B3)(b)
EUR2,500,000	8.000		11/01/16	3,176,790
Cablevision Systems Corp. (B+/B3)
$7,875,000	8.000		04/15/12	7,638,750
CCH I Holdings LLC (CCC-/Caa3)
3,250,000	9.920		04/01/14	2,583,750
5,500,000	11.750		05/15/14	4,647,500
CCH I LLC (CCC-/Caa2)
9,553,000	11.000		10/01/15	9,194,762
Charter Communications Holdings II (CCC-/Caa2)
6,125,000	10.250		09/15/10	6,324,062
CSC Holdings, Inc. (B+)
2,250,000	6.750		04/15/12	2,219,062

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Corporate Bonds – (continued)

Media – Cable – (continued)
CSC Holdings, Inc. (B+/B2)
$8,250,000	8.125%	07/15/09	$8,507,812
1,250,000	8.125	08/15/09	1,289,063
2,000,000	7.625	04/01/11	2,020,000
1,000,000	6.750 (b)	04/15/12	980,000
FrontierVision Holdings LP (WR)(d)
2,000,000	11.000	10/15/06	2,940,000
2,000,000	11.875	09/15/07	2,540,000
Kabel Deutschland GMBH (B-/B2)(b)
3,125,000	10.625	07/01/14	3,375,000
Mediacom LLC (B/B3)
3,000,000	9.500	01/15/13	3,078,750
NTL Cable PLC (B-/B2)
GBP1,750,000	9.750	04/15/14	3,484,257
Ono Finance II (CCC+/B3)
EUR6,375,000	8.000	05/16/14	7,994,024
Ono Finance PLC (CCC+/B3)
3,500,000	10.500	05/15/14	4,857,916
Tele Columbus AG & Co. (CCC+/B3)
6,250,000	9.375	04/15/12	8,854,330
Telenet Communications N.V. (B-/B2)
2,054,250	9.000	12/15/13	2,897,132
Telenet Group Holding N.V. (CCC+/Caa1)(b)(e)
$11,121,000	11.500	06/15/14	9,939,394
UPC Holding BV (CCC+/B3)
EUR4,000,000	7.750	01/15/14	5,003,095
8,000,000	8.625	01/15/14	10,414,606

			118,803,805

Metals – 1.2%
AK Steel Corp. (B+/B2)
$1,000,000	7.875	02/15/09	1,000,000
7,250,000	7.750	06/15/12	7,250,000
GrafTech International Ltd. (CCC+/B2)(c)
1,500,000	1.625	01/15/11	1,110,693
Kloeckner Investment S.C.A. (B+/B2)
EUR2,778,846	10.500	05/15/15	4,260,402
Novelis, Inc. (B/B3)(b)
$11,750,000	7.250	02/15/15	11,162,500
UCAR Finance, Inc. (B-/B2)
8,000,000	10.250	02/15/12	8,420,000

			33,203,595

Mining – 0.2%
OM Group, Inc. (B-/B3)
6,000,000	9.250	12/15/11	6,255,000

Packaging – 3.7%
Berry Plastics Holding Corp. (CCC+/B2)(b)
5,000,000	8.875	09/15/14	5,050,000
Consolidated Container Co. LLC (CCC/B3)(e)
2,750,000	10.750	06/15/09	2,701,875
Consolidated Container Co. LLC (CCC/Caa2)
3,000,000	10.125	07/15/09	2,880,000
Covalence Specialty Materials Corp. (CCC+/B3)(b)
6,000,000	10.250	03/01/16	5,805,000
Crown Americas LLC (B/B1)
8,000,000	7.750	11/15/15	8,240,000
Gerresheimer Holdings GMBH (B-/Caa1)
EUR6,000,000	7.875	03/01/15	7,734,376
Graham Packaging Co., Inc. (CCC+/Caa1)
$19,000,000	9.875	10/15/14	19,000,000
Graphic Packaging International, Inc. (B-/B3)
11,500,000	9.500	08/15/13	11,845,000
Impress Holdings BV(b)(f)
EUR750,000	17.000	12/31/49	985,942
Impress Holdings BV (B/B1)(a)(b)
1,000,000	6.477	09/15/13	1,284,277
Impress Holdings BV (CCC+/B3)(b)
12,000,000	9.250	09/15/14	15,047,574
Owens Brockway Glass Container (B/B3)
$2,500,000	8.250	05/15/13	2,581,250
1,000,000	6.750	12/01/14	960,000
Owens Brockway Glass Container (BB-/Ba2)
7,032,000	8.875	02/15/09	7,207,800
Pliant Corp. (CCC/Caa1)
2,000,000	11.125	09/01/09	1,950,000
Pliant Corp. (CCC+/Caa1)
369,000	13.000	07/15/10	169,740
Portola Packaging, Inc. (CCC/Caa2)
1,500,000	8.250	02/01/12	1,320,000
Pregis Corp. (CCC+/Caa1)(b)
6,250,000	12.375	10/15/13	6,625,000
Tekni-Plex, Inc. (C/Caa1)(b)
4,000,000	8.750	11/15/13	3,970,000
Tekni-Plex, Inc. (CCC-/B1)(b)
1,000,000	10.875	08/15/12	1,115,000

			106,472,834

Paper – 2.6%
Abitibi-Consolidated, Inc. (B+/B2)
7,565,000	8.550	08/01/10	7,290,769
Ainsworth Lumber Co. Ltd. (B/B2)
4,000,000	7.250	10/01/12	2,980,000
2,500,000	6.750	03/15/14	1,768,750
Boise Cascade LLC (B+/B2)
4,000,000	7.125	10/15/14	3,770,000
Catalyst Paper Corp. (B+/B2)
2,750,000	8.625	06/15/11	2,750,000
Georgia-Pacific Corp. (B/B2)
8,500,000	8.125	05/15/11	8,765,625
1,000,000	9.500	12/01/11	1,090,000
1,500,000	7.700	06/15/15	1,522,500
2,750,000	7.750	11/15/29	2,684,687
Jefferson Smurfit Corp. (CCC+/B2)
5,500,000	8.250	10/01/12	5,335,000
1,750,000	7.500	06/01/13	1,631,875
JSG Funding PLC (B-/B3)
5,375,000	9.625	10/01/12	5,697,500
EUR4,125,000	10.125	10/01/12	5,758,306

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND
Schedule of Investments (continued)
October 31, 2006

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Corporate Bonds – (continued)

Paper – (continued)
JSG Funding PLC (B-/Caa1)
EUR2,500,000	7.750%	04/01/15	$3,118,958
$2,000,000	7.750	04/01/15	1,880,000
JSG Holding PLC (B-/Caa2)(f)
EUR4,426,111	11.500	10/01/15	5,832,638
NewPage Corp. (CCC+/B3)
$5,500,000	10.000	05/01/12	5,761,250
Port Townsend Paper Corp. (CCC/Caa1)(b)
2,750,000	11.000	04/15/11	2,413,125
Verso Paper Holdings LLC (B+/B2)(b)
4,000,000	9.125	08/01/14	4,080,000

			74,130,983

Printing – 0.2%
SGS International, Inc. (B-/B3)
4,750,000	12.000	12/15/13	4,892,500

Publishing – 4.7%
Advanstar Communications, Inc. (B/B1)
5,000,000	10.750	08/15/10	5,406,250
Advanstar Communications, Inc. (CCC/Caa1)
2,000,000	12.000	02/15/11	2,095,000
Advanstar, Inc.(e)
2,500,000	15.000	10/15/11	2,596,875
American Media Operations, Inc. (CCC-/Caa2)
2,000,000	8.875	01/15/11	1,767,500
Dex Media East LLC (B/B2)
3,087,000	12.125	11/15/12	3,426,570
Dex Media West LLC (B/B2)
6,744,000	9.875	08/15/13	7,334,100
Dex Media, Inc. (B/B3)
1,250,000	8.000	11/15/13	1,260,937
12,750,000	9.000 (e)	11/15/13	11,124,375
Houghton Mifflin Co. (CCC+/B1)(e)
1,750,000	8.250	02/01/11	1,806,875
Houghton Mifflin Co. (CCC+/B3)
4,000,000	9.875	02/01/13	4,300,000
Houghton Mifflin Co. (CCC+/Caa1)(e)
3,375,000	11.500	10/15/13	3,037,500
Lighthouse International Co. SA (B/B2)
EUR10,750,000	8.000	04/30/14	14,903,592
Nielsen Finance LLC (CCC+/B3)(b)
$16,500,000	10.000	08/01/14	17,201,250
Nielsen Finance LLC (CCC+/Caa1)(b)(e)
20,000,000	12.500	08/01/16	12,300,000
Primedia, Inc. (B/B2)
4,000,000	8.875	05/15/11	3,970,000
3,000,000	8.000	05/15/13	2,786,250
RH Donnelley Corp. (B/B3)
3,000,000	6.875	01/15/13	2,827,500
10,625,000	8.875	01/15/16	10,943,750
WDAC Subsidiary Corp. (CCC+/Caa1)
EUR19,125,000	8.500	12/01/14	24,897,417
Ziff Davis Media, Inc. (CC)(f)
$459,485	12.000	08/12/09	94,058

			134,079,799

Real Estate – 0.1%
CB Richard Ellis Services, Inc. (BB+/Ba1)
650,000	9.750	05/15/10	692,250
Crescent Real Estate Equities Ltd. (B/B1)
2,000,000	9.250	04/15/09	2,060,000

			2,752,250

Restaurants – 0.5%
Domino’s, Inc. (B/B2)
4,011,000	8.250	07/01/11	4,196,509
Landry’s Restaurants, Inc. (B/B1)
9,875,000	7.500	12/15/14	9,480,000

			13,676,509

Retailers – 1.5%
Bon-Ton Department Stores, Inc. (B-/B3)
7,750,000	10.250	03/15/14	7,846,875
General Nutrition Center (B-/Ba3)
2,000,000	8.625	01/15/11	2,060,000
General Nutrition Center (CCC+/B3)
6,125,000	8.500	12/01/10	6,125,000
Michaels Stores, Inc. (CCC/B2)(b)
2,500,000	10.000	11/01/14	2,506,250
Neiman-Marcus Group, Inc. (B-/B2)
5,000,000	9.000	10/15/15	5,350,000
Neiman-Marcus Group, Inc. (B-/B3)
9,375,000	10.375	10/15/15	10,230,469
Victoria Acquisition II BV(a)(f)
EUR2,769,932	11.587	05/15/15	3,654,578
Victoria Acquisition III B.V. (B-/B2)
3,625,000	7.875	10/01/14	5,152,861

			42,926,033

Retailers – Food & Drug – 1.0%
Ahold Lease USA, Inc. (BB+/Ba1)(e)
$895,786	7.820	01/02/20	922,660
2,000,000	8.620	01/02/25	2,060,000
Brake Bros. Finance PLC (CCC+/B3)
GBP6,000,000	12.000	12/15/11	12,675,661
Ingles Markets, Inc. (B/B3)
$4,000,000	8.875	12/01/11	4,170,000
Jean Coutu Group, Inc. (B-/B3)
875,000	7.625	08/01/12	918,750
Jean Coutu Group, Inc. (B-/Caa2)
5,000,000	8.500	08/01/14	4,925,000
Rite Aid Corp. (B+/B2)
2,000,000	9.500	02/15/11	2,077,500

			27,749,571

Services Cyclical – Business Services – 0.9%
Carlson Wagonlit B.V. (B-/B2)(a)(b)
EUR3,000,000	9.306	05/01/15	3,882,504
Cornell Co., Inc. (CCC+/B2)
$1,500,000	10.750	07/01/12	1,627,500
Corrections Corp. of America (BB-/Ba3)
2,000,000	7.500	05/01/11	2,045,000
625,000	6.750	01/31/14	623,437

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Corporate Bonds – (continued)

Services Cyclical – Business Services – (continued)
Iron Mountain, Inc. (B/B3)
$4,000,000	8.625%	04/01/13	$4,110,000
Savcio Holdings Property Ltd. (B+/B2)(b)
EUR2,000,000	8.000	02/15/13	2,638,750
West Corp. (B-/Caa1)(b)
$5,000,000	9.500	10/15/14	4,975,000
4,750,000	11.000	10/15/16	4,773,750

			24,675,941

Services Cyclical – Consumer Services – 0.1%
Brickman Group Ltd. (B/Ba3)
2,000,000	11.750	12/15/09	2,132,500
Service Corp. International (BB-/B1)
1,000,000	7.700	04/15/09	1,032,500

			3,165,000

Services Cyclical – Distribution/Logistics – 1.9%
ACCO Brands Corp. (B/B2)
7,000,000	7.625	08/15/15	6,833,750
Ray Acquisition SCA (CCC+/Caa1)
EUR32,250,000	9.375	03/15/15	46,614,455

			53,448,205

Services Cyclical – Rental Equipment – 1.5%
Ahern Rentals, Inc. (B-/B3)
$3,000,000	9.250	08/15/13	3,090,000
Ashtead Capital, Inc. (B/B3)(b)
2,000,000	9.000	08/15/16	2,105,000
Ashtead Holdings PLC (B/B3)(b)
1,000,000	8.625	08/01/15	1,013,750
Hertz Corp. (B/B1)(b)
10,750,000	8.875	01/01/14	11,260,625
Hertz Corp. (B/B2)(b)
9,000,000	10.500	01/01/16	9,866,250
United Rentals North America, Inc. (B/B3)
6,250,000	7.750	11/15/13	6,226,562
5,000,000	7.000	02/15/14	4,787,500
Williams Scotsman, Inc. (B+/B3)
5,500,000	8.500	10/01/15	5,623,750

			43,973,437

Technology – Hardware – 2.1%
Avago Technologies Finance (B/B2)(b)
6,125,000	10.125	12/01/13	6,523,125
Avago Technologies Finance (CCC+/Caa1)(b)
2,000,000	11.875	12/01/15	2,200,000
Lucent Technologies, Inc. (B/B1)
4,000,000	5.500	11/15/08	3,950,000
8,750,000	6.450	03/15/29	7,831,250
MagnaChip Semiconductor (B+/B1)
1,500,000	6.875	12/15/11	1,256,250
MagnaChip Semiconductor (B-/B3)
3,000,000	8.000	12/15/14	1,852,500
Nortel Networks Corp. (B-/B3)
2,000,000	4.250	09/01/08	1,913,688
Nortel Networks Ltd. (B-/B3)(b)
4,375,000	10.125	07/15/13	4,637,500
1,000,000	10.750	07/15/16	1,070,000
NXP BV/NXP Funding LLC (B+/B2)(b)
EUR1,875,000	8.625	10/15/15	2,411,010
$6,500,000	9.500	10/15/15	6,556,875
NXP BV/NXP Funding LLC (BB+/Ba2)(b)
4,250,000	7.875	10/15/14	4,303,125
Spansion, Inc. (B/Caa1)(b)
7,125,000	11.250	01/15/16	7,410,000
Xerox Capital Trust I (B+/Ba2)
2,250,000	8.000	02/01/27	2,309,062
Xerox Corp. (BB+/Ba1)
EUR2,000,000	9.750	01/15/09	2,814,241
$2,250,000	9.750	01/15/09	2,441,250
2,000,000	7.625	06/15/13	2,105,000

			61,584,876

Technology – Software/Services – 1.6%
Serena Software, Inc. (CCC+/Caa1)
3,500,000	10.375	03/15/16	3,718,750
Sungard Data Systems, Inc. (B-/Caa1)
11,500,000	9.125	08/15/13	11,960,000
12,750,000	10.250	08/15/15	13,355,625
Travelport, Inc. (B-/Caa1)(b)
12,375,000	9.875	09/01/14	12,220,312
5,000,000	11.875	09/01/16	4,937,500

			46,192,187

Telecommunications – 1.7%
Citizens Communications Co. (BB+/Ba2)
7,125,000	9.250	05/15/11	7,882,031
Exodus Communications, Inc. (WR)(d)
EUR2,500,000	10.750	12/15/09	47,861
$1,500,000	11.250	07/01/08	2
Nordic Telephone Co. Holdings (B/B2)(b)
EUR8,125,000	8.250	05/01/16	11,303,230
$6,500,000	8.875	05/01/16	6,841,250
PSINet, Inc. (WR)(d)
859,073	11.000	08/01/09	86
3,225,361	10.000	02/15/05	323
854,862	11.500	11/01/08	85
Qwest Capital Funding, Inc. (B/B3)
750,000	7.000	08/03/09	756,563
6,750,000	7.900	08/15/10	6,969,375
Qwest Communications International, Inc. (B/B2)
2,000,000	7.500	02/15/14	2,035,000
Qwest Corp. (BB/Ba2)
4,000,000	8.875	03/15/12	4,390,000
1,250,000	7.500 (b)	10/01/14	1,303,125
3,000,000	6.875	09/15/33	2,805,000
Windstream Corp. (BB-/Ba3)(b)
4,625,000	8.625	08/01/16	4,983,437

			49,317,368

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND
Schedule of Investments (continued)
October 31, 2006

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Corporate Bonds – (continued)

Telecommunications – Cellular – 3.7%
Alamosa Delaware, Inc. (BBB+/Baa3)
$1,787,000	11.000%	07/31/10	$1,946,542
1,500,000	8.500	01/31/12	1,601,032
American Cellular Corp. (CCC/B3)
5,500,000	10.000	08/01/11	5,788,750
American Tower Corp. (BB-/Ba3)
4,875,000	7.125	10/15/12	4,972,500
American Towers, Inc. (BB-/Ba2)
1,000,000	7.250	12/01/11	1,027,500
Cell C Ltd. (B+/B3)
EUR1,750,000	8.625	07/01/12	2,244,692
Centennial Cellular Communications (CCC/B2)
$1,500,000	10.125	06/15/13	1,612,500
Digicel Ltd. (B3)(b)
2,250,000	9.250	09/01/12	2,345,625
Dobson Communications Corp. (CCC/Caa2)
2,000,000	8.875	10/01/13	1,997,500
Hellas Telecommunications Finance (B-)(a)(b)(f)
EUR108,073	11.744	04/15/14	139,658
Hellas Telecommunications Finance (B-)(a)(f)
6,287,201	11.744	04/15/14	8,124,657
Hellas Telecommunications III (B-/B3)
7,125,000	8.500	10/15/13	10,184,872
Horizon PCS, Inc. (B-/B3)
$1,125,000	11.375	07/15/12	1,258,594
Nextel Communications, Inc. (BBB+/Baa3)
3,500,000	5.950	03/15/14	3,438,462
15,000,000	7.375	08/01/15	15,529,372
Nextel Partners, Inc. (BBB+/Ba3)
4,000,000	8.125	07/01/11	4,200,000
Rogers Wireless Communications, Inc. (BB+/Ba2)
2,000,000	7.500	03/15/15	2,135,000
Rogers Wireless, Inc. (BB-/B1)
5,000,000	8.000	12/15/12	5,300,000
Rural Cellular Corp. (CCC/B3)
4,000,000	9.875	02/01/10	4,205,000
Rural Cellular Corp. (CCC/Caa2)
1,500,000	9.750	01/15/10	1,518,750
Wind Acquisition Finance SA (B-/B2)
EUR6,375,000	9.750	12/01/15	9,183,974
Wind Acquisition Finance SA (B-/B2)(b)
$15,750,000	10.750	12/01/15	17,521,875

			106,276,855

Telecommunications – Satellites – 1.0%
Inmarsat Finance II PLC (B+/B1)(e)
6,000,000	10.375	11/15/12	5,445,000
Inmarsat Finance PLC (B+/Ba3)
1,000,000	7.625	06/30/12	1,032,500
Intelsat Bermuda Ltd. (B/Caa1)(b)
1,750,000	11.250	06/15/16	1,903,125
Intelsat Bermuda Ltd. (B+/B2)(b)
2,750,000	9.250	06/15/16	2,921,875
Intelsat Corp. (B/B2)(b)
1,500,000	9.000	06/15/16	1,571,250
Intelsat Ltd. (B/B3)(e)
2,000,000	9.250	02/01/15	1,515,000
Intelsat Ltd. (B/Caa1)
6,500,000	7.625	04/15/12	5,882,500
Intelsat Ltd. (B/Caa1)
1,000,000	6.500	11/01/13	826,250
Intelsat Subsidiary Holding Co. Ltd. (B+/B2)
4,375,000	8.250	01/15/13	4,462,500
PanAmSat Corp. (B/B2)
4,162,000	9.000	08/15/14	4,359,695

			29,919,695

Textiles & Apparel – 0.6%
Oxford Industries, Inc. (B/B1)
3,500,000	8.875	06/01/11	3,596,250
Propex Fabrics, Inc. (B-/Caa1)
4,500,000	10.000	12/01/12	4,061,250
Quiksilver, Inc. (BB-/Ba3)
6,250,000	6.875	04/15/15	5,992,188
Warnaco, Inc. (B+/B1)
2,000,000	8.875	06/15/13	2,087,500

			15,737,188

Tobacco – 0.2%
Alliance One International, Inc. (B-/B2)
6,000,000	11.000	05/15/12	6,225,000

Transportation – 0.1%
Stena AB (BB-/Ba3)
2,000,000	9.625	12/01/12	2,150,000
1,000,000	7.500	11/01/13	987,500

			3,137,500

Utilities – Distribution – 0.5%
AmeriGas Partners L.P. (B1)
2,000,000	7.250	05/20/15	1,995,000
AmeriGas Partners LP/AmeriGas Eagle Finance Corp. (B1)
3,625,000	7.125	05/20/16	3,588,750
Inergy LP/Inergy Finance Corp. (B/B1)
2,500,000	6.875	12/15/14	2,418,750
2,750,000	8.250	03/01/16	2,856,562
Suburban Propane Partners LP (B-/B1)
2,125,000	6.875	12/15/13	2,047,969

			12,907,031

Utilities – Electric – 3.4%
AES Corp. (B/B1)
5,250,000	9.500	06/01/09	5,591,250
5,250,000	9.375	09/15/10	5,696,250
Allegheny Energy Supply Co. LLC (BB-/Ba3)(b)
5,000,000	8.250	04/15/12	5,437,500
Calpine Canada Energy Finance (D/WR)(d)
3,750,000	8.500	05/01/08	2,475,000
Calpine Corp.(D)(b)(d)
1,250,000	8.500	07/15/10	1,309,375
3,000,000	8.750	07/15/13	3,142,500
2,750,000	9.875	12/01/11	2,901,250

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Corporate Bonds – (continued)

Utilities – Electric – (continued)
Dynegy Holdings, Inc. (B2)
$2,375,000	8.375%	05/01/16	$2,440,313
Dynegy Holdings, Inc. (B-/B2)
3,000,000	8.750	02/15/12	3,127,500
1,500,000	7.125	05/15/18	1,402,500
Edison Mission Energy (BB-/B1)(b)
1,125,000	7.500	06/15/13	1,153,125
Elwood Energy LLC (BB-/Ba1)
2,463,750	8.159	07/05/26	2,608,399
Ipalco Enterprises, Inc. (BB-/Ba1)
1,500,000	8.625	11/14/11	1,608,750
Midwest Generation LLC (B+/Ba2)(c)
9,000,000	8.750	05/01/34	9,675,000
Midwest Generation LLC (BB-/Ba2)
991,754	8.300	07/02/09	1,006,631
4,174,001	8.560	01/02/16	4,487,051
Mirant Americas Generation LLC (B-/Caa1)
7,500,000	8.300	05/01/11	7,593,750
Mirant Mid-Atlantic LLC (BB/Ba2)
2,236,320	9.125	06/30/17	2,532,632
Mirant North America LLC (B-/B2)
5,000,000	7.375	12/31/13	5,087,500
Mission Energy Holding Co. (B/B2)
4,500,000	13.500	07/15/08	5,017,500
NRG Energy, Inc. (B-/B1)
5,000,000	7.250	02/01/14	5,050,000
11,750,000	7.375	02/01/16	11,896,875
Orion Power Holdings, Inc. (B-/B2)
1,500,000	12.000	05/01/10	1,698,750
Reliant Resources, Inc. (B/B2)
3,000,000	9.250	07/15/10	3,112,500
1,250,000	9.500	07/15/13	1,309,375
South Point Energy Center LLC(D)(b)(d)
671,782	8.400	05/30/12	653,308

			98,014,584

Utilities – Pipelines – 3.3%
El Paso Corp. (B/B2)
2,000,000	7.625	09/01/08	2,050,000
EUR7,000,000	7.125	05/06/09	9,302,630
$4,250,000	7.750	06/15/10	4,420,000
1,000,000	10.750	10/01/10	1,121,250
2,000,000	7.875	06/15/12	2,080,000
3,000,000	7.375	12/15/12	3,060,000
8,000,000	7.800	08/01/31	8,360,000
3,750,000	7.750	01/15/32	3,890,625
2,000,000	7.420	02/15/37	1,935,000
El Paso Natural Gas Co. (B+/Ba1)
2,875,000	8.625	01/15/22	3,291,875
2,375,000	7.500	11/15/26	2,487,812
4,250,000	8.375	06/15/32	4,845,000
MarkWest Energy Partners LP/MarkWest Energy Finance Corp. (B/B2)(b)
3,000,000	8.500	07/15/16	3,022,500
Sonat, Inc. (B/B2)
1,000,000	7.625	07/15/11	1,037,500
Southern Natural Gas Co. (B+/Ba1)
3,000,000	8.875	03/15/10	3,157,500
3,000,000	7.350	02/15/31	3,172,500
3,000,000	8.000	03/01/32	3,322,500
Southern Star Central Corp. (BB+/Ba2)
1,000,000	6.750	03/01/16	997,500
Targa Resources, Inc. (B-/B3)(b)
2,750,000	8.500	11/01/13	2,722,500
Tennessee Gas Pipeline Co. (B+/Ba1)
3,000,000	7.000	10/15/28	2,981,250
3,750,000	8.375	06/15/32	4,359,709
1,500,000	7.625	04/01/37	1,613,271
The Williams Cos., Inc. (BB-/Ba2)
6,500,000	8.125	03/15/12	6,987,500
3,000,000	7.625	07/15/19	3,150,000
11,000,000	7.875	09/01/21	11,632,500
1,000,000	7.500	01/15/31	1,017,500

			96,018,422

TOTAL CORPORATE BONDS
(Cost $2,441,156,826)			$2,514,227,734

Emerging Market Debt – 1.7%

Federal Republic of Brazil (BB/Ba2)
$5,140,000	8.250	01/20/34	$6,008,660
3,700,000	11.000	08/17/40	4,871,050
Republic of Argentina (B+/B3)(a)
14,100,000	5.590	08/03/12	13,205,768
Republic of Peru (BB/Ba3)
2,500,000	9.125	02/21/12	2,887,500
EUR2,000,000	7.500	10/14/14	2,932,426
$700,000	8.375	05/03/16	819,000
1,930,000	8.750	11/21/33	2,446,275
Republic of Venezuela (BB-/B2)
3,700,000	9.375	01/13/34	4,630,550
Russian Federation (BBB+/Baa2)(e)
9,800,000	5.000	03/31/30	10,982,125

TOTAL EMERGING MARKET DEBT
(Cost $45,416,503)			$48,783,354

Shares	Description	Value
Common Stocks* – 0.5%

2,731	APP China Group Ltd.	$95,585
24,334	Axiohm Transaction Solutions, Inc.	243
3,157	Crunch Equity Holding, LLC	3,156,974
54,826	Dobson Communications Corp.	425,450
538	General Chemical Industrial Product, Inc.	149,860

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND
Schedule of Investments (continued)
October 31, 2006

Shares	Description	Value
Common Stocks* – (continued)

45,251	Hayes Lemmerz International, Inc.	$96,837
195,700	Huntsman Corp.	3,379,739
8,366	iPCS, Inc.	451,346
7,393	JSG Funding PLC	3,208
11,243	Mattress Discounters	—
96,747	NTL, Inc.	2,615,071
1,656	Nycomed	21
567,500	Parmalat SpA(b)	2,024,500
351	Pliant Corp. New	—
33,975	Polymer Group, Inc.	883,690
103,389	Viasystems Group, Inc.	904,654
3,044	WRC Media, Inc.(b)	30

TOTAL COMMON STOCKS
(Cost $22,162,859)		$14,187,208

	Dividend	Maturity
Shares	Rate	Date	Value
Preferred Stocks – 0.3%

Dobson Communications Corp.(b)
3,876	6.000	08/19/16	$661,904
GNC Corp.(c)(f)
2,750	12.000	01/12/11	3,025,000
Lucent Technologies Capital Trust I(b)
1,000	7.750	03/15/17	1,022,900
Pliant Corp.
2,796	13.000		1,349,014
Spanish Broadcasting Systems, Inc.(c)(f)
2,994	10.750	10/15/13	3,263,086
Ziff Davis Holdings, Inc.
120	10.000	03/31/10	15,600

TOTAL PREFERRED STOCKS
(Cost $10,311,093)			$9,337,504

	Expiration
Units	Date	Value
Warrants* – 0.0%

Advanstar Holdings Corp.(b)
2,875	10/15/11	$29
ASAT Finance LLC(b)
2,000	11/01/06	260
Avecia Group PLC (Ordinary)(b)
40,000	07/01/10	400
Avecia Group PLC (Preferred)(b)
40,000	01/01/10	400
General Chemical Industrial Product, Inc. Series A
311	04/30/11	—
General Chemical Industrial Product, Inc. Series B
231	04/30/11	—
Knology, Inc.(b)
1,750	10/15/07	4,136
Mattress Discounters Holding Corp.(b)
750	07/15/07	7
MDP Acquisitions PLC(b)
2,500	10/01/13	37,500
Merrill Corp. Class A(b)
1,500	05/01/09	15
Parmalat SpA(b)
650	12/31/15	1,669
Ziff Davis Holdings, Inc.
22,000	08/12/12	220

TOTAL WARRANTS
(Cost $348,842)		$44,636

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Repurchase Agreement(g) – 9.9%

Joint Repurchase Agreement Account II
$285,700,000	5.316%	11/01/06	$285,700,000
Maturity Value: $285,742,188
(Cost $285,700,000)

TOTAL INVESTMENTS – 99.7%
(Cost $2,805,096,115)			$2,872,280,436

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.3%			9,664,156

NET ASSETS – 100.0%			$2,881,944,592

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	Non-income producing security.

•	The principal amount of each security is stated in the currency in which the bond is denominated. See below.

Currency Description

$	=	U.S. Dollar	EUR	=	Euro Currency
DEM	=	German Mark	GBP	=	British Pounds

(a)	Variable rate security. Interest rate disclosed is that which is in effect at October 31, 2006.

(b)	Securities are exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $425,146,137, which represents approximately 14.8% of net assets as of October 31, 2006.

(c)	Securities with “Put” features with resetting interest rates. Maturity dates disclosed are the final maturity dates.

(d)	Security is currently in default/non-income producing.

(e)	These securities are issued with a zero coupon or interest rate which increases to the stated rate at a set date in the future.

(f)	Pay-in-kind securities.

(g)	Joint repurchase agreement was entered into on October 31, 2006. Additional information appears on page 49.

Security ratings disclosed, if any, are issued by Standard & Poor’s/Moody’s Investors Service and are unaudited. A brief description of the ratings is available in the Fund’s Statement of Additional Information.
The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND
Schedule of Investments (continued)
October 31, 2006
ADDITIONAL INVESTMENT INFORMATION
FORWARD FOREIGN CURRENCY CONTRACTS — At October 31, 2006, the Fund had outstanding forward foreign currency exchange contracts, both to purchase and sell foreign currencies:

Open Forward Foreign Currency	Expiration	Value on		Unrealized
Purchase Contract	Date	Settlement Date	Current Value	Gain

British Pound	11/16/06	$3,699,214	$3,787,813	$88,599

Open Forward Foreign Currency	Expiration	Value on		Unrealized
Sale Contracts	Date	Settlement Date	Current Value	Gain (Loss)

British Pound	11/16/06	$29,784,649	$30,020,127	$(235,478)
Euro	11/16/06	404,437,417	403,387,239	1,050,178
Euro	11/16/06	36,127,390	36,427,553	(300,163)

TOTAL OPEN FORWARD FOREIGN CURRENCY SALE CONTRACTS		$470,349,456	$469,834,919	$514,537

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS DEBT FUND
Performance Summary
October 31, 2006
The following graph shows the value, as of October 31, 2006, of a $10,000 investment made on August 29, 2003 (commencement of operations) in Institutional Shares of the Goldman Sachs Emerging Markets Debt Fund. For comparative purposes, the performance of the Fund’s benchmark, the J.P. Morgan EMBI Global Diversified Index, is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A and Class C Shares will vary from Institutional Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.
Emerging Markets Debt Fund’s Lifetime Performance
Performance of a $10,000 Investment, Distributions Reinvested August 29, 2003 to October 31, 2006.

Average Annual Total Return through October 31, 2006	Since Inception		One Year
Class A (commenced August 29, 2003)
Excluding sales charges	14.92%		11.63%
Including sales charges	13.28%		6.63%

Class C (commenced September 29, 2006)
Excluding sales charges	2.15%	(a)	N/A
Including sales charges	1.15%	(a)	N/A

Institutional Class (commenced August 29, 2003)	15.38%		11.93%

(a)	Not annualized.

GOLDMAN SACHS EMERGING MARKETS DEBT FUND
Schedule of Investments
October 31, 2006

Principal	Interest		Maturity
Amount•	Rate		Date	Value
Sovereign Debt Obligations – 80.7%

Argentina – 7.5%
Republic of Argentina (B+)
ARS7,996,211	2.000%		01/03/16	$4,312,391
2,250,499	5.830	(a)	12/31/33	676,540
EUR645,640	1.200	(b)	12/31/38	361,749
Republic of Argentina (B+/B3)(a)
$5,118,750	5.590		08/03/12	4,794,115
Republic of Argentina (D/Ca)(c)
DEM270,000	11.750		11/13/26	51,096
$1,500,000	9.750		09/19/27	450,000
572,400	12.000		06/19/31	180,306
Republic of Argentina (D/WR)(c)
DEM540,000	10.500		11/14/02	102,191
225,000	7.000		03/18/04	44,415
EUR400,000	9.000		05/24/05	153,794
Republic of Argentina (Ca)(c)
DEM800,000	11.750		05/20/11	160,530
Republic of Argentina(a)(d)
$2,160,000	0.000		12/15/35	236,088

				11,523,215

Brazil – 3.8%
Federal Republic of Brazil (BB/Ba2)
$1,496,000	10.500		07/14/14	1,891,692
2,800,000	8.000		01/15/18	3,095,400
700,000	11.000		08/17/40	921,550

				5,908,642

Bulgaria – 0.8%
Republic of Bulgaria (BBB+/Baa3)
990,000	8.250		01/15/15	1,170,675

Colombia – 2.9%
Republic of Colombia (BB/Ba2)
COP950,000,000	12.000		10/22/15	487,756
$2,890,000	7.375		01/27/17	3,066,290
830,000	8.375		02/15/27	950,350

				4,504,396

Croatia(a) – 0.0%
Republic of Croatia (BBB/Baa3)
25,455	6.375		07/31/10	25,556

Dominican Republic – 0.7%
Dominican Republic (B/B3)
983,679	9.040		01/23/18	1,121,395

Ecuador(b) – 2.1%
Republic of Ecuador (CCC+/Caa1)
3,245,000	10.000		08/15/30	3,248,245

El Salvador – 2.2%
Republic of El Salvador (BB+/Baa3)
2,470,000	8.250		04/10/32	2,896,075
440,000	7.650		06/15/35	484,000

				3,380,075

Guatemala – 3.4%
Republic of Guatemala (BB/Ba2)
1,730,000	10.250		11/08/11	2,041,400
2,300,000	9.250		08/01/13	2,679,500
535,000	8.125	(e)(f)	10/06/34	607,225

				5,328,125

Indonesia – 1.5%
Republic of Indonesia (BB-/B1)
2,000,000	7.500		01/15/16	2,152,400
100,000	8.500		10/12/35	118,500

				2,270,900

Iraq(e) – 0.7%
Republic of Iraq
1,650,000	5.800		01/15/28	1,097,250

Ivory Coast – 0.1%
Ivory Coast
465,500	2.000		03/30/18	107,065

Jamaica – 0.6%
Government of Jamaica (B/B1)
903,000	9.000		06/02/15	961,695

Lebanon(a) – 0.8%
Republic of Lebanon MTN (B-)
1,190,000	8.567		11/30/09	1,210,825

Malaysia – 1.0%
Malaysia (A-/A3)
1,360,000	7.500		07/15/11	1,484,532

Mexico – 4.7%
United Mexican States (A/Baa1)
MXN63,540,000	8.000		12/19/13	5,948,437
United Mexican States (BBB/Baa1)
$1,060,000	8.300		08/15/31	1,347,790

				7,296,227

Nigeria(b) – 1.8%
Central Bank of Nigeria (BB-)
2,750,000	6.250		11/15/20	2,743,125

Panama – 3.2%
Republic of Panama (BB/Ba1)
590,000	8.875		09/30/27	734,550
1,610,000	9.375		04/01/29	2,093,000
2,160,000	6.700		01/26/36	2,178,360

				5,005,910

Peru – 3.0%
Republic of Peru (BB/Ba3)
2,445,000	8.375		05/03/16	2,860,650
1,380,000	8.750		11/21/33	1,749,150

				4,609,800

Philippines – 7.4%
Republic of Philippines (B1)
10,025,000	7.500		09/25/24	10,726,750

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS DEBT FUND

Principal	Interest		Maturity
Amount•	Rate		Date	Value
Sovereign Debt Obligations – (continued)

Philippines – (continued)
Republic of Philippines (BB-/B1)
$5,000	9.375	%(f)	01/18/12	$6,044
510,000	10.625		03/16/25	709,512

				11,442,306

Poland – 2.2%
Republic of Poland (A-/A2)
PLN10,080,000	6.000		05/24/09	3,418,672

Russia – 12.7%
Ministry Finance of Russia (BBB+/Baa2)
$4,200,000	3.000		05/14/08	4,038,300
Russian Federation (BBB+/Baa2)(b)
13,855,000	5.000		03/31/30	15,526,259

				19,564,559

Serbia(b) – 0.6%
Republic of Serbia (BB-)
1,090,000	3.750		11/01/24	975,550

Turkey – 6.8%
Republic of Turkey (BB-/Ba3)
3,450,000	9.500		01/15/14	3,980,438
1,806,000	7.000		09/26/16	1,815,030
1,900,000	7.375		02/05/25	1,914,250
2,630,000	8.000		02/14/34	2,807,525

				10,517,243

Ukraine – 0.8%
Ukraine Government (BB-/B1)
780,000	8.903	(a)	08/05/09	828,750
390,000	7.650		06/11/13	417,300

				1,246,050

Uruguay – 3.2%
Republic of Uruguay (B+/B3)
440,000	7.250		02/15/11	459,800
UYU2,867,281	5.000		09/14/18	128,738
$3,960,000	8.000		11/18/22	4,286,700

				4,875,238

Venezuela – 5.9%
Republic of Venezuela (BB-/B2)
1,890,000	10.750		09/19/13	2,319,975
5,270,000	5.750		02/26/16	4,887,925
1,610,000	6.000		12/09/20	1,461,880
304,000	9.250		09/15/27	376,656

				9,046,436

Vietnam – 0.3%
Socialist Republic of Vietnam (BB/Ba3)
480,000	6.875		01/15/16	504,000

TOTAL SOVEREIGN DEBT OBLIGATIONS
(Cost $120,711,733)				$124,587,707

Corporate Obligations – 5.6%

Netherlands – 1.2%
Majapahit Holdings BV (BB-/ B1)(e)
$300,000	7.250%		10/17/2011	$305,250
1,500,000	7.250		10/17/2016	1,535,625

				1,840,875

Peru – 0.9%
IIRSA Norte Finance Ltd. (BB/ Ba2)(e)
1,350,000	8.750		05/30/2024	1,424,250

Russia – 0.7%
RSHB Capital SA for OJSC Russian Agricultural Bank (A3)(e)
540,000	7.175		05/16/2013	567,000
VNESHTORGBANK (BBB+/A1)
RUB12,000,000	7.000		04/13/2009	457,383

				1,024,383

Trinidad and Tobago – 0.5%
National Gas Co. of Trinidad and Tobago Ltd. (BBB/A3)(e)
$880,000	6.050		01/15/2036	854,114

Ukraine – 0.6%
Nal Naftogaz Ukrainy (Ba2)
1,000,000	8.125		09/30/2009	965,000

United States – 1.7%
Pemex Project Funding Master Trust (BBB/Baa1)
1,770,000	7.375		12/15/2014	1,938,150
Southern Copper Corp. (BBB/Baa2)
650,000	7.500		07/27/2035	685,295

				2,623,445

TOTAL CORPORATE OBLIGATIONS
(Cost $8,550,274)				8,732,067

Credit Linked Notes – 8.2%

Brazil – 5.3%
Brazilian Inflation Linked Credit Linked Note(h)
BRL4,265,000	6.000%		05/15/2009	$2,192,945
620,000	6.000		08/18/2010	423,940
1,100,000	6.000		05/19/2015	699,346
1,400,000	6.000		08/15/2024	855,393
2,940,000	6.000		05/15/2045	1,122,458
3,200,000	6.000		05/17/2045	2,815,580

				8,109,662

Egypt – 2.9%
Egyptian Credit Linked Note(d)(i)
$1,930,000	0.000	(e)	11/02/2006	1,976,668
EGP15,590,000	6.000		10/25/2007	2,478,361

				4,455,029

TOTAL CREDIT LINKED NOTES
(Cost $12,320,429)				12,564,691

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS DEBT FUND
Schedule of Investments (continued)
October 31, 2006

Principal	Interest	Maturity
Amount•	Rate	Date	Value
Repurchase Agreement(g) – 8.1%

United States – 8.1%
Joint Repurchase Agreement Account II
$12,500,000	5.316%	11/01/06	$12,500,000
Maturity Value: $12,501,846
(Cost $12,500,000)

TOTAL INVESTMENTS — 102.6%
(Cost $154,082,436)			$158,384,465

LIABILITIES IN EXCESS OF
OTHER ASSETS — (2.6)%			(4,008,582)

NET ASSETS — 100.0%			$154,375,883

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

•	The principal amount of each security is stated in the currency in which the bond is denominated. See below.

Currency Description

	$–	U.S. Dollar	MXN	–	Mexican Peso
ARS	–	Argentine Peso	PLN	–	Polish Zloty
BRL	–	Brazilian Real	RUB	–	Russian Ruble
COP	–	Columbian Peso	TRL	–	Turkish Lira
DEM	–	German Mark	TRY	–	New Turkish Lira
EGP	–	Egyptian Pound	UYU	–	Uruguay Peso
EUR	–	Euro Currency

(a)	Variable rate security. Interest rate disclosed is that which is in effect at October 31, 2006.

(b)	Coupon increases periodically based upon a predetermined schedule. Interest rate disclosed is that which is in effect at October 31, 2006.

(c)	Security is currently in default/non-income producing.

(d)	Security issued with a zero coupon. Income is recognized through the accretion of discount.

(e)	Securities are exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $8,367,382, which represents approximately 5.4% of net assets as of October 31, 2006.

(f)	Securities with “Call” or “Put” features with resetting interest rates. Maturity dates disclosed are the final maturity dates.

(g)	Joint repurchase agreement was entered into on October 31, 2006. Additional information appears on page 49.

(h)	The underlying security is a government bond issued by the Federal Republic of Brazil.

(i)	The underlying security is a government bond issued by the Arab Republic of Egypt.
 Security ratings disclosed, if any, are issued by Standard & Poor’s/Moody’s Investors Service and are unaudited. A brief description of the ratings is available in the Fund’s Statement of Additional Information.

Investment Abbreviation:
MTN	—	Medium-Term Note

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS DEBT FUND

ADDITIONAL INVESTMENT INFORMATION
FORWARD FOREIGN CURRENCY CONTRACTS — At October 31, 2006, the Fund had outstanding forward foreign currency exchange contracts, to sell foreign currencies:

Open Forward Foreign Currency	Expiration	Value on	Current	Unrealized
Sale Contracts	Date	Settlement Date	Value	Gain (Loss)

Brazilian Real	11/20/06	$1,223,188	$1,236,183	$(12,995)
Brazilian Real	12/05/06	418,693	422,505	(3,812)
Brazilian Real	12/06/06	526,013	531,440	(5,427)
Brazilian Real	01/30/07	846,048	845,218	830
Euro	11/29/06	725,323	730,875	(5,552)
Mexican Peso	01/12/07	5,592,131	5,754,731	(162,600)
Polish Zloty	12/13/06	3,066,339	3,176,871	(110,532)

TOTAL OPEN FORWARD FOREIGN CURRENCY SALE CONTRACTS		$12,397,735	$12,697,823	$(300,088)

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS DEBT FUND
Schedule of Investments (continued)
October 31, 2006
ADDITIONAL INVESTMENT INFORMATION (continued)
SWAP CONTRACTS — At October 31, 2006, the Fund had outstanding swap contracts with the following terms:
INTEREST RATE SWAP CONTRACT

Rates Exchanged

	Notional		Payments
	Amount	Termination	received by	Payments made by	Unrealized
Swap Counterparty	(000s)	Date	the Fund	the Fund	Gain

Salomon Smith Barney	MXN 86,000	03/10/08	7.98%	Mexican Interbank Equilibrium Rate	$54,075

TOTAL RETURN INDEX SWAP CONTRACTS (UNFUNDED)

	Notional			Value
	Amount	Termination	Reference	to be	Unrealized
Swap Counterparty	(000s)	Date	Security	exchanged #	Gain (Loss)

DMG & Partners	TRY 1,968	07/16/08	Turkish Government Bond	TRL Central Bank Deposit Rate + 0.750%	$(3,581)
DMG & Partners	TRY 532	07/16/08	Turkish Government Bond	TRL Central Bank Deposit Rate + 0.750%	(596)
DMG & Partners	TRY 664	07/16/08	Turkish Government Bond	TRL Central Bank Deposit Rate + 0.750%	560
DMG & Partners	TRY 5,999	08/13/08	Turkish Government Bond	TRL Central Bank Deposit Rate + 1.250%	99,280

TOTAL					$95,663

#	The Fund does not make or receive periodic payments in accordance with the swap contracts. On the termination date of the swap contracts, the Fund will either receive from or pay to the counterparty an amount equal to the net of the accrued payments and the value of the reference security (notional multiplied by the price of the reference security, converted to US Dollars).
TOTAL RETURN INDEX SWAP CONTRACT (FULLY FUNDED)

	Notional			Payments	Upfront
	Amount	Termination	Reference	received by	Payment	Unrealized
Swap Counterparty	(000s)	Date	Security	the Fund*	made by the Fund	Gain

Merrill Lynch	BRL 1,627	05/15/45	Brazilian Sovereign Bond	Inflation Linked Brazilian Local Bonds Index + 6.00%	$925,357	$69,682

*	On termination date of the swap contract, the Fund will receive a payment from the counterparty equal to the value of the reference security (notional multiplied by the price of the reference security, converted to US Dollars).
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS

ADDITIONAL INVESTMENT INFORMATION (continued)
JOINT REPURCHASE AGREEMENT ACCOUNT II — At October 31, 2006, the Funds had undivided interests in the Joint Repurchase Agreement Account II, as follows:

Fund	Principal Amount

High Yield	$285,700,000

Emerging Markets Debt	12,500,000

	Principal	Interest	Maturity	Maturity
Repurchase Agreements	Amount	Rate	Date	Value

ABN Amro, Inc.	$500,000,000	5.32%	11/01/06	$500,073,889

Banc of America Securities LLC	2,750,000,000	5.31	11/01/06	2,750,405,625

Barclays Capital PLC	200,000,000	5.31	11/01/06	200,029,500

Barclays Capital PLC	2,000,000,000	5.32	11/01/06	2,000,295,557

Bear Stearns	500,000,000	5.32	11/01/06	500,073,889

Credit Suisse Securities (USA) LLC	750,000,000	5.32	11/01/06	750,110,834

Greenwich Capital Markets	300,000,000	5.32	11/01/06	300,044,334

Merrill Lynch	500,000,000	5.31	11/01/06	500,073,750

Wachovia Bank	250,000,000	5.31	11/01/06	250,036,875

UBS Securities LLC	2,700,200,000	5.32	11/01/06	2,700,399,027

TOTAL	$10,450,200,000			$10,451,543,280

At October 31, 2006, the Joint Repurchase Agreement Account II was fully collateralized by Federal Home Loan Bank, 0.00% to 5.75%, due 12/14/06 to 09/22/15; Federal Home Loan Mortgage Association, 2.35% to 9.50%, due 11/17/06 to 09/01/36; Federal National Mortgage Association, 0.00% to 11.00%, due 11/1/06 to 11/01/36; Government National Mortgage Association, 4.50% to 9.00%, due 10/15/09 to 10/15/36 and U.S. Treasury Notes, 4.25% to 4.88% due 03/31/11 to 01/15/14. The aggregate market value of the collateral, including accrued interest, was $10,679,289,697.
The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Statements of Assets and Liabilities
October 31, 2006

	Global Income	High Yield	Emerging Markets
	Fund	Fund	Debt Fund

Assets:

Investments in securities, at value (identified cost $851,536,539, $2,805,096,115 and $154,082,436, respectively)	$861,434,827	$2,872,280,436	$158,384,465
Cash(a)	1,565,479	7,992,943	1,530,973
Foreign currencies, at value (identified cost $886,593, $5,468,582 and $32,126, respectively)	886,310	5,529,303	33,239
Receivables:
Investment securities sold, at value	—	2,028,439	1,343,502
Swap contracts, at value (includes upfront payments made of $4,261,219, $0 and $925,357, respectively)	11,440,531	—	1,148,954
Interest and dividends, at value (net of allowances)	11,743,770	53,222,459	2,476,786
Fund shares sold	3,141,211	8,292,793	515,751
Forward foreign currency exchange contracts, at value	5,813,896	1,138,777	830
Due from broker — variation margin, at value	872,599	—	—
Reimbursement from investment adviser	—	—	67
Other assets	1,187	5,022	247

Total assets	896,899,810	2,950,490,172	165,434,814

Liabilities:

Payables:
Investment securities purchased, at value	4,482,570	57,895,356	10,277,937
Swap contracts, at value (includes upfront payments received $3,638,504, $0 and $0, respectively)	10,533,709	—	4,177
Forward foreign currency exchange contracts, at value	10,270,529	535,641	300,918
Due to broker — swap collateral	1,300,000	—	—
Fund shares repurchased	796,013	3,916,176	154,519
Income distribution	—	3,560,990	62,977
Amounts owed to affiliates	612,058	2,344,630	126,815
Accrued expenses and other liabilities	342,773	292,787	131,588

Total liabilities	28,337,652	68,545,580	11,058,931

Net Assets:

Paid-in capital	925,706,266	2,814,647,648	147,858,328
Accumulated undistributed (distributions in excess of) net investment income	(1,826,999)	11,514,693	(331,587)
Accumulated net realized gain (loss) on investment, options, futures, swaps and foreign currency related transactions	(60,798,299)	(12,157,681)	2,630,930
Net unrealized gain on investments, futures, swaps and translation of assets and liabilities denominated in foreign currencies	5,481,190	67,939,932	4,218,212

NET ASSETS	$868,562,158	$2,881,944,592	$154,375,883

Net Assets:
Class A	$252,962,017	$1,395,264,908	$69,301,768
Class B	17,715,364	96,743,233	—
Class C	6,908,312	90,528,399	1,490
Institutional	590,541,270	1,296,428,407	85,072,625
Service	435,195	2,979,645	—

Shares outstanding:
Class A	19,851,135	173,624,524	5,784,459
Class B	1,395,227	12,023,204	—
Class C	545,099	11,263,155	124
Institutional	46,407,025	161,130,690	7,093,161
Service	34,231	371,156	—

Total shares outstanding, $0.001 par value (unlimited number of shares authorized)	68,232,717	358,412,729	12,877,744

Net asset value, offering and redemption price per share: (b)
Class A	$12.74	$8.04	$11.98
Class B	12.70	8.05	—
Class C	12.67	8.04	11.97
Institutional	12.73	8.05	11.99
Service	12.71	8.03	—

(a)	Includes restricted cash of $950,000 related to initial margin requirements and collateral on futures transactions for the Global Income Fund.
(b)	Maximum public offering price per share for Class A Shares of the Global Income, High Yield and Emerging Markets Debt Funds (NAV per share multiplied by 1.0471) is $13.34, $8.42 and $12.54 respectively. At redemption, Class B and Class C Shares may be subject to a contingent deferred sales charge, assessed on the amount equal to the lesser of the current net asset value or the original purchase price of the shares.
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Statements of Operations
For the Year Ended October 31, 2006

	Global Income	High Yield	Emerging Markets
	Fund	Fund	Debt Fund

Investment income:

Interest (net of allowances)(a)	$19,842,999	$196,445,245	$7,744,473
Dividends	46,957	449,476	—

Total income	19,889,956	196,894,721	7,744,473

Expenses:

Management fees	3,515,096	15,997,975	970,797
Distribution and Service fees(b)	754,210	4,669,256	153,107
Transfer Agent fees(b)	478,646	2,518,765	122,031
Custody and accounting fees	365,760	424,174	131,970
Registration fees	70,169	123,123	66,009
Professional fees	70,112	91,625	89,263
Printing fees	31,905	90,358	41,343
Trustee fees	12,837	12,837	12,837
Service share fees	2,287	11,756	—
Other	43,313	141,095	47,751

Total expenses	5,344,335	24,080,964	1,635,108

Less — expense reductions	(629,605)	(530,275)	(367,798)

Net expenses	4,714,730	23,550,689	1,267,310

NET INVESTMENT INCOME	15,175,226	173,344,032	6,477,163

Realized and unrealized gain (loss) on investment, options, futures, swap and foreign currency related transactions:

Net realized gain (loss) from:
Investment transactions	(3,273,840)	3,982,284	2,702,348
Futures transactions	(645,475)	—	70,854
Options written	385,172	—	—
Swap contracts	(1,139,374)	—	115,778
Foreign currency related transactions	(1,977,384)	6,375,160	(450,476)
Net change in unrealized gain (loss) on:
Investments	11,268,008	68,663,993	3,389,496
Futures	(814,725)	—	(55,966)
Options written	130,858	—	—
Swap contracts	216,642	—	228,663
Translation of assets and liabilities denominated in foreign currencies	(2,731,229)	(12,256,564)	(319,671)

Net realized and unrealized gain on investment, options, futures, swap and foreign currency related transactions	1,418,653	66,764,873	5,681,026

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$16,593,879	$240,108,905	$12,158,189

(a)	Net of $4,839 and $14,521 in foreign withholding tax for the Global Income and High Yield Funds, respectively.
(b)	Class specific Distribution and Service and Transfer Agent fees were as follows:

	Distribution and Service Fees			Transfer Agent Fees

Fund	Class A	Class B	Class C	Class A	Class B	Class C	Institutional	Service

Global Income	$477,299	$207,550	$69,361	$305,471	$33,208	$11,098	$128,686	$183
High Yield	2,868,400	1,002,411	798,445	1,835,776	160,386	127,751	393,912	940
Emerging Markets Debt	153,106	—	1	97,987	—	1	24,043	—
The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Statements of Changes in Net Assets

	Global Income Fund

	For the	For the
	Year Ended	Year Ended
	October 31, 2006	October 31, 2005

From operations:

Net investment income	$15,175,226	$8,503,204
Net realized gain (loss) on investment, futures, options, swaps and foreign currency related transactions	(6,650,901)	29,826,002
Net change in unrealized gain (loss) on investments, options, futures, swaps and translation of assets and liabilities denominated in foreign currencies	8,069,554	(23,407,913)

Net increase in net assets resulting from operations	16,593,879	14,921,293

Distributions to shareholders:

From net investment income
Class A Shares	(10,177,713)	(12,637,043)
Class B Shares	(1,057,409)	(1,906,896)
Class C Shares	(329,720)	(615,553)
Institutional Shares	(16,109,652)	(10,092,583)
Service Shares	(24,929)	(39,718)
From net realized gains
Class A Shares	—	—
Institutional Shares	—	—
From capital
Class A Shares	(673,831)	—
Class B Shares	(70,007)	—
Class C Shares	(21,830)	—
Institutional Shares	(1,066,563)	—
Service Shares	(1,650)	—

Total distributions to shareholders	(29,533,304)	(25,291,793)

From share transactions:

Proceeds from sales of shares	623,711,550	294,640,539
Reinvestment of dividends and distributions	26,966,721	21,891,808
Cost of shares repurchased(a)	(190,950,469)	(210,384,450)

Net increase (decrease) in net assets resulting from share transactions	459,727,802	106,147,897

TOTAL INCREASE (DECREASE)	446,788,377	95,777,397

Net assets:

Beginning of year	421,773,781	325,996,384

End of year	$868,562,158	$421,773,781

Accumulated undistributed (distributions in excess of) net investment income	$(1,826,999)	$13,747,736

(a)	Net of redemption fees, remitted to the Funds as follows:

	For the	For the
	Year Ended	Year Ended
Fund	October 31, 2006	October 31, 2005

Global Income	$6,373	$6,229

High Yield	75,035	63,737

Emerging Markets Debt	19,806	2,083

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS

High Yield Fund		Emerging Markets Debt Fund

For the	For the	For the	For the
Year Ended	Year Ended	Year Ended	Year Ended
October 31, 2006	October 31, 2005	October 31, 2006	October 31, 2005

$173,344,032	$158,592,451	$6,477,163	$2,662,733

10,357,444	45,239,247	2,438,504	3,264,243

56,407,429	(102,730,743)	3,242,522	96,790

240,108,905	101,100,955	12,158,189	6,023,766

(84,061,954)	(89,921,358)	(3,310,565)	(880,892)
(6,619,789)	(8,286,780)	—	—
(5,260,116)	(4,972,722)	(5)	—
(75,965,184)	(68,948,809)	(3,479,083)	(1,670,378)
(169,229)	(125,665)	—	—

—	—	(1,535,731)	(297,553)
—	—	(1,540,548)	(948,324)

—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—
—	—	—	—

(172,076,272)	(172,255,334)	(9,865,932)	(3,797,147)

1,402,984,435	1,034,540,842	129,969,181	52,373,706
131,273,894	122,358,326	8,984,045	3,703,776
(731,412,439)	(1,178,657,417)	(62,158,343)	(8,812,947)

802,845,890	(21,758,249)	76,794,883	47,264,535

870,878,523	(92,912,628)	79,087,140	49,491,154

2,011,066,069	2,103,978,697	75,288,743	25,797,589

$2,881,944,592	$2,011,066,069	$154,375,883	$75,288,743

$11,514,693	$4,214,366	$(331,587)	$269,755

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Notes to Financial Statements
October 31, 2006
1. ORGANIZATION
Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Act”) as an open-end management investment company. The Trust includes the Goldman Sachs Global Income Fund (“Global Income”), Goldman Sachs High Yield Fund (“High Yield”) and Goldman Sachs Emerging Markets Debt Fund (“Emerging Markets Debt”), (collectively, the “Funds” or individually a “Fund”). High Yield is a diversified portfolio of the Trust whereas Global Income and Emerging Markets Debt are registered as non-diversified portfolios. Global Income and High Yield offer five classes of shares — Class A, Class B, Class C, Institutional and Service. Emerging Markets Debt offers three classes of shares — Class A, Class C and Institutional. Class A shares of Global Income, High Yield and Emerging Markets Debt are sold with front-end sales charges of up to 4.50%. Class B shares of Global Income and High Yield are sold with contingent deferred sales charges that decline from 5.00% to zero, depending upon the period of time the shares are held. Class C shares of Global Income, High Yield and Emerging Markets Debt have a contingent deferred sales charge of 1% during the first 12 months. Institutional Class shares of Global Income, High Yield and Emerging Markets Debt, and Service Class Shares of Global Income and High Yield, are not subject to a sales charge. Goldman, Sachs & Co. (“Goldman Sachs”), as distributor of the Funds, receives such sales loads of which a certain portion may be retained.
     High Yield invests primarily in non-investment grade fixed-income securities, which are considered predominantly speculative by traditional investment standards. Non-investment grade fixed-income securities and unrated securities of comparable credit quality (commonly known as “junk bonds”) are subject to the increased risk of an issuer’s inability to meet principal and interest obligations. These securities, also referred to as high yield securities, may be subject to greater price volatility due to such factors as specific corporate developments, interest rate sensitivity, generally negative perceptions of the junk bond markets and less secondary market liquidity.
     Emerging Markets Debt and Global Income invest in securities of foreign companies and foreign governments which involve special risks; including, but not limited to, the possibility of future political and economic developments that could adversely affect the value of such securities. Moreover, securities of many foreign companies and foreign governments and their markets may be less liquid, and their prices more volatile, than those of comparable U.S. companies and the United States government. In addition, Emerging Markets Debt invests in the Sovereign Debt Obligations of countries that are considered emerging markets countries at the time of purchase. Therefore, the Fund is susceptible to governmental factors and economic developments that may adversely affect the economies of these emerging markets countries. In addition, these debt obligations may be less liquid and subject to greater volatility than debt obligations of more developed countries.
2. SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of the significant accounting policies consistently followed by the Funds. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts. Actual results could differ from those estimates.
A. Investment Valuation — Portfolio securities for which market quotations are readily available are valued at market value on the basis of quotations furnished by a pricing service or provided by dealers in such securities. Short-term debt obligations maturing in sixty days or less are valued at amortized cost, which approximates market value. Investments in securities traded on a U.S. or foreign securities exchange (or the NASDAQ system) are valued daily at their last price or official closing price on the principal exchange or system on which they are traded. If no sale occurs, securities are valued at the last bid price. Portfolio securities for which market quotations are not readily available or are deemed not to reflect market value by the Funds’ respective investment adviser are valued based on yield equivalents, pricing matrices or other sources, under valuation procedures established by the Trust’s Board of Trustees.
B. Security Transactions and Investment Income — Security transactions are reflected as of the trade date. Realized gains and losses on sales of portfolio securities are calculated using the identified cost basis. Interest income is recorded on the basis of interest accrued (net of foreign withholding taxes, if any, which are reduced by any amounts reclaimable by the Funds, where applicable), premium amortized and discount accreted. Dividend income is recorded on the ex-dividend date,

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)
(net of foreign withholding taxes, if any, which are reduced by any amounts reclaimable by the Funds). Net investment income (other than class specific expenses) and unrealized and realized gains or losses are allocated daily to each class of shares of the respective Funds based upon the relative proportion of net assets of each class.
     Certain mortgage security paydown gains and losses are recorded as interest income (loss) and are included in interest income in the accompanying Statements of Operations. Original issue discounts (OID) on debt securities are accreted to interest income over the life of the security with a corresponding increase in the cost basis of that security. Market discounts and market premiums on debt securities are accreted/amortized to interest income over the expected life of the security with a corresponding adjustment in the cost basis of that security.
     Pursuant to applicable law and procedures adopted by the Trust’s Board of Trustees, securities transactions in portfolio securities (including futures transactions) may be effected from time to time through Goldman Sachs or an affiliate. In order for Goldman Sachs or an affiliate, acting as agent, to effect securities or futures transactions for a Fund, the commissions, fees or other remuneration received by Goldman Sachs or an affiliate must be reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities or futures contracts.
C. Expenses — Expenses incurred by the Trust that do not specifically relate to an individual Fund of the Trust are allocated to the Funds on a straight-line and/or “pro-rata” basis depending upon the nature of the expense.
     Class A, Class B and Class C shareholders of the Funds bear all expenses and fees relating to their respective Distribution and Service Plans. Service Shares bear all expenses and fees relating to their Service and Shareholder Administration Plans. Each class of shares of the Funds separately bears its respective class-specific Transfer Agency fees.
D. Federal Taxes and Distribution to Shareholders — It is each Fund’s policy to comply with the requirements of the Internal Revenue Code (the “Code”) applicable to regulated investment companies and to distribute each year substantially all of its investment company taxable income and capital gains to its shareholders. Accordingly, no federal tax provisions are required. Dividends and distributions to shareholders are recorded on the ex-dividend date. Income distributions for High Yield and Emerging Markets Debt are declared daily and paid monthly. Income distributions for Global Income are declared and paid monthly. Capital gain distributions, if any, are declared and paid annually for all Funds. Net capital losses are carried forward to future years and may be used to the extent allowed by the Code to offset any future capital gains. Utilization of capital loss carryforwards will reduce the requirement of future capital gain distributions.
     The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with Federal income tax rules, which may differ from U.S. generally accepted accounting principles. Therefore, the source of a Fund’s distributions may be shown in the accompanying financial statements as either from net investment income, net realized gains, or as a tax return of capital.
E. Foreign Currency Translations — The books and records of the Funds are maintained in U.S. dollars. Amounts denominated in foreign currencies are translated into U.S. dollars on the following basis: (i) investment valuations, foreign currency and other assets and liabilities initially expressed in foreign currencies are converted each business day into U.S. dollars based upon current exchange rates; and (ii) purchases and sales of foreign investments, income and expenses are converted into U.S. dollars based upon currency exchange rates prevailing on the respective dates of such transactions.
     Net realized and unrealized gain (loss) on foreign currency transactions will represent: (i) foreign exchange gains and losses from the sale and holdings of foreign currencies; (ii) gains and losses from the sale of investments; (iii) currency gains and losses between trade date and settlement date on investment securities transactions and forward exchange contracts; and (iv) gains and losses from the difference between amounts of interest, dividends and foreign withholding taxes recorded and the amounts actually received. The effect of changes in foreign currency exchange rates on securities and derivative instruments are segregated in the Statement of Operations from the effects of changes in market prices of those securities and derivative instruments, but are included with the net realized and unrealized gain (loss) on securities and derivative instruments. Net unrealized foreign exchange gains and losses arising from changes in the value of other assets and liabilities

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Notes to Financial Statements (continued)
October 31, 2006
2. SIGNIFICANT ACCOUNTING POLICIES (continued)
as a result of changes in foreign exchange rates are included as increases and decreases in unrealized gain (loss) on foreign currency related transactions
F. Forward Foreign Currency Exchange Contracts — The Funds may enter into forward foreign currency exchange contracts for the purchase or sale of a specific foreign currency at a fixed price on a future date as a hedge or cross-hedge against either specific transactions or portfolio positions. The Funds may also purchase and sell forward contracts to seek to increase total return. All commitments are “marked-to-market” daily at the applicable translation rates and any resulting unrealized gains or losses are recorded in the Funds’ financial statements. The Funds record realized gains or losses at the time a forward contract is offset by entry into a closing transaction or extinguished by delivery of the currency. Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.
     The contractual amounts of forward foreign currency contracts do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered. At October 31, 2006, the Funds had segregated sufficient cash and/or securities to cover any commitments under these contracts.
G. Futures Contracts — The Funds may enter into futures transactions to hedge against changes in interest rates, securities prices, currency exchange rates or to seek to increase total return. Futures contracts are valued at the last settlement price, or in the absence of a sale, the last bid price, at the end of each day on the board of trade or exchange upon which they are traded. Upon entering into a futures contract, the Funds are required to segregate or deliver cash or securities equal to the minimum “initial margin” requirement of the associated futures exchange. Subsequent payments for futures contracts (“variation margin”) are paid or received by the Funds, dependant on the fluctuations in the value of the contracts, and are recorded for financial reporting purposes as unrealized gains or losses. When contracts are closed, the Funds realize a gain or loss which is reported in the Statements of Operations.
     The use of futures contracts involve, to varying degrees, elements of market and counterparty risk which may exceed the amounts recognized in the Statements of Assets and Liabilities. Changes in the value of a futures contract may not directly correlate with changes in the value of the underlying securities. This risk may decrease the effectiveness of the Funds’ strategies and potentially result in a loss.
H. Options — The Funds may write and/or purchase call and put options on any securities in which the Funds may invest or any securities index consisting of securities in which they may invest. When the Funds write call or put options, an amount equal to the premium received is recorded as a liability and is subsequently marked-to-market to reflect the current market value of the option written. When a written option expires on its stipulated expiration date or the Funds enter into a closing purchase transaction, the Funds realize a gain or loss without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. When a written call option is exercised, the Funds realize a gain or loss from the sale of the underlying security, and the proceeds of the sale are increased by the premium originally received. When a written put option is exercised, the amount of the premium originally received will reduce the cost of the security which the Funds purchase upon exercise. There is a risk of loss from a change in value of such options which may exceed the related premiums received.
     Upon the purchase of a call option or a put option by the Funds, the premium paid is recorded as an investment and subsequently marked-to-market to reflect the current market value of the option. If an option which the Funds have purchased expires on the stipulated expiration date, the Funds will realize a loss in the amount of the cost of the option. If the Funds enter into a closing sale transaction, the Funds will realize a gain or loss, depending on whether the sale proceeds for the closing sale transaction are greater or less than the cost of the option. If the Funds exercise a purchased put option, the Funds will realize a gain or loss from the sale of the underlying security, and the proceeds from such sale will be decreased by the premium originally paid. If the Funds exercise a purchased call option, the cost of the security which the Funds purchase upon exercise will be increased by the premium originally paid. Purchased over-the counter options are subject to the risk that the counterparty may default on its obligations, which could result in a loss to a Fund.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)
I. Repurchase Agreements — Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase the securities at a mutually agreed upon date and price. During the term of a repurchase agreement, the value of the underlying securities held as collateral on behalf of the Funds, including accrued interest, is required to exceed the value of the repurchase agreement, including accrued interest. If the seller defaults or becomes insolvent, realization of the collateral by the Funds may be delayed or limited and there may be a decline in the value of the collateral during the period while the Funds seek to assert their rights. The underlying securities for all repurchase agreements are held in safekeeping at the Funds’ custodian or designated sub custodians under triparty repurchase agreements.
     Pursuant to exemptive relief granted by the Securities and Exchange Commission (“SEC”) and terms and conditions contained therein, the Funds, together with other registered investment companies having management or investment advisory agreements with Goldman Sachs Asset Management, L.P. (“GSAM”), or its affiliates, may transfer uninvested cash into joint accounts, the daily aggregate balance of which is invested in one or more repurchase agreements.
J. Segregation Transactions — The Funds may enter into certain derivative transactions to seek to increase total return. Forward foreign currency exchange contracts, futures contracts, swaps, written options, when-issued securities and forward commitments represent examples of such transactions. As a result of entering into these transactions, the Funds may be required to segregate liquid assets with a current value equal to or greater than the market value of the corresponding transactions.
K. Swap Contracts — The Funds may enter into swap transactions for hedging purposes or to seek to increase total return. Risks may arise as a result of the failure of the counterparty to the swap contract to comply with the terms of the swap contract. The loss incurred by the failure of a counterparty is generally limited to the net payment to be received by the Funds, and/or the termination value at the end of the contract. Therefore, the Funds consider the creditworthiness of each counterparty to a contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in interest rates or in the value of the underlying reference asset or index. Entering into these agreements involves, to varying degrees, market, liquidity, elements of credit, legal and documentation risk in excess of amounts recognized in the Statement of Assets and Liabilities. The Funds may invest in the following type of swaps:
     An interest rate swap is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specific prices, rates or indices for a specified amount of an underlying notional amount. The payment flows are usually netted against each other, with the difference being paid by one party to the other.
     A total return swap is an agreement that gives the Fund the right to receive the appreciation in the value of a specified security, index or other instrument in return for a fee paid to the counterparty, which is typically an agreed upon interest rate. If the underlying asset declines in value over the term of the swap, the Fund may also be required to pay the dollar value of that decline to the counterparty.
     Credit default swap agreements involve one party making a stream of payments to another party in exchange for the right to receive a specified return in the event of a default by a third party, typically a corporate issuer on its obligation. A Fund may use credit default swaps to provide a measure of protection against defaults of a corporate issuer or to take an active long or short position with respect to the likelihood of a particular issuer’s default. As a seller of protection, a Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. Credit default swaps may involve greater risks than if a Fund had invested in the referenced obligation directly. If the Fund enters into a buy contract and no credit event occurs, its exposure is limited to the periodic payments previously made to the counterparty. In addition, if the Fund enters into a sale contract and a credit event occurs, the value of the referenced obligation received by the Fund reduced by the periodic payments previously received may be less than the maximum payment it pays to the counterparty, resulting in a loss to the Fund.
     Swaps are marked to market daily using either pricing vendor quotations, counterparty prices or models prices and the change in value, if any, is recorded as unrealized gain or loss in the Statement of Operations. An upfront payment made and/or received by the Funds, is recorded as an asset and/or liability on the Statement of Assets and Liabilities and is only

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Notes to Financial Statements (continued)
October 31, 2006
2. SIGNIFICANT ACCOUNTING POLICIES (continued)
recorded as a realized gain or loss when either the contract’s term ends or, with respect to a Credit Default Swap, a credit event occurs. Periodic payments received or made on swap contracts are recorded as realized gain or loss in the Statement of Operations. Gains or losses are also realized upon early termination of the swap agreements.
L. Treasury Inflation-Protected Securities — The Funds may invest in Treasury Inflation-Protected Securities (“TIPS”), specially structured bonds in which the principal amount is adjusted daily to keep pace with inflation, as measured by the U.S. Consumer Pricing Index (“CPI”). The adjustments for interest income due to inflation are reflected in interest income in the Statements of Operations. The repayment of the original bond principal upon maturity is guaranteed by the full faith and credit of the U.S. Government.
3. AGREEMENTS
GSAM, an affiliate of Goldman Sachs, serves as investment adviser pursuant to an Investment Management Agreement with the Trust on behalf of High Yield and Emerging Markets Debt, and Goldman Sachs Asset Management International (“GSAMI”), an affiliate of GSAM and Goldman Sachs, serves as investment adviser pursuant to an Investment Management Agreement with the Trust on behalf of Global Income (the Investment Management Agreements with GSAM and GSAMI are collectively referred to herein as the “Agreements”). Under the Agreements, the respective investment adviser manages the Funds, subject to the general supervision of the Trust’s Board of Trustees.
     As compensation for the services rendered pursuant to the Agreements, the assumption of the expenses related thereto and administering the Funds’ business affairs, including providing facilities, the investment advisers are entitled to a fee (“Management fee”) computed daily and payable monthly, equal to an annual percentage rate of each Fund’s average daily net assets.
     The investment advisers entered into a fee reduction commitment for the Funds which was implemented on a voluntary basis prior to February 28, 2006, and on a contractual basis as of February 28, 2006 to achieve the following rates:

	Management Fee	Average Daily
Fund	Annual Rate	Net Assets

Global Income	0.65%	Up to $1 billion
	0.59	Next $1 billion
	0.56	Over $2 billion

High Yield	0.70	Up to $2 billion
	0.63	Over $2 billion

Emerging Markets Debt	0.80	Up to $2 billion
	0.72	Over $2 billion

     Prior to February 28, 2006, the contractual Management fees for Global Income, High Yield and Emerging Markets Debt as an annual percentage rate of average daily net assets were 0.65%, 0.70% and 0.80%, respectively.
     Each investment adviser has voluntarily agreed to limit certain “Other Expenses” of the Funds (excluding Management fees, Distribution and Service fees, Transfer Agency fees and expenses, Service Share fees, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses exclusive of any expense offset agreements) to the extent that such expenses exceed, on an annual basis, a percentage rate of the average daily net assets of each Fund. Such expense reimbursements, if any, are computed daily and paid monthly. In addition, the Funds are not obligated to reimburse their respective adviser for prior fiscal year expense reimbursements, if any.
     For the year ended October 31, 2006, as an annual percentage rate of average daily net assets, the Other Expense limitations of Global Income, High Yield, and Emerging Markets Debt were 0.004%, 0.024%, and 0.044%, respectively.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS

3. AGREEMENTS (continued)
     The Trust, on behalf of each Fund, has adopted Distribution and Service Plans (the “Plans”). Under the Plans, Goldman Sachs and/or authorized dealers are entitled to a monthly fee for distribution services equal to, on an annual basis, 0.25% and 0.75% of the average daily net assets attributable to Emerging Markets Debt Class A and Class C Shares, respectively, and 0.25%, 0.75% and 0.75% of the average daily net assets attributable to Class A, Class B and Class C Shares, respectively of Global Income and High Yield. Additionally, Goldman Sachs and/or authorized dealers are entitled to receive, under the Plans, a separate fee for personal and account maintenance services equal to, on an annual basis, 0.25% of each Fund’s average daily net assets attributable to Class B and Class C Shares of Global Income and High Yield and Class C of Emerging Markets Debt.
     Goldman Sachs serves as Distributor of the shares of the Funds pursuant to a Distribution Agreement. Goldman Sachs may retain a portion of the Class A sales load and Class B and Class C contingent deferred sales charges. During the year ended October 31, 2006, Goldman Sachs advised the Funds that it retained the following approximate amounts:

		Contingent Deferred
	Sales Load	Sales Charge

Fund	Class A	Class B	Class C

Global Income	$16,800	$—	$100

High Yield	282,600	—	1,300

Emerging Markets Debt	19,500	N/A	—

     All shares of the Funds charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less (60 calendar days in the case of High Yield). For this purpose, the Funds use a first-in first-out (“FIFO”) method so that shares held longest will be treated as being redeemed first and shares held shortest will be treated as being redeemed last. Redemption fees are reimbursed to the Funds and reflected as a reduction in share redemptions on the Statements of Changes in Net Assets. Redemption fees are credited to Paid-in Capital and are allocated to each share class of a Fund on a pro rata basis.
     Goldman Sachs also serves as Transfer Agent of the Funds for a fee. The fees charged for such transfer agency services are calculated daily and payable monthly at an annual rate as follows: 0.16% of the average daily net assets for Class A and Class C Shares of the Funds, Class B (Global Income and High Yield only) Shares and 0.04% of the average daily net assets for Institutional and Service shares (Global Income and High Yield only).
     The Trust, on behalf of Global Income and High Yield, has adopted a Service Plan and Shareholder Administration Plan for Service Shares. These plans allow for Service Shares to compensate service organizations for providing varying levels of personal and account administration and shareholder administration services to their customers who are beneficial owners of such shares. The Service Plan and Shareholder Administration Plan provide for compensation to the service organizations in an amount equal to, on an annual basis, 0.25% and 0.25%, respectively, of the average daily net assets of the Service Shares.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Notes to Financial Statements (continued)
October 31, 2006
3. AGREEMENTS (continued)
     For the year ended October 31, 2006, GSAM and GSAMI have voluntarily agreed to waive certain fees and reimburse other expenses. In addition, the Funds have entered into certain offset arrangements with the custodian and the transfer agent resulting in a reduction of the Funds’ expenses. These expense reductions were as follows (in thousands):

			Expense Credits

	Management Fee	Other Expense	Custody	Transfer Agent	Total Expense
Fund	Waiver	Reimbursement	Fees	Fees	Reductions

Global Income	$—	$573	$43	$14	$630

High Yield	16	328	103	83	530

Emerging Markets Debt	—	336	30	2	368

     As of October 31, 2006, the amounts owed to affiliates of the Trust were as follows (in thousands):

	Management	Distribution and	Transfer	Over
Fund	Fees	Service Fees	Agent Fees	Reimbursement	Total

Global Income	$459	$73	$55	$25	$612

High Yield	1,608	442	250	45	2,345

Emerging Markets Debt	101	14	12	—	127

4. PORTFOLIO SECURITIES TRANSACTIONS
The cost of purchases and proceeds from sales and maturities of long-term securities for the year ended October 31, 2006, were as follows:

			Sales and	Sales and Maturities
	Purchases of	Purchases	Maturities of	(Excluding
	U.S. Government	(Excluding	U.S. Government	U.S. Government
	and Agency	U.S. Government and	and Agency	and Agency
Fund	Obligations	Agency Obligations)	Obligations	Obligations)

Global Income	$317,528,433	$603,532,863	$177,691,227	$308,630,780

High Yield	—	1,475,968,118	—	881,451,691

Emerging Markets Debt	—	257,640,720	—	178,842,674

     For the year ended October 31, 2006, Emerging Markets Debt paid commissions of approximately $200 in connection with futures contracts entered into with Goldman Sachs.
5. LINE OF CREDIT FACILITY
The Funds participate in a $400,000,000 committed, unsecured revolving line of credit facility together with other registered investment companies having management or investment advisory agreements with GSAM. Under the most restrictive arrangement, the Funds must own securities having a market value in excess of 300% of each Fund’s total bank borrowings. This facility is to be used solely for temporary or emergency purposes. The interest rate on borrowings is based on the federal funds rate. The committed facility also requires a fee to be paid by the Funds based on the amount of the commitment that has not been utilized. For the year ended October 31, 2006, the Funds did not have any borrowings under this facility.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS

6. TAX INFORMATION
The tax character of distributions paid during the fiscal year ended October 31, 2006 was as follows:

	Global Income	High Yield	Emerging Markets Debt

Distributions paid from:
Ordinary income	$27,699,423	$172,076,272	$9,553,421
Net long-term capital gains	—	—	312,511

Total taxable distributions	$27,699,423	$172,076,272	$9,865,932
Tax return of capital	1,833,881	—	—

     The tax character of distributions paid during the fiscal year ended October 31, 2005 was as follows:

	Global Income	High Yield	Emerging Markets Debt

Distributions paid from:
Ordinary income	$25,291,793	$172,255,334	$3,797,147

Total taxable distributions	$25,291,793	$172,255,334	$3,797,147

     As of October 31, 2006, the components of accumulated earnings (losses) on a tax basis were as follows:

	Global Income	High Yield	Emerging Markets Debt

Undistributed ordinary income — net	$—	$16,579,380	$2,327,454
Undistributed long-term capital gains	—	—	604,032

Total undistributed earnings	$—	$16,579,380	$2,931,486

Capital loss carryforward:*
Expiring 2010	$(26,255,373)	$—	$—
Expiring 2011	(28,737,453)	(3,216,116)	—
Expiring 2012	(1,611,665)	—	—
Expiring 2014	(3,390,506)	(8,291,304)	—

Total capital loss carryforward	(59,994,997)	(11,507,420)	—

Timing differences (deferred straddle losses, taxable interest on defaulted securities and income distribution payable)	(3,493,932)	(5,064,686)	(658,800)
Unrealized gains — net	6,344,821	67,289,670	4,244,869

Total accumulated earnings (losses) — net	$(57,144,108)	$67,296,944	$6,517,555

*	Expiration occurs on October 31 of the year indicated.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Notes to Financial Statements (continued)
October 31, 2006
6. TAX INFORMATION (continued)
     At October 31, 2006, the Funds’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes was as follows:

	Global Income	High Yield	Emerging Markets Debt

Tax cost	$855,824,420	$2,805,143,241	$154,366,763

Gross unrealized gain	15,582,149	126,726,608	19,027,269
Gross unrealized loss	(9,971,742)	(59,589,413)	(15,009,567)

Net unrealized security gain	5,610,407	67,137,195	4,017,702

Net unrealized gain on other investments	734,414	152,475	227,167

Net unrealized gain	$6,344,821	$67,289,670	$4,244,869

     The differences between book and tax basis unrealized gains (losses) is attributable primarily to wash sales, swap treatment, net marked-to-market gains and losses on futures and foreign currency contracts recognized by tax purposes and differing treatment of market premium amortization.
     In order to present certain components of the Funds’ capital accounts on a tax basis, certain reclassifications have been recorded to the Funds’ accounts. These reclassifications have no impact on the net asset value of the Funds. Reclassifications result primarily from the differing book/tax treatments for foreign currency transactions, swap transactions and certain consent fee payments.

		Accumulated net
		realized
	Accumulated	gain (loss) on
	undistributed net	investment
Fund	investment income	transactions

Global Income	$(3,050,538)	$3,050,538

High Yield	6,032,567	(6,032,567)

Emerging Markets Debt	(288,852)	288,852

7. OTHER MATTERS
The following Goldman Sachs Asset Allocation Portfolios were beneficial owners of the Funds as of October 31, 2006 with amounts of 5% or greater of the total shares outstanding, as follows:

			Goldman Sachs
	Goldman Sachs	Goldman Sachs	Growth and Income
	Balanced Strategy	Growth Strategy	Strategy
Fund	Portfolio	Portfolio	Portfolio

Global Income	5%	21%	38%

Emerging Markets Debt	—	21%	24%

Legal Proceedings — Purported class and derivative action lawsuits were filed in April and May 2004 in the United States District Court for the Southern District of New York against Goldman Sachs Group, Inc. (“GSG”), GSAM and certain related parties, including certain Goldman Sachs Funds (including these Funds), and the Trustees and Officers of the Trust. In June 2004, these lawsuits were consolidated into one action and in November 2004 a consolidated and amended complaint was filed against GSG, GSAM, GSAMI, Goldman Sachs and certain related parties including certain Goldman Sachs Funds

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS

7. OTHER MATTERS (continued)
and the Trustees and Officers of the Trust. These Funds, along with certain other investment portfolios of the Trust, were named as nominal defendants in the amended complaint. Plaintiffs filed a second amended consolidated complaint on April 15, 2005. The second amended consolidated complaint alleges violations of the Act and the Investment Advisers Act of 1940. The complaint also asserts claims involving common law breach of fiduciary duty and unjust enrichment. The complaint alleges, among other things, that between April 2, 1999 and January 9, 2004 (the “Class Period”), GSAM and other defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and omitted statements of fact in registration statements and reports filed pursuant to the Act which were necessary to prevent such registration statements and reports from being materially false and misleading. The complaint further alleges that the Goldman Sachs Funds paid excessive and improper advisory fees to Goldman Sachs. The complaint also alleges that GSAM and GSAMI used 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the foregoing. On January 13, 2006, all claims against the defendants were dismissed by the U.S. District Court. On February 22, 2006, the plaintiffs appealed this decision. By agreement, the plaintiffs subsequently withdrew their appeal without prejudice but reserved their right to reactivate their appeal pending a decision by the circuit court of appeals in similar litigation.
     Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class action and derivative action lawsuit will have a material adverse financial impact on the Funds is remote, and the pending action is not likely to materially affect their ability to provide investment management services to their clients, including the Goldman Sachs Funds.
New Accounting Pronouncements — On July 13, 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing a Fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. At this time, the investment advisers are evaluating the implications of FIN 48 and its impact in the financial statements has not yet been determined.
     On September 15, 2006, FASB released Statement Financial Accounting Standard No. 157 Fair Value Measurement (“FAS 157”) which provides enhanced guidance for using fair value to measure assets and liabilities. The standard requires companies to provide expanded information about the assets and liabilities measured at fair value and the potential effect of these fair valuations on an entity’s financial performance. The standard does not expand the use of fair value in any new circumstances, but provides clarification on acceptable fair valuation methods and applications. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The investment advisers do not believe the adoption of FAS 157 will impact the amounts reported in the financial statements, however, additional disclosures will be required.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Notes to Financial Statements (continued)
October 31, 2006
8. SUMMARY OF SHARE TRANSACTIONS
Share activity is as follows:

	Global Income Fund

	For the Year Ended		For the Year Ended
	October 31, 2006		October 31, 2005

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	11,905,993	$151,347,777	5,506,979	$74,333,167
Shares converted from Class B(a)	48,774	632,232	35,018	472,887
Reinvestment of dividends and distributions	773,632	9,933,914	838,199	11,271,419
Shares repurchased	(5,984,030)	(76,641,869)	(5,602,085)	(75,652,596)

	6,744,369	85,272,054	778,111	10,424,877

Class B Shares
Shares sold	60,972	777,498	126,039	1,694,577
Reinvestment of dividends and distributions	70,664	906,495	115,459	1,547,652
Shares converted to Class A(a)	(48,983)	(632,232)	(35,172)	(472,887)
Shares repurchased	(567,097)	(7,247,692)	(623,523)	(8,390,953)

	(484,444)	(6,195,931)	(417,197)	(5,621,611)

Class C Shares
Shares sold	178,494	2,271,072	227,163	3,067,526
Reinvestment of dividends and distributions	20,674	264,555	37,222	498,032
Shares repurchased	(289,164)	(3,733,311)	(252,443)	(3,388,520)

	(89,996)	(1,197,684)	11,942	177,038

Institutional Shares
Shares sold	36,969,936	469,268,400	16,030,460	215,416,614
Reinvestment of dividends and distributions	1,239,946	15,852,486	638,411	8,557,970
Shares repurchased	(8,003,654)	(103,261,990)	(9,082,740)	(122,816,175)

	30,206,228	381,858,896	7,586,131	101,158,409

Service Shares
Shares sold	3,630	46,803	9,461	128,655
Reinvestment of dividends and distributions	722	9,271	1,247	16,735
Shares repurchased	(5,170)	(65,607)	(10,154)	(136,206)

	(818)	(9,533)	554	9,184

NET INCREASE (DECREASE)	36,375,339	$459,727,802	7,959,541	$106,147,897

(a)	Class B Shares automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Fund or another Goldman Sachs Fund.
(b)	Less than 0.5 shares.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS

High Yield Fund				Emerging Markets Debt Fund

For the Year Ended		For the Year Ended		For the Year Ended		For the Year Ended
October 31, 2006		October 31, 2005		October 31, 2006		October 31, 2005

Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

84,785,341	$672,552,166	59,918,904	$482,923,803	6,562,901	$77,214,520	2,559,829	$29,690,378
358,760	2,837,177	215,394	1,716,843	—	—	—	—
8,605,618	68,277,260	8,288,463	66,555,057	348,525	4,045,052	95,808	1,090,595
(49,060,035)	(388,283,776)	(76,783,213)	(614,605,307)	(4,049,208)	(46,991,805)	(217,414)	(2,465,633)

44,689,684	355,382,827	(8,360,452)	(63,409,604)	2,862,218	34,267,767	2,438,223	28,315,340

2,017,511	16,010,287	3,339,129	26,994,815	—	—	—	—
590,917	4,691,601	703,838	5,657,069	—	—	—	—
(358,307)	(2,837,177)	(215,124)	(1,716,843)	—	—	—	—
(3,609,924)	(28,608,623)	(3,438,905)	(27,602,836)	—	—	—	—

(1,359,803)	(10,743,912)	388,938	3,332,205	—	—	—	—

4,194,002	33,221,422	4,483,137	36,110,747	124	1,462	—	—
436,524	3,462,905	424,989	3,409,990	— (b)	5	—	—
(2,661,355)	(21,059,692)	(2,566,081)	(20,585,642)	—	—	—	—

1,969,171	15,624,635	2,342,045	18,935,095	124	1,467	—	—

85,609,899	679,637,335	60,952,919	487,770,294	4,525,781	52,753,199	1,980,002	22,683,328
6,890,895	54,750,060	5,806,502	46,697,529	424,776	4,938,988	231,745	2,613,181
(36,928,796)	(293,121,131)	(64,058,550)	(515,581,178)	(1,340,699)	(15,166,538)	(550,280)	(6,347,314)

55,571,998	441,266,264	2,700,871	18,886,645	3,609,858	42,525,649	1,661,467	18,949,195

197,698	1,563,225	91,663	741,183	—	—	—	—
11,607	92,068	4,827	38,681	—	—	—	—
(42,888)	(339,217)	(35,156)	(282,454)	—	—	—	—

166,417	1,316,076	61,334	497,410	—	—	—	—

101,037,467	$802,845,890	(2,867,264)	$(21,758,249)	6,472,200	$76,794,883	4,099,690	$47,264,535

GOLDMAN SACHS GLOBAL INCOME FUND
Financial Highlights
Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from
		investment operations					Total distributions to shareholders

	Net asset
	value,	Net		Net realized		Total from	From net
	beginning	investment		and unrealized		investment	investment	From	Total
Year - Share Class	of year	income(a)		gain (loss)		operations	income	capital	distributions

FOR THE YEARS ENDED OCTOBER 31,

2006 - A	$13.25	$0.34		$(0.09)		$0.25	$(0.71)	$(0.05)	$(0.76)
2006 - B	13.20	0.24		(0.08)		0.16	(0.62)	(0.04)	(0.66)
2006 - C	13.18	0.24		(0.09)		0.15	(0.62)	(0.04)	(0.66)
2006 - Institutional	13.23	0.38		(0.07)		0.31	(0.76)	(0.05)	(0.81)
2006 - Service	13.22	0.32		(0.08)		0.24	(0.70)	(0.05)	(0.75)

2005 - A	13.65	0.32		0.28		0.60	(1.00)	—	(1.00)
2005 - B	13.61	0.22		0.27		0.49	(0.90)	—	(0.90)
2005 - C	13.58	0.22		0.28		0.50	(0.90)	—	(0.90)
2005 - Institutional	13.64	0.37		0.28		0.65	(1.06)	—	(1.06)
2005 - Service	13.63	0.30		0.28		0.58	(0.99)	—	(0.99)

2004 - A	14.39	0.36		0.19		0.55	(1.29)	—	(1.29)
2004 - B	14.34	0.28		0.19		0.47	(1.20)	—	(1.20)
2004 - C	14.32	0.28		0.18		0.46	(1.20)	—	(1.20)
2004 - Institutional	14.37	0.43		0.20		0.63	(1.36)	—	(1.36)
2004 - Service	14.36	0.37		0.19		0.56	(1.29)	—	(1.29)

2003 - A	14.34	0.46		0.32		0.78	(0.73)	—	(0.73)
2003 - B	14.30	0.39		0.30		0.69	(0.65)	—	(0.65)
2003 - C	14.27	0.38		0.32		0.70	(0.65)	—	(0.65)
2003 - Institutional	14.33	0.56		0.30		0.86	(0.82)	—	(0.82)
2003 - Service	14.31	0.49		0.31		0.80	(0.75)	—	(0.75)

2002 - A	14.72	0.50	(c)	(0.35	)(c)	0.15	(0.53)	—	(0.53)
2002 - B	14.68	0.41	(c)	(0.33	)(c)	0.08	(0.46)	—	(0.46)
2002 - C	14.65	0.41	(c)	(0.33	)(c)	0.08	(0.46)	—	(0.46)
2002 - Institutional	14.70	0.58	(c)	(0.33	)(c)	0.25	(0.62)	—	(0.62)
2002 - Service	14.69	0.50	(c)	(0.33	)(c)	0.17	(0.55)	—	(0.55)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of Fund shares.
(c)	As required, effective November 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing all premiums and discounts on debt securities. The effect of this change for the year ended October 31, 2002 was to decrease net investment income per share by $0.06, increase net realized and unrealized gains and losses per share by $0.06, and decrease the ratio of net investment income to average net assets with and without expense reductions by 0.43%.
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GLOBAL INCOME FUND

						Ratios assuming no
						expense reductions

				Ratio of			Ratio of
		Net assets,	Ratio of	net investment		Ratio of total	net investment
Net asset		end of	net expenses	income		expenses	income		Portfolio
value, end	Total	year	to average	to average		to average	to average		turnover
of year	return(b)	(in 000s)	net assets	net assets		net assets	net assets		rate

$12.74	2.07%	$252,962	1.05%	2.63%		1.17%	2.51%		97%
12.70	1.36	17,716	1.80	1.89		1.93	1.76		97
12.67	1.28	6,908	1.80	1.89		1.93	1.76		97
12.73	2.53	590,541	0.68	3.00		0.80	2.88		97
12.71	1.93	435	1.18	2.51		1.31	2.38		97

13.25	4.56	173,712	1.08	2.36		1.32	2.12		137
13.20	3.72	24,819	1.83	1.61		2.07	1.37		137
13.18	3.80	8,370	1.83	1.61		2.07	1.37		137
13.23	4.90	214,410	0.69	2.70		0.91	2.48		137
13.22	4.38	463	1.19	2.26		1.43	2.02		137

13.65	4.01	168,340	1.25	2.60		1.67	2.18		109
13.61	3.47	31,252	1.84	2.00		2.26	1.58		109
13.58	3.40	8,463	1.84	2.01		2.26	1.59		109
13.64	4.66	117,471	0.69	3.12		1.11	2.70		109
13.63	4.13	470	1.19	2.65		1.61	2.23		109

14.39	5.45	224,553	1.35	3.15		1.74	2.76		106
14.34	4.87	37,118	1.85	2.64		2.24	2.25		106
14.32	4.96	11,238	1.85	2.64		2.24	2.25		106
14.37	6.07	90,368	0.70	3.82		1.09	3.43		106
14.36	5.61	609	1.20	3.37		1.59	2.98		106

14.34	1.08	255,821	1.34	3.36	(c)	1.72	2.98	(c)	146
14.30	0.59	37,986	1.84	2.88	(c)	2.22	2.50	(c)	146
14.27	0.59	11,533	1.84	2.88	(c)	2.22	2.50	(c)	146
14.33	1.82	143,127	0.69	4.00	(c)	1.07	3.62	(c)	146
14.31	1.24	1,184	1.19	3.49	(c)	1.57	3.11	(c)	146

GOLDMAN SACHS HIGH YIELD FUND
Financial Highlights
Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from
		investment operations
							Distributions
	Net asset						to shareholders
	value,	Net		Net realized		Total from	from net
	beginning	investment		and unrealized		investment	investment
Year - Share Class	of year	income(a)		gain (loss)		operations	income

FOR THE YEARS ENDED OCTOBER 31,

2006 - A	$7.81	$0.58		$0.23		$0.81	$(0.58)
2006 - B	7.82	0.53		0.22		0.75	(0.52)
2006 - C	7.81	0.53		0.22		0.75	(0.52)
2006 - Institutional	7.82	0.61		0.23		0.84	(0.61)
2006 - Service	7.80	0.57		0.23		0.80	(0.57)

2005 - A	8.08	0.62		(0.22)		0.40	(0.67)
2005 - B	8.09	0.56		(0.22)		0.34	(0.61)
2005 - C	8.08	0.56		(0.22)		0.34	(0.61)
2005 - Institutional	8.09	0.65		(0.21)		0.44	(0.71)
2005 - Service	8.09	0.62		(0.24)		0.38	(0.67)

2004 - A	7.79	0.65		0.32		0.97	(0.68)
2004 - B	7.80	0.60		0.31		0.91	(0.62)
2004 - C	7.79	0.60		0.31		0.91	(0.62)
2004 - Institutional	7.81	0.69		0.30		0.99	(0.71)
2004 - Service	7.80	0.65		0.31		0.96	(0.67)

2003 - A	6.38	0.65		1.40		2.05	(0.64)
2003 - B	6.39	0.60		1.39		1.99	(0.58)
2003 - C	6.38	0.59		1.40		1.99	(0.58)
2003 - Institutional	6.39	0.68		1.41		2.09	(0.67)
2003 - Service	6.39	0.64		1.40		2.04	(0.63)

2002 - A	7.24	0.68	(c)	(0.86	)(c)	(0.18)	(0.68)
2002 - B	7.24	0.63	(c)	(0.85	)(c)	(0.22)	(0.63)
2002 - C	7.24	0.62	(c)	(0.85	)(c)	(0.23)	(0.63)
2002 - Institutional	7.25	0.70	(c)	(0.85	)(c)	(0.15)	(0.71)
2002 - Service	7.24	0.67	(c)	(0.84	)(c)	(0.17)	(0.68)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(c)	As required, effective November 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing all premiums and discounts on debt securities. For the year ended October 31, 2002 this change had no impact on net investment income per share, no impact on net realized and unrealized gains and losses per share and no impact on the ratio of net investment income to average net assets with or without expense reductions.
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS HIGH YIELD FUND

						Ratios assuming no
						expense reductions

				Ratio of			Ratio of
		Net assets,	Ratio of	net investment		Ratio of total	net investment
Net asset		end of	net expenses	income		expenses	income		Portfolio
value, end	Total	year	to average	to average		to average	to average		turnover
year	return(b)	(in 000s)	net assets	net assets		net assets	net assets		rate

$8.04	10.76%	$1,395,265	1.12%	7.38%		1.14%	7.36%		41%
8.05	9.93	96,743	1.87	6.64		1.89	6.62		41
8.04	9.94	90,528	1.87	6.64		1.89	6.62		41
8.05	11.16	1,296,429	0.75	7.76		0.77	7.74		41
8.03	10.63	2,980	1.25	7.26		1.27	7.24		41

7.81	5.10	1,006,734	1.15	7.74		1.17	7.72		52
7.82	4.31	104,637	1.90	6.98		1.92	6.96		52
7.81	4.32	72,590	1.90	6.95		1.92	6.93		52
7.82	5.50	825,508	0.76	8.11		0.79	8.08		52
7.80	4.72	1,597	1.26	7.62		1.29	7.59		52

8.08	12.94	1,109,364	1.16	8.31		1.18	8.29		47
8.09	12.09	105,106	1.91	7.54		1.93	7.52		47
8.08	12.10	56,174	1.91	7.53		1.93	7.51		47
8.09	13.23	832,175	0.76	8.73		0.78	8.71		47
8.09	12.81	1,160	1.26	8.18		1.28	8.16		47

7.79	33.34	1,821,032	1.17	8.97		1.19	8.95		54
7.80	32.31	97,894	1.92	8.25		1.94	8.23		54
7.79	32.36	46,812	1.92	8.21		1.94	8.19		54
7.81	33.98	1,119,417	0.77	9.42		0.79	9.40		54
7.80	33.16	958	1.27	8.86		1.29	8.84		54

6.38	(2.98)	770,011	1.16	9.54	(c)	1.19	9.51	(c)	36
6.39	(3.56)	54,065	1.91	8.83	(c)	1.94	8.80	(c)	36
6.38	(3.57)	20,107	1.91	8.81	(c)	1.94	8.78	(c)	36
6.39	(2.59)	726,140	0.76	9.95	(c)	0.79	9.92	(c)	36
6.39	(2.93)	494	1.26	9.50	(c)	1.29	9.47	(c)	36

GOLDMAN SACHS EMERGING MARKETS DEBT FUND
Financial Highlights
Selected Data for a Share Outstanding Throughout Each Period

		Income from			Distributions
		investment operations			to shareholders

	Net asset
	value,	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Period - Share Class	of period	income(a)	gain	operations	income	gains	distributions

FOR THE YEARS ENDED OCTOBER 31,

2006 - A	$11.75	$0.60	$0.69	$1.29	$(0.65)	$(0.41)	$(1.06)
2006 - C (commenced September 29, 2006)	11.78	0.01	0.22	0.23	(0.04)	—	(0.04)
2006 - Institutional	11.76	0.64	0.69	1.33	(0.69)	(0.41)	(1.10)

2005 - A	11.18	0.74	1.00	1.74	(0.64)	(0.53)	(1.17)
2005 - Institutional	11.19	0.77	1.02	1.79	(0.69)	(0.53)	(1.22)

2004 - A	10.22	0.59	0.97	1.56	(0.57)	(0.03)	(0.60)
2004 - Institutional	10.23	0.62	0.98	1.60	(0.61)	(0.03)	(0.64)
FOR THE PERIOD ENDED OCTOBER 31,

2003 - A (commenced August 29, 2003)	10.00	0.08	0.26	0.34	(0.12)	—	(0.12)
2003 - Institutional (commenced August 29, 2003)	10.00	0.11	0.24	0.35	(0.12)	—	(0.12)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of Fund shares.
(c)	Annualized.
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS DEBT FUND

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets,	Ratio of	net investment	Ratio of	net investment
Net asset		end of	net expenses	income	total expenses	income	Portfolio
value, end	Total	period	to average	to average	to average	to average	turnover
of period	return(b)	(in 000s)	net assets	net assets	net assets	net assets	rate

$11.98	11.63%	$69,302	1.23%	5.17%	1.53%	4.87%	167%
11.97	1.98	1	1.71 (c)	1.36 (c)	1.75 (c)	1.32 (c)	167
11.99	11.93	85,073	0.86	5.51	1.16	5.21	167

11.75	16.48	34,327	1.26	6.13	1.82	5.57	207
11.76	17.01	40,962	0.88	6.58	1.52	5.94	207

11.18	15.78	5,411	1.28	5.43	3.09	3.62	273
11.19	16.22	20,387	0.88	5.90	2.57	4.21	273

10.22	3.36	1,088	1.28 (c)	5.35 (c)	5.53 (c)	1.10 (c)	49
10.23	3.52	11,688	0.88 (c)	5.96 (c)	4.88 (c)	1.96 (c)	49

Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees
Goldman Sachs Trust
We have audited the accompanying statements of assets and liabilities, including the statements of investments, of Goldman Sachs Global Income Fund, Goldman Sachs High Yield Fund and Goldman Sachs Emerging Markets Debt Fund (three of the funds comprising the Goldman Sachs Trust) (the “Funds”), as of October 31, 2006, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2006, by correspondence with the custodian and others or by other appropriate auditing procedures where replies from others were not received. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Goldman Sachs Global Income Fund, Goldman Sachs High Yield Fund and Goldman Sachs Emerging Markets Debt Fund at October 31, 2006, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

New York, New York
December 21, 2006

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Fund Expenses (Unaudited) — Six Month Period Ended October 31, 2006
              As a shareholder of Class A, Class B, Class C, Institutional or Service Shares of the Funds you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments (with respect to Class A Shares), contingent deferred sales charges (loads) on redemptions (with respect to Class B and Class C Shares), and redemption fees (if any); and (2) ongoing costs, including management fees; distribution and service (12b-1) fees (with respect to Class A, Class B and Class C Shares); and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in Class A, Class B, Class C, Institutional and Service Shares of the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.
              The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from May 1, 2006 through October 31, 2006.
Actual Expenses — The first line under each share class in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000=8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid” to estimate the expenses you paid on your account for this period.
Hypothetical Example for Comparison Purposes — The second line under each share class in the table below provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual expense ratios and an assumed rate of return of 5% per year before expenses, which are not the Funds’ actual returns. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
              Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Global Income Fund				High Yield Fund				Emerging Markets Debt Fund

				Expenses				Expenses				Expenses
	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the
	Account Value	Account Value		6 months ended	Account Value	Account Value		6 months ended	Account Value	Account Value		6 months ended
Share Class	5/1/06	10/31/06		10/31/06*	5/1/06	10/31/06		10/31/06*	5/1/06	10/31/06		10/31/06*

Class A
Actual	$1,000	$1,023.20		$5.37	$1,000	$1,042.90		$5.71	$1,000	$1,052.40		$6.40
Hypothetical 5% return	1,000	1,019.89	+	5.36	1,000	1,019.62	+	5.64	1,000	1,018.97	+	6.30

Class B
Actual	1,000	1,019.40		9.18	1,000	1,039.00		9.55	N/A	N/A		N/A
Hypothetical 5% return	1,000	1,016.12	+	9.16	1,000	1,015.84	+	9.44	N/A	N/A		N/A

Class C
Actual	1,000	1,019.50		9.18	1,000	1,039.00		9.55	1,000	1,021.50		11.92
Hypothetical 5% return	1,000	1,016.11	+	9.16	1,000	1,015.84	+	9.44	1,000	1,013.42	+	11.87

Institutional
Actual	1,000	1,026.00		3.50	1,000	1,044.80		3.81	1,000	1,054.30		4.51
Hypothetical 5% return	1,000	1,021.75	+	3.50	1,000	1,021.48	+	3.77	1,000	1,020.82	+	4.43

Service
Actual	1,000	1,022.60		6.03	1,000	1,041.00		6.38	N/A	N/A		N/A
Hypothetical 5% return	1,000	1,019.24	+	6.02	1,000	1,018.96	+	6.31	N/A	N/A		N/A

*	Expenses for each share class are calculated using each Fund’s annualized expense ratio for each class, which represents the ongoing expenses as a percentage of net assets for the six months ended October 31, 2006 (except for Emerging Market Debt Class C shares which commenced on September 29, 2006). Expenses are calculated by multiplying the annualized expense ratio by the average account value for the period; then multiplying the result by the number of days in the most recent fiscal half year; and then dividing that result by the number of days in the fiscal year. The annualized net expense ratios for the period were as follows:

Fund	Class A	Class B	Class C	Institutional	Service

Global Income	1.05%	1.80%	1.80%	0.69%	1.18%
High Yield	1.11	1.86	1.86	0.74	1.24
Emerging Markets Debt	1.24	N/A	1.99	0.87	N/A

+	Hypothetical expenses are based on each Fund’s actual expense ratios and an assumed rate of return of 5% per year before expenses.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Statement Regarding Basis for Approval of Management Agreement (Unaudited)
     The Trustees oversee the management of Goldman Sachs Trust (the “Trust”), and review the investment performance and expenses of the investment funds covered by this Report (the “Funds”) at regularly scheduled meetings held during the Funds’ fiscal year. In addition, the Trustees determine annually whether to approve and continue the Trust’s investment management agreement (the “Management Agreement”) with Goldman Sachs Asset Management, L.P. and Goldman Sachs Asset Management International (the “Investment Advisers”) for the Funds.
     The Management Agreement was most recently approved by the Trustees, including all of the Trustees who are not parties to the Management Agreement or “interested persons” (as defined in the Investment Company Act of 1940, as amended) of any party thereto (the “Independent Trustees”), on June 15, 2006 (the “Annual Contract Meeting”).
     To assist the Trustees in their deliberations at the Annual Contract Meeting, and in addition to the reviews of the Funds’ investment performance, expenses and other matters at other regularly scheduled meetings, the Trustees have a Contract Review Committee (the “Committee”) whose members include all of the Independent Trustees. The Committee held meetings on December 15, 2005, February 8, 2006 and May 10, 2006. At these Committee meetings, the Independent Trustees considered matters relating to the Management Agreement including: (a) the Funds’ investment performance; (b) the Funds’ management fee arrangements; (c) the Investment Advisers’ undertaking to reimburse certain expenses of the Funds that exceed specified levels; (d) the Investment Advisers’ potential economies of scale and the breakpoints implemented in 2005 for the fees payable by the Funds under the Management Agreement; (e) the relative expense levels of the Funds; (f) information on the advisory fees charged by the Investment Advisers to institutional accounts; (g) the Investment Advisers’ profitability with respect to the Trust and the Funds; (h) the quality of the non-advisory services provided to the Funds; (i) the statutory and regulatory requirements applicable to the approval and continuation of mutual fund investment management agreements; (j) an evaluation of the Trustees’ contract review process provided by an outside third party; and (k) information on the processes followed by the third party mutual fund data provider engaged as part of the Trustees’ contract review (the “Outside Data Provider”) in producing investment performance and expense comparisons for the Funds.
     At the Annual Contract Meeting, the Trustees reviewed the matters that were considered at the Committee meetings and also considered additional matters including: (a) a summary of fee concessions by the Investment Advisers and their affiliates with respect to the Goldman Sachs mutual funds since 2003; (b) the quality of the Investment Advisers’ services; (c) the structure, staff and capabilities of the Investment Advisers and their portfolio management teams; (d) the groups within the Investment Advisers that support the portfolio management teams, including the legal and compliance departments, the credit department, the valuation oversight group, the risk and performance analytics group, the business planning team and the technology group; (e) the Investment Advisers’ business continuity and disaster recovery planning; (f) the Investment Advisers’ financial resources and their ability to hire and retain talented personnel; (g) the fees received by the Investment Advisers’ affiliates from the Funds for transfer agency, securities lending, distribution, portfolio brokerage and other services; (h) the terms of the Management Agreement; (i) the administrative services provided under the Management Agreement, including the nature and extent of the Investment Advisers’ oversight of the Funds’ other service providers including the custodian and fund accounting agent; and (j) the Investment Advisers’ policies addressing various types of potential conflicts of interest. At the Annual Contract Meeting, the Trustees also considered at further length the Funds’ investment performance, fees and expenses, including the Funds’ expense trends over time and the breakpoints in the contractual fee rates under the Management Agreement that were approved in 2005.
     In connection with the Committee meetings and the Annual Contract Meeting, the Trustees received written materials and oral presentations on the topics covered, and were advised by their independent legal counsel regarding their responsibilities under applicable law. Also, in conjunction with these meetings, the Trustees attended other sessions at which the Trustees reviewed the payment of Rule 12b-1 distribution and service fees by the Funds. Information was also provided to the Trustees relating to the Funds’ portfolio turnover rates, revenue sharing by the Investment Advisers, portfolio manager compensation and the alignment of the interests of the Funds and the portfolio managers, the number and types of accounts managed by the portfolio managers, and other matters. During the course of their deliberations, the Independent Trustees met in executive sessions without employees of the Investment Advisers or their affiliates present.
     The presentations made at the Contract Review Committee meetings and at the Annual Contract Meeting encompassed the Funds and other mutual fund portfolios for which the Board of Trustees has responsibility. While the Management Agreement for all of the Funds was approved at the same Annual Contract Meeting, the Trustees considered the Management Agreement as it applied to each Fund separately.
     In evaluating the Management Agreement at the Annual Contract Meeting, the Trustees relied upon their knowledge, resulting from their meetings and other interactions throughout the year, of the Investment Advisers, their services and the Funds. At those meetings the Trustees received materials relating to the Investment Advisers’ investment management and

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)
other services under the Management Agreement, including: (a) information on the investment performance of the Funds in comparison to other mutual funds and benchmark performance indices; (b) general investment outlooks in the markets in which the Funds invest; (c) compliance reports; and (d) expenses borne by the Funds. In addition, the Trustees were provided with disclosure materials regarding the Goldman Sachs mutual funds and their expenses that were provided to investors who had invested in the funds, as well as information on the Goldman Sachs mutual funds’ competitive universe and the broad range of other investment choices that are available to those investors.
     In connection with their approval of the Management Agreement, the Trustees gave weight to various factors, but did not identify any particular factor as controlling their decision. As part of their review, the Trustees considered the nature, extent and quality of the services provided by the Investment Advisers. In this regard, the Trustees considered both the investment advisory services, and the other, non-advisory services, that are provided to the Funds by the Investment Advisers and their affiliates. These services include services as the Funds’ transfer agent, securities lending agent and distributor. In addition, affiliates of the Investment Advisers receive compensation in connection with the execution of the Funds’ portfolio securities transactions and sales loads on the sale of certain classes of shares offered by the Funds. The Trustees concluded that the Investment Advisers were both able to commit substantial financial and other resources to the operations of the Funds and had, in fact, continued to commit those resources in multiple areas including portfolio management, trading, technology, human resources, tax, treasury, legal, compliance, vendor oversight and risk management. The Trustees also believed that the Investment Advisers had made significant commitments to address regulatory compliance requirements applicable to the Funds and the Investment Advisers, including education and training initiatives.
     The Trustees also considered the investment performance of the Funds and the Investment Advisers. In this regard, the Trustees compared the investment performance of the Funds to the performance of other SEC-registered funds and to rankings and ratings issued by the Outside Data Provider. The Trustees also reviewed the Funds’ investment performance relative to their respective performance benchmarks. For Funds that had been in existence for the respective periods, this information on the Funds’ investment performance was provided for one, three, five and ten (where applicable) year periods. In addition, the Trustees considered the investment performance trends of the Funds over time, and reviewed the investment performance of the Funds in light of their respective investment objectives, policies and credit and duration parameters, as well as in light of periodic analyses of their respective quality and risk profiles. In addition, the Trustees considered whether the Funds had operated within their investment policies, and their record of compliance with their investment limitations. The Trustees believed that the Funds were providing investment performance within a competitive range for long-term investors and that the High Yield Fund and Emerging Markets Debt Fund were providing very competitive performance to investors. In this connection the Trustees considered, among other things, the effect on investment performance of the Global Income Fund’s U.S. dollar hedging practices.
     The Board of Trustees also considered the contractual fee rates payable by the Funds under the Management Agreement. In this regard, the Trustees considered information on the services rendered by the Investment Advisers to the Funds, which included both advisory and administrative services that were directed to the needs and operations of the Funds as registered mutual funds. They also considered information that indicated that these mutual fund services differed in various significant respects from the services provided to the Investment Advisers’ institutional accounts, which generally paid lower fees. In addition, the fees paid by the Funds and the Funds’ total operating expense ratios (before and after voluntary fee waivers and expense reimbursements) were compared to similar information for mutual funds advised by other, unaffiliated investment management firms. Most of the comparisons of the Funds’ fee rates and total operating expense ratios were prepared by the Outside Data Provider.
     More particularly, the Trustees reviewed analyses prepared by the Outside Data Provider of the expense rankings of the Funds. The analyses provided a comparison of the Funds’ management fees to relevant peer groups and category universes; an expense analysis which compared each Fund’s expenses to a peer group and a category universe; and a five-year history comparing each Fund’s expenses to a category average. The analyses also compared the Funds’ transfer agency fees, custody and accounting fees and other expenses to peer groups and medians. The Trustees believed that the comparisons provided by the Outside Data Provider were useful in evaluating the reasonableness of the management fees paid by the Fund. In addition, the Trustees noted the Investment Advisers’ voluntary undertaking to limit the Funds’ total expense ratios (excluding certain expenses) to specified levels.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)
     The Board of Trustees also considered the breakpoints in the contractual fee rates under the Management Agreement for each of the Funds that were approved in 2005, which had been implemented at the following annual percentages of the average daily net assets of the respective Funds:

	Management Fee	Average Daily
Fund	Annual Rate	Net Assets

Global Income Fund	0.65%	First $1 Billion
	0.59	Next $1 Billion
	0.56	Over $2 Billion

High Yield Fund	0.70	First $2 Billion
	0.63	Over $2 Billion

Emerging Markets Debt Fund	0.80	First $2 Billion
	0.72	Over $2 Billion

     In approving these fee breakpoints, the Trustees had reviewed information regarding the Investment Advisers’ potential economies of scale, and whether the Funds and their shareholders were participating in the benefits of these economies. In this regard, the Trustees considered the amount of assets in the Funds; the information provided by the Investment Advisers relating to the costs of the services provided by the Investment Advisers and their affiliates and the profits realized by them; and information comparing fee rates charged by the Investment Advisers with fee rates charged by other, unaffiliated investment managers to other mutual funds. Upon reviewing these matters again at the Annual Contract Meeting in 2006, the Trustees continued to believe that the fee breakpoints were a way to ensure that benefits of scalability would be passed along to shareholders at the specified asset levels.
     The Trustees also considered the other benefits derived by the Investment Advisers and their affiliates from the Funds as stated above, including the fees received by them for transfer agency, securities lending, distribution and brokerage services, and the brokerage and research services received by the Investment Advisers in connection with the placement of brokerage transactions for the Funds. The Trustees noted the reduction of the transfer agency fees on Class A, Class B and Class C Shares of the Funds in 2005. In addition, the Trustees reviewed the Investment Advisers’ pre-tax revenues and pre-tax margins with respect to the Trust and the Funds. In this regard the Trustees reviewed, among other things, profitability analyses and summaries, revenue and expense schedules and expense allocation methodologies, as well as a report of independent accountants regarding the results of certain agreed-upon procedures to verify expense allocation calculations that were designed to assist the Trustees in their evaluation of the Investment Advisers’ schedules of revenues and expenses. The Trustees considered the Investment Advisers’ revenues and margins both in absolute terms and in comparison to the information on the reported margins earned by other asset management firms.
     After deliberation and consideration of the information provided, including the factors described above, the Trustees concluded that the management fees paid by the Funds were reasonable in light of the services provided by the Investment Advisers, their costs and the Funds’ current and reasonably anticipated asset levels, and that the Management Agreement should be approved and continued.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Trustees and Officers (Unaudited)
Independent Trustees

				Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

Ashok N. Bakhru Age: 64	Chairman of the Board of Trustees	Since 1991	President, ABN Associates (July 1994-March 1996 and November 1998-Present); Executive Vice President — Finance and Administration and Chief Financial Officer, Coty Inc. (manufacturer of fragrances and cosmetics) (April 1996-November 1998); Director of Arkwright Mutual Insurance Company (1984-1999); Trustee of International House of Philadelphia (program center and residential community for students and professional trainees from the United States and foreign countries) (1989-2004); Member of Cornell University Council (1992-2004); Trustee of the Walnut Street Theater (1992-2004); Trustee, Scholarship America (1998-2005); Trustee, Institute for Higher Education Policy (2003-Present); Director, Private Equity Investors — III and IV (November 1998-Present), and Equity-Limited Investors II (April 2002-Present); and Chairman, Lenders Service Inc. (provider of mortgage lending services) (2000-2003).

			Chairman of the Board of Trustees — Goldman Sachs Mutual Fund Complex (registered investment companies).	77	None

John P. Coblentz, Jr. Age: 65	Trustee	Since 2003	Partner, Deloitte & Touche LLP (June 1975-May 2003). Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).	77	None

Patrick T. Harker Age: 48	Trustee	Since 2000	Dean and Reliance Professor of Operations and Information Management, The Wharton School, University of Pennsylvania (February 2000-Present); Interim and Deputy Dean, The Wharton School, University of Pennsylvania (July 1999-2000); and Professor and Chairman of Department of Operations and Information Management, The Wharton School, University of Pennsylvania (July 1997-August 2000). Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).	77	None

Mary P. McPherson Age: 71	Trustee	Since 1997	Vice President, The Andrew W. Mellon Foundation (provider of grants for conservation, environmental and educational purposes) (October 1997-Present); Director, Smith College (1998-Present); Director, Josiah Macy, Jr. Foundation (health educational programs) (1977-Present); Director, Philadelphia Contributionship (insurance) (1985-Present); Director Emeritus, Amherst College (1986-1998); Director, The Spencer Foundation (educational research) (1993-February 2003); member of PNC Advisory Board (banking) (1993-1998); Director, American School of Classical Studies in Athens (1997-Present); and Trustee, Emeriti Retirement Health Solutions (post-retirement medical insurance program for non-profit institutions) (Since 2005).

			Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).	77	None

Wilma J. Smelcer Age: 57	Trustee	Since 2001	Chairman, Bank of America, Illinois (banking) (1998-January 2001); and Governor, Board of Governors, Chicago Stock Exchange (national securities exchange) (April 2001-April 2004). Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).	77	Lawson Products Inc. (distributor of industrial products).

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Trustees and Officers (Unaudited) (continued)
Independent Trustees

Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

Richard P. Strubel Age: 67	Trustee	Since 1987	Vice Chairman and Director, Cardean Learning Group (provider of educational services via the internet) (2003-Present); President, COO and Director, Cardean Learning Group (1999-2003); Director, Cantilever Technologies, Inc. (a private software company) (1999-2005); Trustee, The University of Chicago (1987-Present); and Managing Director, Tandem Partners, Inc. (management services firm) (1990-1999). Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).	77	Gildan Activewear Inc. (clothing marketing and manufacturing company); Cardean Learning Group (provider of educational services via the internet); Northern Mutual Fund Complex (58 Portfolios).

Interested Trustees

				Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

*Alan A. Shuch Age: 57	Trustee	Since 1990	Advisory Director — GSAM (May 1999-Present); Consultant to GSAM (December 1994-May 1999); and Limited Partner, Goldman Sachs (December 1994- May 1999). Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).	77	None

*Kaysie P. Uniacke Age: 45	Trustee &	Since 2001	Managing Director, GSAM (1997-Present).	77	None
President	Since 2002	Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).

President — Goldman Sachs Mutual Fund Complex (2002-Present) (registered investment companies).

Assistant Secretary — Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).

			Trustee — Gettysburg College

*	These persons are considered to be “Interested Trustees” because they hold positions with Goldman Sachs and own securities issued by The Goldman Sachs Group, Inc. Each Interested Trustee holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
[1]	Each Trustee may be contacted by writing to the Trustee, c/o Goldman Sachs, One New York Plaza, 37th Floor, New York, New York, 10004, Attn: Peter V. Bonanno.
[2]	The Trust is a successor to a Massachusetts business trust that was combined with the Trust on April 30, 1997.
[3]	Each Trustee holds office for an indefinite term until the earliest of: (a) the election of his or her successor; (b) the date the Trustee resigns or is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Declaration of Trust; (c) the date the Trustee attains the age of 72 years (in accordance with the current resolutions of the Board of Trustees, which may be changed by the Trustees without shareholder vote); or (d) the termination of the Trust.
[4]	The Goldman Sachs Mutual Fund Complex consists of the Trust and Goldman Sachs Variable Insurance Trust. As of October 31, 2006, the Trust consisted of 65 portfolios, including the Funds described in this Annual Report, and Goldman Sachs Variable Insurance Trust consisted of 12 portfolios.
[5]	This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the Act.
Additional information about the Trustees is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States of America): 1-800-292-4726.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS
Trustees and Officers (Unaudited) (continued)
Officers of the Trust*

Term of
Office and
	Position(s) Held	Length of
Name, Age And Address	With the Trust	Time Served[1]	Principal Occupation(s) During Past 5 Years

Kaysie P. Uniacke 32 Old Slip New York, NY 10005 Age: 45	President & Trustee	Since 2002 Since 2001	Managing Director, Goldman Sachs (1997-Present).

Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies).

President — Goldman Sachs Mutual Fund Complex (registered investment companies).

Assistant Secretary — Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).

Trustee — Gettysburg College.

James A. Fitzpatrick 71 South Wacker Drive Suite 500 Chicago, IL 60606 Age: 46	Vice President	Since 1997	Managing Director, Goldman Sachs (October 1999-Present); and Vice President of GSAM (April 1997-December 1999). Vice President — Goldman Sachs Mutual Fund Complex (registered investment companies).

James A. McNamara 32 Old Slip New York, NY 10005 Age: 44	Vice President	Since 2001	Managing Director, Goldman Sachs (December 1998-Present); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); and Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993-April 1998).

Vice President — Goldman Sachs Mutual Fund Complex (registered investment companies).

Trustee — Goldman Sachs Mutual Fund Complex (registered investment companies) (December 2002-May 2004).

John M. Perlowski 32 Old Slip New York, NY 10005 Age: 42	Treasurer	Since 1997	Managing Director, Goldman Sachs (November 2003-Present) and Vice President, Goldman Sachs (July 1995-November 2003). Treasurer — Goldman Sachs Mutual Fund Complex (registered investment companies).

Peter V. Bonanno 32 Old Slip New York, NY 10005 Age: 37	Secretary	Since 2006	Managing Director, Goldman Sachs (December 2006-Present); Associate General Counsel, Goldman Sachs (2002-Present); Vice President, Goldman Sachs (1999-2006); Assistant General Counsel, Goldman Sachs (1999-2002).

Secretary — Goldman Sachs Mutual Fund Complex (registered investment companies).

[1]	Officers hold office at the pleasure of the Board of Trustees or until their successors are duly elected and qualified. Each officer holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
*	Represents a partial list of officers of the Trust. Additional information about all the officers is available in the Fund’s Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States): 1-800-292-4726.

GOLDMAN SACHS SPECIAL FOCUS FIXED INCOME FUNDS

Special Focus Fixed Income Funds Tax Information (Unaudited)

Pursuant to Section 852 of the Internal Revenue Code, the Emerging Markets Debt Fund designates $312,511 as capital gain dividends paid during the year ended October 31, 2006.

For the year ended October 31, 2006, 0.33% of the dividends paid from net investment company taxable income by the High Yield Fund qualify for the dividends received deduction available to corporations.

For the year ended October 31, 2006, 0.26% of the dividends paid from net investment company taxable income by the High Yield Fund qualify for the reduced tax rate under the Jobs and Growth Tax Relief and Reconciliation Act of 2003.

Pursuant to Section 871(k) of the Internal Revenue Code, the Emerging Markets Debt Fund designates $2,877,883 as short-term capital gain dividends paid during the year ended October 31, 2006.

FUNDS PROFILE
Goldman Sachs Funds

Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets.

Today, The Investment Management Division of Goldman Sachs serves a diverse set of clients worldwide, including private institutions, public entities and individuals. With portfolio management teams located around the world — and $610.2 billion in assets under management as of September 30, 2006 — our investment professionals bring firsthand knowledge of local markets to every investment decision, making us one of the few truly global asset managers.
GOLDMAN SACHS FUNDS
In building a globally diversified portfolio, you can select from more than 50 Goldman Sachs Funds and gain access to investment opportunities across borders, investment styles, asset classes and security capitalizations.

Money Market Funds[1] Fixed Income Funds
▪  Enhanced Income Fund
▪  Ultra-Short Duration Government Fund
▪  Short Duration Government Fund
▪  Short Duration Tax-Free Fund
▪  California Intermediate AMT-Free Municipal Fund
▪  New York Intermediate AMT-Free Municipal Fund
▪  Tennessee Municipal Fund
▪  Municipal Income Fund
▪  U.S. Mortgages Fund
▪  Government Income Fund
▪  Core Fixed Income Fund
▪  Core Plus Fixed Income Fund
▪  Investment Grade Credit Fund
▪  Global Income Fund
▪  High Yield Municipal Fund
▪  High Yield Fund
▪ Emerging Markets Debt Fund	Domestic Equity Funds
▪  Balanced Fund
▪  Growth and Income Fund
▪  Structured Large Cap Value[2] ▪  Large Cap Value
▪  Structured U.S. Equity Fund[2] ▪  Structured U.S. Equity Flex Fund
▪  Structured Large Cap Growth Fund[2] ▪  Capital Growth Fund
▪  Strategic Growth Fund
▪  Concentrated Growth Fund
▪  Mid Cap Value Fund
▪  Growth Opportunities Fund
▪  Small/ Mid Cap Growth Fund
▪ Structured Small Cap Equity Fund[2] ▪ Small Cap Value Fund	International Equity Funds
▪  Structured International Equity Fund[2] ▪  Structured International Equity Flex Fund
▪  Concentrated International Equity Fund [2] ▪  Japanese Equity Fund
▪  International Small Cap Fund[2] ▪  Asia Equity Fund[2] ▪  Emerging Markets Equity Fund
▪  BRIC Fund (Brazil, Russia, India, China)

Asset Allocation Funds[3] Specialty Funds[3] ▪  U.S. Equity Dividend and Premium Fund
▪  Structured Tax-Managed Equity Fund[2] ▪  Real Estate Securities Fund
▪  International Real Estate Securities Fund
▪ Tollkeeper FundSM

[1]	An investment in a money market fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds.

[2]	Effective December 30, 2005, the Asia Growth Fund was renamed the Asia Equity Fund and the International Growth Opportunities Fund was renamed the International Small Cap Fund. Also effective December 30, 2005, the CORE International Equity, CORE Small Cap Equity, CORE Large Cap Growth, CORE Large Cap Value and CORE U.S. Equity Funds were renamed, respectively, the Structured International Equity, Structured Small Cap Equity, Structured Large Cap Growth, Structured Large Cap Value Funds and Structured U.S. Equity. Effective January 6, 2006, the CORE Tax-Managed Equity Fund was renamed the Structured Tax-Managed Equity Fund. Effective December 26, 2006, the International Equity Fund was renamed the Concentrated International Equity Fund.

[3]	Individual Funds within the Asset Allocation and Specialty categories will have various placement on the risk/return spectrum and may have greater or lesser risk than that indicated by the placement of the general Asset Allocation or Specialty category.

The Goldman Sachs Tollkeeper FundSM is a registered service mark of Goldman, Sachs & Co.

GOLDMAN SACHS ASSET MANAGEMENT, L.P. 32 OLD SLIP, 32ND FLOOR, NEW YORK, NEW YORK 10005

TRUSTEES Ashok N. Bakhru, Chairman John P. Coblentz, Jr. Patrick T. Harker Mary Patterson McPherson Alan A. Shuch Wilma J. Smelcer Richard P. Strubel Kaysie P. Uniacke	OFFICERS Kaysie P. Uniacke, President James A. Fitzpatrick, Vice President James A. McNamara, Vice President John M. Perlowski, Treasurer Peter V. Bonanno, Secretary

GOLDMAN, SACHS & CO. Distributor and Transfer Agent GOLDMAN SACHS ASSET MANAGEMENT, L.P. Investment Adviser	GOLDMAN SACHS INTERNATIONAL Christchurch Court 10-15 Newgate Street London, England EC1 A7HD
Visit our Web site at www.goldmansachsfunds.com to obtain the most recent month-end returns.
The reports concerning the Funds included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Funds in the future. These statements are based on Fund management’s predictions and expectations concerning certain future events and their expected impact on the Funds, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Funds. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed.
A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities and information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (I) without charge, upon request by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders); and (II) on the Securities and Exchange Commission Web site at http://www.sec.gov.
The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. Beginning the fiscal quarter ended January 31, 2005 and every first and third fiscal quarter thereafter, the Funds’ Form N-Q will become available on the SEC’s website at http://www.sec.gov within 60 days after the Funds’ first and third fiscal quarters. When available, the Funds’ Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. When available, Form N-Q may be obtained upon request and without charge by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders).
Holdings and allocations shown may not be representative of current or future investments. Holdings and allocations may not include the Funds’ entire investment portfolio, which may change at any time. Fund holdings should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities.
This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus. Please consider a Fund’s objectives, risks, and charges and expenses, and read the Prospectus carefully before investing. The Prospectus contains this and other information about the Funds.

Copyright 2006 Goldman, Sachs & Co. All rights reserved. 06-1995	SFFIAR /90.8K / 12-06